EXECUTION VERSION

$40,000,000
CREDIT AGREEMENT
Dated as of May 5, 2014,
Among
VERSO MAINE POWER HOLDINGS LLC, as Holdings,
VERSO ANDROSCOGGIN POWER LLC, as Borrower,
THE LENDERS PARTY HERETO,
BARCLAYS BANK PLC, as Administrative Agent,
BARCLAYS BANK PLC, as Collateral Agent,
and
BARCLAYS BANK PLC and CREDIT SUISSE SECURITIES (USA) LLC,
as Joint Lead Arrangers and Joint Book Runners

i

(Continued)

(Continued)

(Continued)

(Continued)

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance

Exhibit B	Form of Borrowing Request

Exhibit C	Form of Interest Election Request

Exhibit D	Form of Mortgage

Exhibit E	Form of Note

Exhibit F	Form of Compliance Certificate
Exhibit G    Form of Non-Bank Tax Certificate
Exhibit H    Form of Collateral Assignment of Contracts

Exhibit I	Form of Androscoggin Power Contribution Agreement

Exhibit J	Form of Androscoggin Power Equity Assignment Agreement

Exhibit K	Form of Androscoggin Power Equity Contribution Agreement

Schedule 1.01A	Mortgaged Properties

Schedule 2.01	Commitments

Schedule 3.04	Governmental Approvals

Schedule 3.07(b)	Possession Under Leases

Schedule 3.08(a)	Subsidiaries

Schedule 3.18	Real Property

Schedule 3.21	Insurance

Schedule 6.01	Existing Indebtedness

Schedule 6.02(a)	Existing Liens

Schedule 6.07	Transactions with Affiliates

Schedule 10.01	Notice Information

v

This CREDIT AGREEMENT dated as of May 5, 2014 (this “Agreement”), by and among VERSO MAINE POWER HOLDINGS LLC, a Delaware limited liability company (“Holdings”), VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (“Androscoggin Power” or the “Borrower”), the LENDERS party hereto from time to time, and BARCLAYS BANK PLC (“Barclays”), as administrative agent (in such capacity, the “Administrative Agent”) for the Lenders and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties, and Barclays and CREDIT SUISSE SECURITIES (USA) LLC, as joint lead arrangers and joint book runners (each in such capacity, a “Joint Lead Arranger”).
WHEREAS, the capitalized terms used in these Recitals shall have the respective meanings set forth for such terms in Section 1.01;
WHEREAS, for its general working capital, other corporate needs and for the payment of Permitted Parent Entity Distributions, the Borrower has requested the Lenders to extend credit in the form of Revolving Facility Loans at any time and from time to time prior to the Revolving Facility Maturity Date, in an aggregate principal amount at any time outstanding not in excess of $40.0 million; and
WHEREAS, the Lenders are willing to extend such credit to the Borrower on the terms and subject to the conditions set forth herein.
NOW, THEREFORE, in consideration of the premises and the agreements of the parties set forth herein, the parties hereto agree as follows:
ARTICLE 1

DEFINITIONS
Section 1.01    Defined Terms. As used in this Agreement, the following terms shall have the meanings specified below:
“ABR” shall mean, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Effective Rate in effect on such day plus 1/2 of 1%, (b) the Prime Rate in effect on such day and (c) the Adjusted LIBO Rate for Dollars for a one-month Interest Period starting on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1.00%. Any change in such rate announced by the Administrative Agent shall take effect at the opening of business on the day specified in the public announcement of such change.
“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.
“ABR Loan” shall mean any ABR Revolving Loan.
“ABR Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the ABR in accordance with the provisions of Article 2.

“Account” shall have the meaning assigned to such term in the UCC, and shall include any rights to payment for the sale or lease of goods or rendition of services, whether or not they have been earned by performance.
“Account Control Agreement” shall mean an agreement in form and substance reasonably satisfactory to the Agents establishing, among other things, the Collateral Agent’s control over any deposit account or securities account.
“Additional Mortgage” shall have the meaning assigned to such term in Section 5.10(c).
“Adjusted LIBO Rate” shall mean, with respect to any Eurocurrency Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1%) equal to (a) the LIBO Rate in effect for such Interest Period divided by (b) one minus the Statutory Reserves applicable to such Eurocurrency Borrowing, if any.
“Adjustment Date” shall mean November 5, 2014.
“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement and shall include any duly appointed successor in that capacity.
“Administrative Agent Fees” shall have the meaning assigned to such term in Section 2.12(b).
“Administrative Questionnaire” shall mean an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affiliate” shall mean, when used with respect to a specified person, another person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the person specified.
“Agents” shall mean the Administrative Agent and the Collateral Agent.
“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement, as the same shall be amended, restated, amended and restated, supplemented or otherwise modified from time to time.
“Androscoggin Facilities” shall mean the Riley-Jay-Livermore Project and the Otis Hydroelectric Project, located on the Androscoggin River in west-central Maine in the Village of Riley and the Towns of Canton, Jay, Livermore and Livermore Falls at the junction of Franklin, Androscoggin, and Oxford Counties, Maine.
“Androscoggin FERC Licenses” shall mean the hydropower licenses issued pursuant to Part I of the Federal Power Act for FERC Project Nos. 2375 and 8277, as amended from time to time, together with all regulations, orders, issuances, filings and correspondence applicable to the Androscoggin Facilities and arising under the Federal Power Act or regulations promulgated thereunder.

“Androscoggin Power” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Androscoggin Power Contribution” shall mean (a) the contribution of the Androscoggin Facilities from Verso Androscoggin to Androscoggin Power pursuant to the terms of the Androscoggin Power Contribution Agreement, (b) the distribution, by Verso Androscoggin, of the ownership interests in Androscoggin Power issued to Verso Androscoggin pursuant to the Androscoggin Power Contribution Agreement, to Verso Paper LLC pursuant to the terms of the Androscoggin Power Equity Assignment Agreement and (c) the contribution, by Verso Paper LLC, of the ownership interests in Androscoggin Power received from Verso Androscoggin pursuant to the terms of the Androscoggin Power Equity Assignment Agreement, to Holdings pursuant to the terms of the Androscoggin Power Equity Contribution Agreement.

“Androscoggin Power Contribution Agreement” shall mean the Contribution Agreement, substantially in the form attached hereto as Exhibit I, to be dated as of Closing Date, between Verso Androscoggin and Androscoggin Power, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, governing the contribution of the Androscoggin Facilities from Verso Androscoggin to Androscoggin Power, in exchange for ownership interests in Androscoggin Power.

“Androscoggin Power Equity Assignment Agreement” shall mean the Assignment Agreement, substantially in the form attached hereto as Exhibit J, to be dated as of Closing Date, between Verso Androscoggin and Verso Paper LLC, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, governing the distribution of ownership interests in Androscoggin Power issued to Verso Androscoggin, to Verso Paper LLC.
“Androscoggin Power Equity Contribution Agreement” shall mean the Contribution Agreement, substantially in the form attached hereto as Exhibit K, to be dated as of Closing Date, between Verso Paper LLC and Holdings, governing the contribution of the ownership interests of Androscoggin Power from Verso Paper LLC to Holdings, in exchange for an increase in Verso Paper LLC’s capital account in Holdings.
“Androscoggin Power Transaction Documents” shall mean, each of and collectively, (a) the Androscoggin Power Contribution Agreement, (b) the Androscoggin Power Equity Assignment Agreement, (c) the Androscoggin Power Equity Contribution Agreement, (d) the Power Purchasing Agreement, (e) the UOOMA and (f) such other agreements, instruments and documents as may be required to effect the Androscoggin Power Transactions.
“Androscoggin Power Transactions” shall mean, each of and collectively, (a) the Androscoggin Power Contribution and (b) the payment of all fees and expenses to be paid and owing in connection with the foregoing.
“Anti-Corruption Laws” shall mean all laws, rules and regulations of any jurisdiction applicable to the Borrower from time to time concerning or relating to bribery or corruption.
“Applicable Commitment Fee Rate” shall mean, for any day, 0.75% per annum.

“Applicable Margin” shall mean, for any day, 3.00% per annum in the case of any Eurocurrency Loan and 2.00% per annum in the case of any ABR Loan; provided that on and after the Adjustment Date, the Applicable Margin shall mean, for any day, 4.00% per annum in the case of any Eurocurrency Loan and 3.00% per annum in the case of any ABR Loan.
“Approved Fund” shall have the meaning assigned to such term in Section 10.04(b)(ii).
“Asset Sale” shall mean any sale, transfer or other disposition (including any sale and leaseback of assets and any mortgage or lease of Real Property) to any person of any asset or assets of the Borrower.
“Assignee” shall have the meaning assigned to such term in Section 10.04(b)(i).
“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an Assignee, and accepted by the Administrative Agent and the Borrower (if required by Section 10.04), in the form of Exhibit A or such other form as shall be approved by the Administrative Agent and be reasonably satisfactory to the Borrower.
“Availability Period” shall mean the period after the Closing Date to but excluding the earlier of the Revolving Facility Maturity Date and the date of termination of the Revolving Facility Commitments.
“Available Cash” shall mean, for any period, the aggregate amount of all cash proceeds from the sale or other disposition of energy, ancillary services, capacity or other related products or services by the Borrower received in such period, net of all taxes and fees, commissions, costs and other expenses, in each case incurred in connection with such sale during such period.
“Available Unused Commitment” shall mean, with respect to a Lender at any time, an amount equal to the amount by which (i) the Revolving Facility Commitment of such Lender at such time exceeds (ii) the Revolving Facility Credit Exposure of such Lender at such time.
“Barclays” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.
“Board of Directors” shall mean, as to any person, the board of directors or other governing body of such person, or if such person is owned or managed by a single entity, the board of directors or other governing body of such entity.
“Borrower” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Borrower Materials” shall have the meaning assigned to such term in Section 10.17(a).
“Borrower Notice” shall have the meaning assigned to such term in clause (i) of the definition of the term “Collateral and Guarantee Requirement.”

“Borrowing” shall mean a group of Loans of a single Type and made on a single date and, in the case of Eurocurrency Loans, as to which a single Interest Period is in effect.
“Borrowing Minimum” shall mean $500,000.00, except in the case of ABR Loans, $250,000.00.
“Borrowing Multiple” shall mean $500,000.00, except in the case of ABR Loans, $100,000.00.
“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit B.
“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that when used in connection with a Eurocurrency Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in deposits in the applicable currency in the London interbank market.
“Capital Expenditures” shall mean, for any person in respect of any period, the aggregate of all expenditures incurred by such person during such period that, in accordance with GAAP, are or should be included in “additions to property, plant or equipment” or similar items reflected in the statement of cash flows of such person, provided, however, that Capital Expenditures for the Borrower shall not include:
(a)    expenditures with proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to the extent such expenditures are made to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property or otherwise to acquire, maintain, develop, construct, improve, upgrade or repair assets or properties useful in the business of the Borrower within 90 days of receipt of such proceeds;
(b)    interest capitalized during such period;
(c)    expenditures that are accounted for as capital expenditures of such person and that actually are paid for by a third party (excluding Holdings or the Borrower) and for which neither Holdings nor the Borrower has provided or is required to provide or incur, directly or indirectly, any consideration or obligation to such third party or any other person (whether before, during or after such period);
(d)    the book value of any asset owned by such person prior to or during such period to the extent that such book value is included as a capital expenditure during such period as a result of such person reusing or beginning to reuse such asset during such period without a corresponding expenditure actually having been made in such period; provided that (i) any expenditure necessary in order to permit such asset to be reused shall be included as a Capital Expenditure during the period that such expenditure actually is made, and (ii) such book value shall have been included in Capital Expenditures when such asset was originally acquired; or

(e)    the purchase price of equipment purchased during such period to the extent the consideration therefor consists of any combination of (i) used or surplus equipment traded in at the time of such purchase, and (ii) the proceeds of a concurrent sale of used or surplus equipment, in each case, in the ordinary course of business.
“Capital Lease Obligations” of any person shall mean the obligations of such person to pay rent or other amounts under any lease of (or other similar arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.
A “Change in Control” shall be deemed to occur if:
(a)    other than in connection with the Androscoggin Power Transactions, at any time, Holdings shall fail to own, directly or indirectly, beneficially and of record, 100% of the issued and outstanding Equity Interests of the Borrower;
(b)    at any time, Verso Holdings shall fail to own, directly or indirectly, beneficially and of record, (i) a majority of the issued and outstanding voting Equity Interests of Holdings or (ii) a majority of the aggregate ordinary voting power for election of the members of the Board of Directors of Holdings; or
(c)    any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the Effective Date), other than any combination of the Permitted Holders or any “group” including any Permitted Holders, shall have acquired beneficial ownership of 35% or more on a fully diluted basis of the voting interest in Verso Holdings’ Equity Interests and the Permitted Holders shall own, directly or indirectly, less than such person or “group” on a fully diluted basis of the voting interest in Verso Holdings’ Equity Interests.
“Change in Law” shall mean (a) the adoption of any law, rule or regulation after the Effective Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Effective Date or (c) compliance by any Lender (or, for purposes of Section 2.15(b), by any Lending Office of such Lender or by such Lender’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the Effective Date; provided, however, that notwithstanding anything herein to the contrary, (x) all requests, rules, guidelines or directives under or issued in connection with the Dodd‑Frank Wall Street Reform and Consumer Protection Act, all interpretations and applications thereof and any compliance by a Lender with any request or directive relating thereto and (y) all requests, rules, guidelines or directives promulgated under or in connection with, all interpretations and applications of, and/or any compliance by a Lender with any request or directive relating to International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States of America or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case under these clauses (x) and (y) be deemed to be a “Change in Law” but only to the extent a Lender is imposing applicable increased costs or costs in connection with capital adequacy requirements similar to those described in clauses (a) and (b) of Section 2.15 generally on other borrowers of loans under United States of America revolving loan credit facilities.
“Charges” shall have the meaning assigned to such term in Section 10.09.
“Closing Date” shall mean the first date that all the conditions precedent in Section 4.02 are satisfied or waived in accordance with Section 4.02.
“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time and the regulations promulgated and rulings issued thereunder.
“Collateral” shall mean all of the “Collateral” as defined in any Security Document and shall also include the Mortgaged Properties and all other property that is subject to any Lien in favor of the Administrative Agent, the Collateral Agent or any Subagent for the benefit of the Secured Parties pursuant to any Security Document.
“Collateral Agent” shall mean the Administrative Agent acting as collateral agent under the Loan Documents for itself and the Lenders, and any duly appointed successor in that capacity.
“Collateral Agent Fees” shall have the meaning assigned to such term in Section 2.12(b).
“Collateral Agreement” shall mean the Guarantee and Collateral Agreement dated as of the date of this Agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time among Holdings, the Borrower, the Collateral Agent and the other parties thereto.
“Collateral and Guarantee Requirement” shall mean the requirement that (in each case subject to Section 5.10(e)):
(a)    on the Effective Date, the Collateral Agent shall have received from each of Holdings and the Borrower, a counterpart of the Collateral Agreement, duly executed and delivered on behalf of such person;
(b)    on the Effective Date, (i) the Collateral Agent shall have received a pledge of all the issued and outstanding Equity Interests of the Borrower and (ii) the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank;
(c)    on the Effective Date and at all times thereafter (i) all Indebtedness owned by Holdings and the Borrower shall be evidenced by a promissory note or an instrument and shall have been pledged pursuant to the Collateral Agreement (or other applicable Security Document as reasonably required by the Collateral Agent), and (ii) the Collateral Agent shall have received all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(d)    except as otherwise contemplated by any Security Document, all documents and instruments, including Uniform Commercial Code financing statements, Account Control Agreements, Collateral Assignments of Contracts, and filings with the United States Copyright Office and the United States Patent and Trademark Office, and all other actions required by law or reasonably requested by the Collateral Agent to be filed, registered or recorded to create the Liens intended to be created by the Security Documents (in each case, including any supplements thereto) and perfect such Liens to the extent required by, and with the priority required by, the Security Documents, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or the recording concurrently with, or immediately following, the execution and delivery of each such Security Document, it being understood that the requirements of this clause (d) with respect to the Collateral Agreement shall be satisfied on the Effective Date;
(e)    on the Closing Date, the Borrower and each Loan Party shall deliver, or cause to be delivered, to the Collateral Agent (i) counterparts of each Mortgage (and any related Security Documents) to be entered into with respect to each Mortgaged Property set forth on Schedule 1.01A duly executed and delivered by the record owner of such Mortgaged Property and suitable for recording or filing which Mortgages the Borrower shall cause to be recorded or filed in such manner and such place as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent granted pursuant to the Mortgages and shall pay in full all taxes, fees and other charges payable in connection therewith, (ii) opinions of local counsel, delivered to the Collateral Agent, addressing customary matters (and containing customary exceptions reasonably satisfactory to the Collateral Agent) in form and substance reasonably satisfactory to the Collateral Agent, (iii) copies of the existing surveys with respect to each Mortgaged Property, (iv) a fully paid policy of title insurance (or “pro forma” or reasonably marked up commitment having the same effect of a title insurance policy) (A) in a form reasonably satisfactory to the Collateral Agent insuring the Lien of each Mortgage as a valid Lien on the Mortgaged Property described therein, free of any other Liens except Permitted Liens, together with such customary endorsements (including zoning endorsements where reasonably appropriate and available) as the Collateral Agent may reasonably request or agree to and any such coinsurance and reinsurance (with provisions for direct access) as shall be reasonably required by the Collateral Agent, (B) in an amount reasonably satisfactory to the Collateral Agent, and (C) issued by First American Title Insurance Company or another nationally recognized title insurance company reasonably satisfactory to the Collateral Agent, (v) upon the Collateral Agent's reasonable request, to the extent the Financial Institutions Reform, Recovery and Enforcement Act of 1989 (“FIRREA”) requires an appraisal, an appraisal complying with the requirements of FIRREA, by a third-party appraiser reasonably selected by the Collateral Agent, (vi) subordination, nondisturbance and attornment agreements, if required, for any lease of all or a portion of any Mortgaged Property, and (vii) other documents including, but not limited to, any consents, agreements and confirmations of third parties, as the Collateral Agent may reasonably request with respect to any such Mortgages or Mortgaged Property;
(f)    on the Closing Date, the Borrower and each Loan Party shall deliver to the Collateral Agent to the extent required to comply with the National Flood Insurance Reform Act of 1994 and related legislation (including the regulations of the Board of Governors of the Federal Reserve System): (1) a completed standard flood hazard determination form, (2) if the improvement(s) to the improved real property is located in a special flood hazard area, a notification to the Borrower (“Borrower Notice”) and, if applicable, notification to the Borrower that flood insurance coverage under the National Flood Insurance Program (“NFIP”) is not available because the community does not participate in the NFIP, (3) documentation evidencing the Borrower’s receipt of the Borrower Notice and (4) if the Borrower Notice is required to be given and flood insurance is available in the community in which the property is located, a copy of the flood insurance policy, the Borrower’s application for a flood insurance policy plus proof of premium payment, a declaration page confirming that flood insurance has been issued, or such other evidence of flood insurance satisfactory to the Collateral Agent;
(g)    on the Closing Date, the Collateral Agent shall have received evidence of the Insurance and liability insurance required by the terms of this Agreement and, subject to Section 5.10(e), the Mortgages;
(h)    on the Closing Date and at all times thereafter, except as otherwise contemplated by any Security Document, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with (i) the execution and delivery of all Security Documents (or supplements thereto) to which it is a party and the granting by it of the Liens thereunder and (ii) the performance of its obligations thereunder; and
(i)    after the Closing Date, the Collateral Agent shall have received (i) such other Security Documents as may be required to be delivered pursuant to Section 5.10, and (ii) upon reasonable request by the Collateral Agent, evidence of compliance with any other requirements of Section 5.10.
“Collateral Assignment of Contracts” shall mean an assignment of Material Contracts of the Borrower (including any contract with Verso Androscoggin) acknowledged by counterparties to such contracts.
“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).
“Communications” shall have the meaning assigned to such term in Section 10.01(b).
“Conduit Lender” shall mean any special purpose corporation organized and administered by any Lender for the purpose of making Loans otherwise required to be made by such Lender and designated by such Lender in a written instrument; provided that the designation by any Lender of a Conduit Lender shall not relieve the designating Lender of any of its obligations to fund a Loan under this Agreement if, for any reason, its Conduit Lender fails to fund any such Loan, and the designating Lender (and not the Conduit Lender) shall have the sole right and responsibility to deliver all consents and waivers required or requested under this Agreement with respect to its Conduit Lender; provided, further, that no Conduit Lender shall (a) be entitled to receive any greater amount pursuant to Section 2.15, 2.16, 2.17 or 10.05 than the designating Lender would have been entitled to receive in respect of the extensions of credit made by such Conduit Lender unless the designation of such Conduit Lender is made with the prior written consent of the Borrower (not to be unreasonably withheld or delayed), which consent shall specify that it is being made pursuant to the proviso in the definition of Conduit Lender and provided that the designating Lender provides such information as the Borrower reasonably requests in order for the Borrower to determine whether to provide its consent or (b) be deemed to have any Revolving Facility Commitment.
“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.
“Credit Event” shall have the meaning assigned to such term in Section 4.01.
“Debt Service Coverage Period” shall mean as at the last day of each full month after the Closing Date, the calendar month ending on such date.
“Debt Service” shall mean, for any Debt Service Coverage Period, without duplication, the aggregate amount of all accrued interest payable on the Loans during such period.
“Debt Service Coverage Ratio” shall mean, for any Debt Service Coverage Period, the ratio of (i) the Available Cash for such Debt Service Coverage Period to (ii) Debt Service for such Debt Service Coverage Period.
“Debtor Relief Laws” shall mean the U.S. Bankruptcy Code, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief laws of the United States of America or other applicable jurisdictions from time to time in effect.
“Default” shall mean any event or condition that upon notice, lapse of time or both, would constitute an Event of Default.
“Defaulting Lender” shall mean any Lender that (a) has failed to fund any portion of the Revolving Facility Loans required to be funded by it hereunder within three Business Days of the date required to be funded by it hereunder, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent shall be specifically identified in such writing) has not been satisfied, (b) has otherwise failed to pay over to the Agents or any other Lender any other amount required to be paid by it hereunder within three Business Days of the date when due, unless the subject of a good faith dispute, (c) has notified the Borrower and the Administrative Agent in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect, (d) has failed, within three Business Days after request by the Administrative Agent or the Borrower, acting in good faith, to confirm in writing to the Administrative Agent and the Borrower that it will comply with its funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender upon receipt of such written confirmation by the Administrative Agent and the Borrower), or (e) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, or (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in such Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States of America or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such person.
“Disinterested Director” shall mean, with respect to any person and transaction, a member of the Board of Directors of such person who does not have any material direct or indirect financial interest in or with respect to such transaction.
“Disqualified Stock” shall mean, with respect to any person, any Equity Interests of such person that, by its terms (or by the terms of any security or other Equity Interests into which it is convertible or for which it is redeemable or exchangeable), or upon the happening of any event or condition (a) matures or is mandatorily redeemable (other than solely for Qualified Equity Interests), pursuant to a sinking fund obligation or otherwise (except as a result of a change of control or asset sale so long as any rights of the holders thereof upon the occurrence of a change of control or asset sale event shall be subject to the prior repayment in full of the Loans and all other Loan Obligations that are accrued and payable and the termination of the Revolving Facility Commitments), (b) is redeemable at the option of the holder thereof (other than solely for Qualified Equity Interests), in whole or in part, (c) provides for the scheduled payments of dividends in cash, or (d) either mandatorily or at the option of the holders thereof, is or becomes convertible into or exchangeable for Indebtedness or any other Equity Interests that would constitute Disqualified Stock, in each case, prior to the date that is 91 days after the Revolving Facility Maturity Date; provided, however, that only the portion of the Equity Interests that so mature or are mandatorily redeemable, are so convertible or exchangeable or are so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided further, however, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because they may be required to be repurchased by the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided further, however, that any class of Equity Interests of such person that by its terms provides that obligations thereunder will (or upon commercially reasonably terms may) be satisfied by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.
“Dollars” or “$” shall mean lawful money of the United States of America.
“Effective Date” shall mean May 5, 2014.
“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata, natural resources such as flora and fauna, the workplace or as otherwise defined in any Environmental Law.
“Environmental Laws” shall mean all applicable laws (including common law), rules, regulations, codes, ordinances, orders, agreements, permits, decrees or judgments, promulgated or entered into by any Governmental Authority, relating in any way to the Environment, preservation or reclamation of natural resources, the generation, management, presence, Release or threatened Release of, or exposure to, any Hazardous Material or to occupational health and safety matters (to the extent relating to the Environment or Hazardous Materials).
“Equity Interests” of any person shall mean any and all shares, interests, rights to purchase or otherwise acquire, warrants, options, participations or other equivalents of or interests in (however designated) equity or ownership of such person, including any preferred stock, any limited or general partnership interest and any limited liability company membership interest, and any securities or other rights or interests convertible into or exchangeable for any of the foregoing.
“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as the same may be amended from time to time and any final regulations promulgated and the rulings issued thereunder.
“Escrow Letter” shall mean the letter agreement dated as of May 5, 2014, among First American Title Insurance Company, as escrow agent, Verso Maine Energy LLC, Androscoggin Power and Verso Androscoggin.
“Eurocurrency Borrowing” shall mean a Borrowing comprised of Eurocurrency Loans.
“Eurocurrency Loan” shall mean any Eurocurrency Revolving Loan.
“Eurocurrency Revolving Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted LIBO Rate in accordance with the provisions of Article 2.
“Event of Default” shall have the meaning assigned to such term in Section 8.01.
“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
“Excluded Equity Interests” shall mean all equity interests of Holdings or the Borrower acquired by Holdings or a Parent Entity in exchange for cash reasonably anticipated to be applied to the maintenance or operation of the Androscoggin Facilities or the operation of the Borrower.
“Excluded Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01.
“Excluded Taxes” shall mean, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder or under any other Loan Document, (i) Taxes imposed on or measured by its overall net income or branch profits (however denominated, and including (for the avoidance of doubt) any backup withholding in respect thereof under Section 3406 of the Code or any similar provision of state, local or foreign law), and franchise (and similar) Taxes imposed on it (in lieu of net income Taxes), in each case by a jurisdiction (including any political subdivision thereof) as a result of such recipient being organized in, having its principal office in, or in the case of any

Lender, having its applicable Lending Office in, such jurisdiction, or as a result of any other present or former connection with such jurisdiction (other than any such connection arising solely from this Agreement or any other Loan Documents or any transactions contemplated thereunder), (ii) U.S. federal withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is required to be imposed on amounts payable to a Lender (other than to the extent such Lender is an assignee pursuant to a request by the Borrower under Section 2.19(b) or 2.19(c)) pursuant to laws in force at the time such Lender becomes a party hereto (or designates a new Lending Office), except to the extent that such Lender (or its assignor, if any) was entitled, immediately prior to the designation of a new Lending Office (or assignment), to receive additional amounts or indemnification payments from any Loan Party with respect to such withholding Tax pursuant to Section 2.17, (iii) any withholding Tax imposed on any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document that is attributable to the Administrative Agent’s, any Lender’s or any other recipient’s failure to comply with Section 2.17(d) or (e), or (iv) any Tax imposed under FATCA.
“Existing Revolving Facility” shall have the meaning assigned to such term in Section 2.23(a).
“Extended Revolving Facility” shall have the meaning assigned to such term in Section 2.23(a).
“Extending Lender” shall have the meaning assigned to such term in Section 2.23(c).
“Extension Amendment” shall have the meaning assigned to such term in Section
2.23(e).
“Extension Election” shall have the meaning assigned to such term in Section 2.23(c).
“Extension Request” shall have the meaning assigned to such term in Section 2.23(a).
“Extension Series” shall have the meaning assigned to such term in Section 2.23(b).
“Facility” shall mean the respective facility and commitments utilized in making Loans and credit extensions hereunder, it being understood that as of the Closing Date there is one Facility, i.e. the Revolving Facility consisting of the Revolving Facility Commitments and the extensions of credit thereunder, and after the Closing Date may include any Revolving Facility consisting of any Extension Series of Revolving Facility Commitments.
“FATCA” shall mean Sections 1471 through 1474 of the Code as of the date hereof (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) or any Treasury regulations promulgated thereunder or official administrative interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code or any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such Sections of the Code.

“Federal Funds Effective Rate” shall mean, for any day, the rate per annum equal to the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Effective Rate for such day shall be the average (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.
“Federal Power Act” shall mean the Federal Power Act, as amended, codified at 16 U.S.C. §§ 791 et seq. and the regulations adopted thereunder.
“Fee Letter” shall mean that certain Fee Letter dated May 5, 2014 by and among the Borrower, Barclays, Credit Suisse AG, Cayman Islands Branch and Credit Suisse Securities (USA) LLC, as amended, amended and restated, supplemented or otherwise modified from time to time.
“Fees” shall mean the Commitment Fees, the Administrative Agent Fees and the Collateral Agent Fees.
“FERC” shall mean the Federal Energy Regulatory Commission or any successor thereto.
“Financial Officer” of any person shall mean the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person.
“Foreign Lender” shall mean any Lender that is organized under the laws of a jurisdiction other than the United States of America. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.
“Fund” shall mean Apollo Management VI, L.P. and other affiliated co-investment partnerships.
“Fund Affiliate” shall mean (i) each Affiliate of the Fund that is neither a “portfolio company” (which means a company actively engaged in providing goods or services to unaffiliated customers), whether or not controlled, nor a company controlled by a “portfolio company” and (ii) any individual who is a partner or employee of the Fund.
“GAAP” shall mean generally accepted accounting principles in effect from time to time in the United States of America, applied on a consistent basis, subject to the provisions of Section 1.02.
“Governmental Authority” shall mean any federal, state, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body.

“Guarantee” of or by any person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation of any other person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness or other monetary obligations, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness or other obligation of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part), or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or other obligation, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other person, whether or not such Indebtedness or other obligation is assumed by the guarantor; provided, however, that the term “Guarantee” shall not include endorsements of instruments for deposit or collection in the ordinary course of business or customary and reasonable indemnity obligations in effect on the Effective Date or entered into in connection with any acquisition or disposition of assets permitted by this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such person is required to perform thereunder) as determined by such person in good faith.
“guarantor” shall have the meaning assigned to such term in the definition of the term “Guarantee.”
“Guarantors” shall mean the Loan Parties other than the Borrower.
“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including, without limitation, explosive or radioactive substances or petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature subject to regulation or which can give rise to liability under any Environmental Law.
“Holdings” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.
“Indebtedness” of any person shall mean, without duplication: (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such person under conditional sale or title retention agreements relating to property or assets purchased by such person, (d) all obligations of such person issued or assumed as the deferred purchase price of property or services (other than such obligations accrued in the ordinary course), to the extent that the same would be required to be shown as a long term liability on a balance sheet prepared in accordance with GAAP, (e) all Capital Lease Obligations of such person, (f) all net payments that such person would have to make in the event of an early termination, on the date Indebtedness of such person is being determined, in respect of outstanding Swap Agreements, (g) the principal component of all obligations, contingent or otherwise, of such person as an account party in respect of letters of credit, (h) the principal component of all obligations of such person in respect of bankers’ acceptances, (i) all Guarantees by such person of Indebtedness (described in clauses (a) to (h) above) and (j) the amount of all obligations of such person with respect to the redemption, repayment or other repurchase of any Disqualified Stock (excluding accrued dividends that have not increased the liquidation preference of such Disqualified Stock); provided that Indebtedness shall not include: (A) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (B) prepaid or deferred revenue arising in the ordinary course of business, (C) purchase price holdbacks arising in the ordinary course of business in respect of a portion of the purchase prices of an asset to satisfy unperformed obligations of the seller of such asset, or (D) earn-out obligations until such obligations become a liability on the balance sheet of such person in accordance with GAAP. The Indebtedness of any person shall include the Indebtedness of any partnership in which such person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such person in respect thereof.
“Indemnified Taxes” shall mean all Taxes imposed on or with respect to or measured by any payment by or on account of any obligation of any Loan Party hereunder or under any other Loan Document other than (a) Excluded Taxes and (b) Other Taxes.
“Indemnitee” shall have the meaning assigned to such term in Section 10.05(b).
“Ineligible Institution” shall mean the persons identified in writing to the Lenders by the Borrower on or prior to the Effective Date.
“Information” shall have the meaning assigned to such term in Section 3.14.
“Insurance” shall mean real and personal property insurance, however denominated.
“Intellectual Property Rights” shall have the meaning assigned to such term in Section 3.23.
“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07 and substantially in the form of Exhibit C.
“Interest Payment Date” shall mean, (a) with respect to any Eurocurrency Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurocurrency Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, and (b) with respect to any ABR Loan, the last Business Day of each March, June, September and December.

“Interest Period” shall mean, as to any Eurocurrency Borrowing, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 12 months, if at the time of the relevant Borrowing, all Lenders consent to such interest periods), as the Borrower may elect, or the date any Eurocurrency Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, however, that if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day. Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.
“Interest Reserve Account” shall mean the Account with account number 050707868, in the name of the Borrower, under the sole control of the Administrative Agent for the benefit of the Secured Parties, established at Barclays or another institution reasonably acceptable to the Administrative Agent, which shall be subject to an Account Control Agreement, solely for the purpose of payments of Fees and interest and other amounts under this Agreement and the other Loan Documents, and for payments of fees and charges relating to the Interest Reserve Account.
“Interpolated Rate” shall mean, in relation to the LIBO Rate, the rate which results from interpolating on a linear basis between:
(a)    the applicable LIBO Rate for the longest period (for which that LIBO Rate is available) which is less than the Interest Period of that Loan; and
(b)    the applicable LIBO Rate for the shortest period (for which that LIBO Rate is available) which exceeds the Interest Period of that Loan, each as of approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period of that Loan.
“Investment” shall have the meaning assigned to such term in Section 6.04.
“Joint Lead Arrangers” shall mean Barclays Bank PLC and Credit Suisse Securities (USA) LLC, in their capacities as joint lead arrangers and joint bookrunners.
“Lender” shall mean each financial institution listed on Schedule 2.01 (other than any such person that has ceased to be a party hereto pursuant to an Assignment and Acceptance in accordance with Section 10.04), as well as any person that becomes a “Lender” hereunder pursuant to Section 10.04.
“Lending Office” shall mean, as to any Lender, the applicable branch, office or Affiliate of such Lender designated by such Lender to make Loans.
“LIBO Rate” shall mean for any Interest Period as to any Eurocurrency Borrowing, (i) the rate per annum determined by the Administrative Agent to be the offered rate which appears on the page of the Reuters Screen which displays the London interbank offered rate administered by ICE Benchmark Administration Limited (such page currently being the LIBOR01 page or such other commercially available source providing quotations of LIBOR as may be designated by the Administrative Agent from time to time) for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time), two Business Days prior to the commencement of such Interest Period, (ii) in the event the rate referenced in the preceding clause (i) does not appear on such page or service or if such page or service shall cease to be available, the rate determined by the Administrative Agent to be the offered rate on such other page or other service which displays the LIBO Rate for Dollar deposits (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period or (iii) in the event the rates referenced in the preceding clauses (i) and (ii) are not available, the rate per annum determined by the Administrative Agent to be the average offered quotation rate by major banks in the London interbank market to Barclays for Dollar deposits (for delivery on the first day of the relevant period) of amounts in same day funds comparable to the principal amount of the Eurocurrency Borrowing for which the LIBO Rate is then being determined with maturities comparable to such Interest Period as of approximately 11:00 a.m. (London time) two Business Days prior to the commencement of such Interest Period; provided that if LIBO Rates are quoted under either of the preceding clauses (i) or (ii), but there is no such quotation for the Interest Period elected, the LIBO Rate shall be equal to the Interpolated Rate; and provided, further, that if any such rate determined pursuant to the preceding clauses (i), (ii) or (iii) is below zero, the LIBO Rate will be deemed to be zero.
“Lien” shall mean, with respect to any asset, (a) any mortgage, deed of trust, lien, hypothecation, pledge, charge, security interest or similar encumbrance in or on such asset and (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.
“Loan Documents” shall mean this Agreement, the Security Documents, any Note issued under Section 2.09(e) in respect of any Revolving Facility Loan, and solely for the purposes of Sections 4.02 and 8.01, the Fee Letter.
“Loan Obligations” shall mean (a) the due and punctual payment by the Borrower of (i) the unpaid principal of and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower under this Agreement, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower owed under or pursuant to this Agreement and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents.

“Loan Parties” shall mean Holdings and the Borrower.
“Loans” shall mean the Revolving Facility Loans.
“Local Time” shall mean New York City time.
“Management Group” shall mean the group consisting of the directors, executive officers and other management personnel of the Borrower and Holdings, as the case may be, on the Effective Date, together with (a) any new directors whose election by such boards of directors or whose nomination for election by the shareholders of the Borrower or Holdings, as the case may be, was approved by a vote of a majority of the directors of the Borrower or Holdings, as the case may be, then still in office who were either directors on the Effective Date or whose election or nomination was previously so approved and (b) executive officers and other management personnel of the Borrower and Holdings, as the case may be, hired at a time when the directors on the Effective Date together with the directors so approved constituted a majority of the directors of the Borrower or Holdings, as the case may be.
“Margin Stock” shall have the meaning assigned to such term in Regulation U.
“Material Adverse Effect” shall mean a material adverse effect on (a) the business, property, operations or condition of Holdings and the Borrower, taken as a whole, (b) the validity or enforceability of any of the Loan Documents, or the rights and remedies of the Administrative Agent and the Lenders thereunder, (c) the validity or enforceability of the Power Purchasing Agreement or the UOOMA, or the rights and remedies of the Borrower thereunder, or (d) the ability of the Loan Parties (taken as a whole) to fully and timely perform any of their obligations under any Loan Document, the Power Purchasing Agreement or the UOOMA.
“Material Contract” shall mean any contract or other arrangement to which Holdings or the Borrower is a party (other than the Loan Documents) for which breach, nonperformance, cancellation or failure to renew could reasonably be expected to have a Material Adverse Effect.
“Material Indebtedness” shall mean Indebtedness (other than Loans) of any one or more of Holdings or the Borrower in an aggregate principal amount exceeding $1.0 million.
“Maximum Rate” shall have the meaning assigned to such term in Section 10.09.
“Merger” shall mean the merger of NewPage Holdings, Inc. with and into Verso Merger Sub Inc. in accordance with the terms of the Merger Agreement.
“Merger Agreement” shall mean that certain Agreement and Plan of Merger dated as of January 3, 2014 (as amended, restated, supplemented or otherwise modified through the Effective Date) by and among Verso Merger Sub Inc., a Delaware corporation, Verso Paper Corp., a Delaware corporation, and NewPage Holdings, Inc., pursuant to which NewPage Holdings, Inc. will merge with and into Verso Merger Sub Inc.
“Moody’s” shall mean Moody’s Investors Service, Inc.

“Mortgaged Properties” shall mean the Real Properties owned in fee by the Loan Parties that are set forth on Schedule 1.01A and each additional Real Property encumbered by a Mortgage pursuant to the Collateral and Guarantee Requirement or Section 5.10.
“Mortgages” shall mean, collectively, the mortgages, trust deeds, deeds of trust, deeds to secure debt, assignments of leases and rents, and other security documents delivered with respect to Mortgaged Properties, each substantially in the form of Exhibit D (with such changes as are reasonably consented to by the Administrative Agent to account for local law matters or otherwise), as amended, amended and restated, supplemented or otherwise modified from time to time.
“Net Proceeds” shall mean:
(a)    100% of the cash proceeds actually received by the Borrower (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any Asset Sale (other than those pursuant to Section 6.05(a)), net of (i) attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith, (ii) Taxes (including any Restricted Payments described in Section 6.06(b)(iv)) paid or payable as a result thereof, and (iii) the amount of any reasonable reserve established in accordance with GAAP against any adjustment to the sale price or any liabilities (other than any taxes deducted pursuant to clause (i) or (ii) above) (x) related to any of the applicable assets and (y) retained by the Borrower including, without limitation, liabilities related to environmental matters or against any indemnification obligations (however, the amount of any subsequent reduction of such reserve (other than in connection with a payment in respect of any such liability) shall be deemed to be Net Proceeds of such Asset Sale occurring on the date of such reduction);
(b)    100% of the cash proceeds from the incurrence, issuance or sale by the Borrower of any Indebtedness (other than Excluded Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale;
(c)    100% of the cash proceeds actually received by Holdings or the Borrower from the issuance or sale of Equity Interests of Holdings or the Borrower (in each case other than Excluded Equity Interests), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale;
(d)    100% of the cash proceeds actually received by Holdings or the Borrower from proceeds of insurance settlements, condemnation awards and other settlements in respect of lost, destroyed, damaged or condemned assets, equipment or other property to replace or repair such lost, destroyed, damaged or condemned assets, equipment or other property; provided that, if no Event of Default exists and Holdings or the Borrower shall deliver a certificate of a Responsible Officer of Holdings or the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth Holdings’ or the Borrower’s intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business of the Borrower within 90 days of such receipt, such portion of such proceeds shall not constitute Net Proceeds except to the extent not, within 90 days of such receipt, so used; provided further, that no proceeds realized in a single transaction or series of related transactions shall constitute Net Proceeds unless such proceeds shall exceed $100,000; and
(e)    100% of the cash proceeds from the sale or other disposition of energy, ancillary services, capacity or other related products or services by the Borrower, net of all taxes and fees, commissions, costs and other expenses, in each case incurred in connection with such sale (including, but not limited to, all cash proceeds received under the Power Purchasing Agreement) (the “Energy Sale Proceeds”).
For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to Holdings or the Borrower or any Affiliate of either of them shall be disregarded.
“New York Courts” shall have the meaning assigned to such term in Section 10.15.
“Non-Bank Tax Certificate” shall have the meaning assigned to such term in Section 2.17(e)(i).
“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).
“Note” shall have the meaning assigned to such term in Section 2.09(e).
“OFAC” shall have the meaning assigned to such term in Section 3.24.
“Organization Documents” shall mean (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.
“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise, transfer, sales, property, intangible, mortgage recording, or similar taxes, charges or levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, and any and all interest and penalties related thereto (but not Excluded Taxes).
“Overdraft Line” shall have the meaning assigned to such term in Section 6.01(h).
“Parent Entity” shall mean any direct or indirect parent of Holdings.
“Participant” shall have the meaning assigned to such term in Section 10.04(d)(i).
“Participant Register” shall have the meaning assigned to such term in Section 10.04(d)(i).
“Perfection Certificate” shall mean the perfection certificate with respect to the Borrower and the other Loan Parties in a form reasonably satisfactory to the Administrative Agent and Borrower.
“Permitted Holder” shall mean each of (i) the Fund and the Fund Affiliates, and (ii) the Management Group.
“Permitted Investments” shall mean:
(a)    direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years;
(b)    time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits in excess of $250.0 million and whose long term debt, or whose parent holding company’s long term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Section 3(a)(62) of the Exchange Act));
(c)    repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;
(d)    commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of a Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;
(e)    securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s;

(f)    shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;
(g)    money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AA+ by S&P and Aa1 by Moody’s and (iii) have portfolio assets of at least $5,000.0 million; and
(h)    time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 0.5% of the total assets of the Borrower as reflected in the Borrower’s most recently delivered balance sheet.
“Permitted Liens” shall have the meaning assigned to such term in Section 6.02.
“Permitted Parent Entity Distributions” shall mean the payment of cash dividends and other cash distributions to Holdings and any Parent Entity in an amount not to exceed the sum of (x) the cumulative principal amount of all Revolving Facility Loans made hereunder and (y) the cumulative amount of cash receipts received by the Borrower pursuant to the Power Purchasing Agreement.
“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the Net Proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided that (a) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses), (b) the weighted average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to the shorter of (i) the weighted average life to maturity of the Indebtedness being Refinanced and (ii) 90 days after the Revolving Facility Maturity Date, (c) if the Indebtedness being Refinanced is subordinated in right of payment to the Loan Obligations, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Loan Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (d) no Permitted Refinancing Indebtedness shall have different obligors, or greater guarantees, than the Indebtedness being Refinanced, unless such new obligors are Loan Parties and (e) such Permitted Refinancing Indebtedness shall be unsecured.
“person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trusts or government, or any agency or political subdivision thereof.
“Platform” shall have the meaning assigned to such term in Section 10.17(a).
“Pledged Collateral” shall have the meaning assigned to such term in the Collateral Agreement.
“Power Purchasing Agreement” shall mean the Master Power Purchase and Sale Agreement dated May 5, 2014, between the Borrower and Verso Maine Energy LLC for the purchase and sale of energy, ancillary services, capacity and other related products or services and the operation and maintenance of the Units (as defined therein), as such agreement may be amended from time to time in accordance with the terms hereof.
“Prime Rate” shall mean the rate of interest per annum publicly announced from time to time by the person acting as the Administrative Agent as its prime rate in effect at its principal office in New York City. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer. The Administrative Agent or any Lender may make commercial loans or other loans at rates of interest at, above or below the Prime Rate. Any change in the Prime Rate shall take effect at the opening of business on the day specified in the public announcement of such change.
“Projections” shall mean the projections of Holdings and the Borrower and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of Holdings or the Borrower prior to the Effective Date.
“Public Lender” shall have the meaning assigned to such term in Section 10.17(a).
“Qualified Equity Interests” shall mean any Equity Interests other than Disqualified Stock.
“QF” shall mean a “qualifying facility” as defined in the Public Utility Regulatory Policies Act of 1978 and the FERC regulations at 18 C.F.R. Part 292.
“Real Property” shall mean, collectively, all right, title and interest (including any leasehold estate) in and to any and all parcels of or interests in real property owned in fee or leased by any Loan Party, whether by lease, license or otherwise, together with, in each case, all easements, hereditaments and appurtenances relating thereto, and all improvements and appurtenant fixtures and equipment incidental to the ownership, lease or operation thereof.
“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” shall have a meaning correlative thereto.
“Register” shall have the meaning assigned to such term in Section 10.04(b)(iv).
“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.
“Related Fund” shall mean, with respect to any Lender that is a fund that invests in bank or commercial loans and similar extensions of credit, any other fund that invests in bank or commercial loans and similar extensions of credit and is advised or managed by (a) such Lender, (b) an Affiliate of such Lender or (c) an entity (or an Affiliate of such entity) that administers, advises or manages such Lender.

“Related Parties” shall mean, with respect to any specified person, such person’s Affiliates and the respective directors, trustees, officers, employees, agents and advisors of such person and such person’s Affiliates.
“Release” shall mean any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, emanating or migrating in, into, onto or through the Environment.
“Required Lenders” shall mean, at any time, Lenders having (a) Loans outstanding, and (b) Available Unused Commitments, that taken together, represent more than 50% of the sum of (x) all Loans outstanding and (y) the total Available Unused Commitments at such time. The Loans and Available Unused Commitment of any Defaulting Lender shall be disregarded in determining Required Lenders at any time.
“Requirement of Law” shall mean, as to any person, any law, treaty, rule, regulation, statute, order, ordinance, decree, judgment, consent decree, writ, injunction, settlement agreement or governmental requirement enacted, promulgated or imposed or entered into or agreed by any Governmental Authority, in each case applicable to or binding upon such person or any of its property or assets or to which such person or any of its property or assets is subject.
“Responsible Officer” of any person shall mean any executive officer or Financial Officer of such person and any other officer or similar official thereof responsible for the administration of the obligations of such person in respect of this Agreement.
“Restricted Payments” shall have the meaning assigned to such term in Section 6.06.
“Revolving Facility” shall mean the Revolving Facility Commitments and the Revolving Facility Loans made hereunder.
“Revolving Facility Commitment” shall mean, with respect to each Lender, the commitment of such Lender to make Revolving Facility Loans pursuant to Section 2.01, expressed as an amount representing the maximum aggregate principal amount of such Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 10.04. The initial amount of each Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Revolving Facility Commitment, as applicable. As of the Effective Date, the aggregate amount of the Lenders’ Revolving Facility Commitments is $40.0 million.
“Revolving Facility Credit Exposure” shall mean, at any time, the aggregate principal amount of the Revolving Facility Loans outstanding at such time. The Revolving Facility Credit Exposure of any Lender at any time shall be the product of (x) such Lender’s Revolving Facility Percentage and (y) the aggregate Revolving Facility Credit Exposure of all Lenders, collectively, at such time.
“Revolving Facility Loan” shall mean a Loan made by a Lender pursuant to Section 2.01.

“Revolving Facility Maturity Date” shall mean the earliest of (a) the Scheduled Maturity Date, (b) the date that is 30 days after the consummation of the Merger or (c) the date that is 60 days after the termination of the Merger Agreement or abandonment of the Merger; in each case, as such date may be extended from time to time in accordance with Section 2.23.
“Revolving Facility Percentage” shall mean, with respect to any Lender, the percentage of the total Revolving Facility Commitments of the Lenders represented by such Lender’s Revolving Facility Commitment. If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 10.04.
“S&P” shall mean Standard & Poor’s Ratings Group, Inc.
“Sanctions” shall mean economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by the U.S. government, including those administered by the OFAC or the U.S. Department of State.
“Scheduled Maturity Date” shall mean the first anniversary of the Effective Date, which Effective Date is May 5, 2014.
“Secured Parties” shall mean the “Secured Parties” as defined in the Collateral Agreement.
“Security Documents” shall mean the Mortgages, the Collateral Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing or pursuant to Section 5.10.
“Statutory Reserves” shall mean, with respect to any currency, any reserve, liquid asset or similar requirements established by any Governmental Authority of the United States of America or of the jurisdiction of such currency or any jurisdiction in which Loans in such currency are made to which banks in such jurisdiction are subject for any category of deposits or liabilities customarily used to fund loans in such currency or by reference to which interest rates applicable to Loans in such currency are determined.
“Subagent” shall have the meaning assigned to such term in Section 9.02.
“subsidiary” shall mean, with respect to any person (herein referred to as the “parent”), any corporation, partnership, association or other business entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held, or (b) that is, at the time any determination is made, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value, or credit spread transaction, repurchase transaction, reserve repurchase transaction, securities lending transaction, weather index transaction, spot contracts, fixed price physical delivery contracts, or any similar transaction or any combination of these transactions, in each case of the foregoing, whether or not exchange traded; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or the Borrower shall be a Swap Agreement.
“Taxes” shall mean any and all present or future taxes, duties, levies, imposts, assessments, deductions, withholdings or other similar charges imposed by any Governmental Authority, whether computed on a separate, consolidated, unitary, combined or other basis and any interest, fines, penalties or additions to tax with respect to the foregoing.
“Transaction Documents” shall mean, each of and collectively, (a) the Loan Documents and (b) the Androscoggin Power Transaction Documents.
“Transaction Expenses” shall mean any fees or expenses (including, without limitation, any original issue discount) incurred or paid by the Fund, Holdings or the Borrower (or any direct or indirect parent of the Borrower) in connection with the Transactions, this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby.
“Transactions” shall mean, collectively, the transactions to occur pursuant to the Transaction Documents, including (a) the execution and delivery of the Loan Documents and the creation of the Liens pursuant to the Security Documents, (b) the Androscoggin Power Transactions and (c) the payment of all fees and expenses to be paid on or prior to the Closing Date and owing in connection with the foregoing.
“Triggering Event” shall mean the earliest to occur of (a) the first date on or after the date that is 270 days after the Effective Date on which any Loans shall be outstanding, (b) the date that is 30 days after the Merger Agreement is terminated or the Merger is abandoned or (c) the occurrence of a Potential Event of Default or Event of Default (each as defined in the Power Purchasing Agreement) under the Power Purchasing Agreement.
“Type” shall mean, when used in respect of any Loan or Borrowing, the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined. For purposes hereof, the term “Rate” shall include the Adjusted LIBO Rate and the ABR.
“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.
“UOOMA” shall mean the Undivided Ownership, Operation and Maintenance Agreement dated as of May 5, 2014 among Verso Maine Energy LLC, Androscoggin Power and Verso Androscoggin, as such agreement may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.
“USA PATRIOT Act” shall mean the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. No. 107-56 (signed into law October 26, 2001)).
“Verso Androscoggin” shall mean Verso Androscoggin LLC, a Delaware limited liability company.
“Verso Holdings” shall mean Verso Paper Finance Holdings LLC, a Delaware limited liability company.
Section 1.02    Terms Generally. The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require. Except as otherwise expressly provided herein, any reference in this Agreement to any Loan Document shall mean such document as amended, restated, amended and restated, supplemented or otherwise modified from time to time. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the Effective Date in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. In addition, notwithstanding any changes in GAAP after the Effective Date, any operating lease of the Borrower shall not constitute Indebtedness or a Capital Lease Obligation under this Agreement or any other Loan Document as a result of such changes in GAAP. Unless otherwise expressly provided herein, any references herein to any person shall be construed to include such person’s successors and permitted assigns.
Section 1.03    Effectuation of Transactions. Each of the representations and warranties of Holdings and the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.
                 ARTICLE 2                       THE CREDITS
Section 2.01    Revolving Facility Commitments. Subject to the terms and conditions set forth herein, each Lender severally agrees to make Revolving Facility Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment or (ii) the total Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans.
Section 2.02    Loans and Borrowings.
(a)    Each Loan shall be made as part of a Borrowing consisting of Loans of the same Type made by the Lenders ratably in accordance with their respective Revolving Facility Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Revolving Facility Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.
(b)    Subject to Section 2.14, each Borrowing shall be comprised entirely of ABR Loans or Eurocurrency Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any ABR Loan or Eurocurrency Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement and such Lender shall not be entitled to any amounts payable under Section 2.15 or 2.17 solely in respect of increased costs resulting from such exercise and existing at the time of such exercise.
(c)    At the commencement of each Interest Period for any Eurocurrency Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum. At the time that each ABR Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused available balance of the Revolving Facility Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than five Eurocurrency Borrowings outstanding under the Revolving Facility.
(d)    Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Revolving Facility Maturity Date.
Section 2.03    Requests for Borrowings.
(a)    To request a Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurocurrency Borrowing, not later than 1:00 p.m., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 10:00 a.m., Local Time, on the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or facsimile or other electronic transmission to the

Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written (including by facsimile or other electronic transmission) Borrowing Request shall specify the following information in compliance with Section 2.02:
(i)    the aggregate amount of the requested Borrowing;
(ii)    the date of such Borrowing, which shall be a Business Day;
(iii)    whether such Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing;
(iv)    in the case of a Eurocurrency Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
(v)    the location and number of the Borrower’s account(s) to which funds are to be disbursed.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurocurrency Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section 2.03(a), the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
(b)    Disbursement. The Borrower hereby irrevocably authorizes the Administrative Agent to disburse the proceeds of each Loan requested pursuant to this Section 2.03. The proceeds of each Loan requested under this Section 2.03 shall be disbursed by the Administrative Agent in Dollars in immediately available funds by wire transfer to such bank account as may be agreed upon by the Borrower and the Administrative Agent from time to time or elsewhere if pursuant to a written direction from the Borrower. If at any time any Loan is funded in excess of the amount requested by the Borrower, the Borrower agrees to repay the excess to the Administrative Agent promptly upon the earlier to occur of (i) the Borrower’s discovery of the error and (ii) notice thereof to the Borrower from the Administrative Agent or any Lender.
Section 2.04    [Reserved].
Section 2.05    [Reserved].
Section 2.06    Funding of Borrowings.
(a)    Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., Local Time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower as specified in the applicable Borrowing Request.

(b)    Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section 2.06 and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of (A) the Federal Funds Effective Rate and (B) a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans at such time. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
(c)    The foregoing notwithstanding, the Administrative Agent, in its sole discretion, may from its own funds make a Revolving Facility Loan on behalf of the Lenders. In such event, the applicable Lenders on behalf of whom the Administrative Agent made the Revolving Facility Loan shall reimburse the Administrative Agent for all or any portion of such Revolving Facility Loan made on its behalf upon written notice given to each applicable Lender not later than 2:00 p.m., Local Time, on the Business Day such reimbursement is requested. On each such settlement date, the Administrative Agent will pay to each such Lender the net amount owing to such Lender in connection with such settlement, including amounts relating to Loans, fees, interest and other amounts payable hereunder. The entire amount of interest attributable to such Revolving Facility Loan for the period from and including the date on which such Revolving Facility Loan was made on such Lender’s behalf to but excluding the date the Administrative Agent is reimbursed in respect of such Revolving Facility Loan by such Lender shall be paid to the Administrative Agent for its own account.
Section 2.07    Interest Elections.
(a)    Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurocurrency Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurocurrency Borrowing, may elect Interest Periods therefor, all as provided in this Section 2.07. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.
(b)    To make an election pursuant to this Section 2.07, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower was requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic

Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in the form of Exhibit C and signed by the Borrower.
(c)    Each telephonic and written Interest Election Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:
(i)    the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
(ii)    the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
(iii)    whether the resulting Borrowing is to be an ABR Borrowing or a Eurocurrency Borrowing; and
(iv)    if the resulting Borrowing is a Eurocurrency Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period.”
If any such Interest Election Request requests a Eurocurrency Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
(d)    Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.
(e)    If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurocurrency Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurocurrency Borrowing and (ii) unless repaid, each Eurocurrency Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
Section 2.08    Termination and Reduction of Commitments.
(a)    Unless previously terminated, the Revolving Facility Commitments shall terminate on the Revolving Facility Maturity Date.

(b)    The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments; provided that (i) each reduction of the Revolving Facility Commitments shall be in an amount that is an integral multiple of $500,000 and not less than $1.0 million (or, if less, the remaining amount of the Revolving Facility Commitments) and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans in accordance with Section 2.11, the Revolving Facility Credit Exposure would exceed the total Revolving Facility Commitments.
(c)    The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section 2.08 at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section 2.08 shall be irrevocable; provided that a notice of termination of the Revolving Facility Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Revolving Facility Commitments shall be permanent. Each reduction of the Revolving Facility Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Facility Commitments.
Section 2.09    Repayment of Loans; Evidence of Debt.
(a)    The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Facility Loan to the Borrower on the Revolving Facility Maturity Date.
(b)    Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
(c)    The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder, and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
(d)    The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section 2.09 shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(e)    Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit E (a “Note”). In such event, the Borrower shall prepare, execute and deliver to such Lender a Note payable to such Lender and its registered assigns. Thereafter, the Loans evidenced by such Note and interest thereon shall at all times (including after assignment pursuant to Section 10.04) be represented by one or more Notes in such form payable to the payee named therein and its registered assigns.
Section 2.10    Repayment of Revolving Facility Loans.
(a)    To the extent not previously paid, all outstanding Loans shall be due and payable on the Revolving Facility Maturity Date.
(b)    Prepayment of the Loans from all Net Proceeds pursuant to Section 2.11(b) shall be allocated among the Revolving Facility, with the application thereof to permanently reduce the Revolving Facility Commitment to the extent required by Section 2.11(b). Any such reduction of the Revolving Facility Commitment shall be accompanied by a concurrent prepayment of the Revolving Facility Loans (to the extent outstanding) equal to the amount of the permanent reduction of the Revolving Facility Commitment described in the preceding sentence. Each reduction of the Revolving Facility Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Facility Commitments. Each prepayment of the Revolving Facility Loans shall be applied in accordance with Section 2.10(c).
(c)    Prior to any repayment of any Revolving Facility Loans, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by facsimile or other electronic transmission) of such selection not later than 1:00 p.m., Local Time, (i) in the case of an ABR Borrowing, on the Business Day prior to the scheduled date of such repayment, and (ii) in the case of a Eurocurrency Borrowing, three Business Days before the scheduled date of such repayment. In the case of prepayments under Sections 2.11(a) and 2.11(b), the Borrower may in its sole discretion select the Borrowing or Borrowings to be prepaid. Each repayment of a Borrowing shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Lenders at the time of such repayment). Repayments of Eurocurrency Borrowings shall be accompanied by accrued interest on the amount repaid.
Section 2.11    Prepayment of Loans.
(a)    The Borrower shall have the right at any time and from time to time to prepay any Loan in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior written notice in accordance with Section 2.10(c), which notice shall be irrevocable except to the extent conditioned on a refinancing of all or any portion of the Revolving Facility, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

(b)    The Borrower shall apply all Net Proceeds promptly upon receipt thereof to permanently reduce the Revolving Facility Commitment and prepay Revolving Facility Loans in accordance with Section 2.10(b) and (c); provided that prior to the occurrence of a Triggering Event, any Energy Sale Proceeds shall only prepay outstanding Revolving Facility Loans, if any, in accordance with Section 2.10(b) and (c) but not permanently reduce the Revolving Facility Commitment; provided further, however, that upon and after a Triggering Event, such Energy Sale Proceeds shall permanently reduce the Revolving Facility Commitment and prepay Revolving Facility Loans in accordance with Section 2.10(b) and (c).
(c)    In the event the total Revolving Facility Credit Exposure exceeds the total Revolving Facility Commitments, then the Borrower shall promptly prepay outstanding Revolving Facility Loans in an aggregate amount equal to such excess.
Section 2.12    Fees.
(a)    The Borrower agrees to pay to each Lender (other than any Defaulting Lender), through the Administrative Agent, on the date that is three Business Days after the last Business Day of March, June, September and December in each year, and three Business Days after the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the Available Unused Commitment of such Lender during the preceding quarter (or other period commencing with the Closing Date or ending with the date on which the last of the Revolving Facility Commitments of such Lender shall be terminated) at a rate equal to the Applicable Commitment Fee Rate. All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days. The Commitment Fee due to each Lender shall commence to accrue on the earlier of (x) the Closing Date and (y) May 30, 2014, and shall cease to accrue on the date on which the last of the Revolving Facility Commitments of such Lender shall be terminated as provided herein.
(b)    The Borrower agrees to pay the agency fees to (x) the Administrative Agent, for the account of the Administrative Agent (the “Administrative Agent Fees”) and (y) to the Collateral Agent, for the account of the Collateral Agent (the “Collateral Agent Fees”), in each case set forth in the Fee Letter at the times specified therein.
(c)    All Fees shall be paid on the dates due in Dollars, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders. Once paid, none of the Fees shall be refundable under any circumstances.
Section 2.13    Interest.
(a)    The Loans comprising each ABR Borrowing shall bear interest at the ABR plus the Applicable Margin.
(b)    The Loans comprising each Eurocurrency Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Margin.

(c)    Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section 2.13 or (ii) in the case of any other overdue amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section 2.13; provided that this paragraph (c) shall not apply to any Event of Default that has been waived by the Lenders pursuant to Section 10.08.
(d)    Accrued interest on each Loan shall be payable in arrears (i) on each Interest Payment Date for such Loan and (ii) upon termination of the Revolving Facility Commitments; provided that (A) interest accrued pursuant to paragraph (c) of this Section 2.13 shall be payable on demand, (B) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (C) in the event of any conversion of any Eurocurrency Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.
(e)    All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable ABR, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
Section 2.14    Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurocurrency Borrowing:
(a)    the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or
(b)    the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurocurrency Borrowing denominated in such currency shall be ineffective and such Borrowing shall be converted to or continued as on the last day of the Interest Period applicable thereto an ABR Borrowing, and (ii) if any Borrowing Request requests a Eurocurrency Borrowing, such Borrowing shall be made as an ABR Borrowing.
Section 2.15    Increased Costs.
(a)    If any Change in Law shall:
(i)    impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate);
(ii)    subject the Administrative Agent, any Lender to any Taxes (other than Indemnified Taxes and Excluded Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or
(iii)    impose on any Lender or the London interbank market any other condition affecting this Agreement or Eurocurrency Loans made by such Lender;
and the result of any of the foregoing shall be to increase the cost to such Lender or the Administrative Agent of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender or the Administrative Agent hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender or the Administrative Agent, as applicable, such additional amount or amounts as will compensate such Lender or the Administrative Agent, as applicable, for such additional costs incurred or reduction suffered.
(b)    If any Lender determines that any Change in Law regarding capital adequacy requirements has or would have the effect of reducing the rate of return on such Lender’s capital or on the capital of such Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s policies and the policies of such Lender’s holding company with respect to capital adequacy), then from time to time the Borrower shall pay to such Lender, as applicable, such additional amount or amounts as will compensate such Lender or such Lender’s holding company for any such reduction suffered.
(c)    A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section 2.15 shall be delivered to the Borrower and shall be conclusive absent manifest error; provided that any such certificate claiming amounts described in clause (x) or (y) of the definition of Change in Law shall, in addition, state the basis upon which such amount has been calculated and certify that such Lender’s method of allocating such costs is fair and reasonable and that such Lender’s demand for payment of such costs hereunder, and such method of allocation is not inconsistent with its treatment of other borrowers which, as a credit matter, are substantially similar to the Borrower and which are subject to similar provisions. The Borrower shall pay such Lender, as applicable, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)    Promptly after any Lender has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender shall notify the Borrower thereof. Failure or delay on the part of any Lender to demand compensation pursuant to this Section 2.15 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section 2.15 for any increased costs or reductions incurred more than 180 days prior to the date that such Lender, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180- day period referred to above shall be extended to include the period of retroactive effect thereof.
(e)    The foregoing provisions of this Section 2.15 shall not apply in the case of any Change in Law in respect of Taxes imposed on payments on the Loans, which shall instead be governed by Section 2.17.
Section 2.16    Break Funding Payments. In the event of (a) the payment of any principal of any Eurocurrency Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurocurrency Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurocurrency Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurocurrency Loan, such loss, cost or expense to any Lender shall be the amount determined by such Lender (it being understood that the deemed amount shall not exceed the actual amount) to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurocurrency Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in dollars of a comparable amount and period from other banks in the Eurocurrency market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section 2.16 shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.
Section 2.17    Taxes.
(a)    Any and all payments made by or on behalf of a Loan Party under this Agreement or any other Loan Document shall be made free and clear of, and without deduction or withholding for or on account of, any Taxes; provided, that if a Loan Party, the Administrative Agent or any other applicable withholding agent shall be required by applicable Requirement of Law to deduct or withhold any Taxes from such payments, then (i) the applicable withholding agent shall make such deductions or withholdings as are reasonably determined by the applicable withholding agent to be required by any applicable Requirement of Law, (ii) the applicable withholding agent shall timely pay the full amount deducted or withheld to the relevant Governmental Authority within the time allowed and in accordance with applicable Requirement of Law, and (iii) to the extent withholding or deduction is required to be made on account of Indemnified Taxes or Other Taxes, the sum payable by the Loan Party shall be increased as necessary so that after all required deductions and withholdings have been made (including deductions or withholdings applicable to additional sums payable under this Section 2.17) the Administrative Agent or any Lender, as applicable, receives an amount equal to the sum it would have received had no such deductions or withholdings been made. Whenever any Indemnified Taxes or Other Taxes are payable by a Loan Party, as promptly as possible thereafter, such Loan Party shall send to the Administrative Agent for its own account or for the account of a Lender, as the case may be, a certified copy of an official receipt (or other evidence acceptable to the Administrative Agent or such Lender, acting reasonably) received by the Loan Party showing payment thereof. Without duplication, after any payment of Taxes by any Loan Party or the Administrative Agent to a Governmental Authority as provided in this Section 2.17, the Borrower shall deliver to the Administrative Agent or the Administrative Agent shall deliver to the Borrower, as the case may be, a copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of any return required by applicable Requirements of Law to report such payment or other evidence of such payment reasonably satisfactory to the Borrower or the Administrative Agent, as the case may be.
(b)    The Borrower shall timely pay any Other Taxes.
(c)    Each Loan Party shall indemnify and hold harmless the Administrative Agent and each Lender within 15 Business Days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes imposed on the Administrative Agent or such Lender, as the case may be (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section 2.17), and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the basis and calculation of the amount of such payment or liability delivered to the Borrower by a Lender or the Administrative Agent (as applicable) on its own behalf or on behalf of a Lender shall be conclusive absent manifest error.
(d)    Each Lender shall deliver to the Borrower and the Administrative Agent, at such time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation prescribed by applicable law and such other reasonably requested information as will permit the Borrower or the Administrative Agent, as the case may be, to determine (A) whether or not any payments made hereunder or under any other Loan Document are subject to withholding of Taxes, (B) if applicable, the required rate of withholding or deduction, and (C) such Lender's entitlement to any available exemption from, or reduction of, any such withholding of applicable Taxes in respect of any payments to be made to such Lender by any Loan Party pursuant to any Loan Document or otherwise to establish such Lender's status for withholding tax purposes in the applicable jurisdiction. In addition, any Lender, if requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements.
(e)    Without limiting the generality of Section 2.17(d), each Foreign Lender with respect to any Loan made to the Borrower shall, to the extent it is legally eligible to do so:
(i)    deliver to the Borrower and the Administrative Agent, prior to the date on which the first payment to the Foreign Lender is due hereunder, two copies of (A) in the case of a Foreign Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” United States Internal Revenue Service Form W-8BEN (or any applicable successor form) (together with a certificate (substantially in the form of Exhibit G, such certificate, the “Non-Bank Tax Certificate”) certifying that such Foreign Lender is not a bank for purposes of Section 881(c) of the Code, is not a “10-percent shareholder” (within the meaning of Section 871(h)(3)(B) of the Code) of the Borrower and is not a “controlled foreign corporation” related to the Borrower (within the meaning of Section 864(d)(4) of the Code), (B) Internal Revenue Service Form W-8BEN or Form W-8ECI (or any applicable successor form), in each case properly completed and duly executed by such Foreign Lender claiming complete exemption from, or reduced rate of, U.S. federal withholding tax on payments by the Borrower under this Agreement, (C) Internal Revenue Service Form W-8IMY (or any applicable successor form) and all necessary attachments (including the forms described in clauses (A) and (B) above, provided that if the Foreign Lender is a partnership and not a participating Lender, and one or more of the partners is claiming portfolio interest treatment, the Non-Bank Tax Certificate may be provided by such Foreign Lender on behalf of such partners) or (D) any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. federal withholding tax duly completed together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
(ii)    deliver to the Borrower and the Administrative Agent two further copies of any such form or certification (or any applicable successor form) on or before the date that any such form or certification expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
Any Foreign Lender that becomes legally ineligible to update any form or certification previously delivered shall promptly notify the Borrower and the Administrative Agent in writing of such Foreign Lender's inability to do so.
Each person that shall become a Participant pursuant to Section 10.04 or a Lender pursuant to Section 10.04 shall, upon the effectiveness of the related transfer, be required to provide all the forms and statements required pursuant to this Section 2.17(e); provided that a Participant shall furnish all such required forms and statements to the person from which the related participation shall have been purchased.

In addition, each Agent shall deliver to the Borrower (x)(I) prior to the date on which the first payment by the Borrower is due hereunder or (II) prior to the first date on or after the date on which such Agent becomes a successor Administrative Agent pursuant to Section 9.09 on which payment by the Borrower is due hereunder, as applicable, two copies of a properly completed and executed Internal Revenue Service Form W-9 certifying its exemption from U.S. federal backup withholding or such other properly completed and executed documentation prescribed by applicable law certifying its entitlement to an available exemption from applicable U.S. federal withholding taxes in respect of any payments to be made to such Agent by any Loan Party pursuant to any Loan Document including, as applicable, an Internal Revenue Service Form W-8IMY certifying that the Agent is a U.S. branch and intends to be treated as a U.S. person for purposes of withholding under Chapter 3 of the Code pursuant to Section 1.1441-l(b)(2)(iv) of the Treasury Regulations, and (y) on or before the date on which any such previously delivered documentation expires or becomes obsolete or invalid, after the occurrence of any event requiring a change in the most recent documentation previously delivered by it to the Borrower, and from time to time if reasonably requested by the Borrower, two further copies of such documentation.
(f)    If any Lender or the Administrative Agent, as applicable, determines, in its sole discretion, that it has received a refund of an Indemnified Tax or Other Tax for which a payment has been made by a Loan Party pursuant to this Agreement or any other Loan Document, which refund in the good faith judgment of such Lender or the Administrative Agent, as the case may be, is attributable to such payment made by such Loan Party, then the Lender or the Administrative Agent, as the case may be, shall reimburse the Loan Party for such amount (net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent, as the case may be, and without interest other than any interest received thereon from the relevant Governmental Authority with respect to such refund) as the Lender or Administrative Agent, as the case may be, determines in its sole discretion to be the proportion of the refund as will leave it, after such reimbursement, in no better or worse position (taking into account expenses or any Taxes imposed on the refund) than it would have been in if the Indemnified Tax or Other Tax giving rise to such refund had not been imposed in the first instance; provided that the Loan Party, upon the request of the Lender or the Administrative Agent agrees to repay the amount paid over to the Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Lender or the Administrative Agent in the event the Lender or the Administrative Agent is required to repay such refund to such Governmental Authority. In such event, such Lender or the Administrative Agent, as the case may be, shall, at the Borrower's request, provide the Borrower with a copy of any notice of assessment or other evidence of the requirement to repay such refund received from the relevant Governmental Authority (provided that such Lender or the Administrative Agent may delete any information therein that it deems confidential). A Lender or the Administrative Agent shall claim any refund that it determines is available to it, unless it concludes in its sole discretion that it would be adversely affected by making such a claim. No Lender nor the Administrative Agent shall be obliged to make available its tax returns (or any other information relating to its Taxes that it deems confidential) to any Loan Party in connection with this clause (f) or any other provision of this Section 2.17.
(g)    If the Borrower determines that a reasonable basis exists for contesting an Indemnified Tax or Other Tax for which a Loan Party has paid additional amounts or indemnification payments, each affected Lender or Agent, as the case may be, shall use reasonable efforts to cooperate with the Borrower as the Borrower may reasonably request in challenging such Tax. The Borrower shall indemnify and hold each Lender and Agent harmless against any out-of-pocket expenses incurred by such person in connection with any request made by the Borrower pursuant to this clause (g). Nothing in this clause (g) shall obligate any Lender or Agent to take any action that such person, in its sole judgment, determines may result in a material detriment to such person.
(h)    Each U.S. Lender shall deliver to the Borrower and the Administrative Agent two Internal Revenue Service Forms W-9 (or substitute or successor form), properly completed and duly executed, certifying that such U.S. Lender is exempt from U.S. federal backup withholding (i) on or prior to the Closing Date (or on or prior to the date it becomes a party to this Agreement), (ii) on or before the date that such form expires or becomes obsolete or invalid, (iii) after the occurrence of a change in the U.S. Lender's circumstances requiring a change in the most recent form previously delivered by it to the Borrower and the Administrative Agent, and (iv) from time to time thereafter if reasonably requested by the Borrower or the Administrative Agent.
(i)    If a payment made to any Lender or any Agent under this Agreement or any other Loan Document would be subject to U.S. federal withholding tax imposed by FATCA if such Lender or such Agent were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender or such Agent shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA, to determine whether such Lender has or has not complied with such Lender's obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (j), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
(j)    The agreements in this Section 2.17 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable under any Loan Document.
Section 2.18    Payments Generally; Pro Rata Treatment; Sharing of Set Offs.
(a)    Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, or of amounts payable under Section 2.15, 2.16, or 2.17, or otherwise) prior to 2:00 p.m., Local Time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except that payments pursuant to Sections 2.15, 2.16, 2.17 and 10.05 shall be made directly to the persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments under the Loan Documents shall be made in Dollars. Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.
(b)    If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, interest and fees and other Loan Obligations in cash then due from the Borrower hereunder, such funds shall be applied: first, ratably, to pay any fees, indemnities, or expense reimbursements then due to the Administrative Agent and the Collateral Agent from the Borrower under the Loan Documents; and second, ratably, to pay any fees or expense reimbursements then due to the Lenders from the Borrower under the Loan Documents; third, ratably, to pay interest due and payable in respect of any Revolving Facility Loans; fourth, ratably, to pay principal of Revolving Facility Loans then due from the Borrower hereunder; and fifth, ratably, to the payment of any other Loan Obligations due to the Agents or any Lender by the Borrower; and then, to the Borrower or as the Borrower shall direct or as a court of competent jurisdiction may otherwise direct.
(c)    If any Lender shall, by exercising any right of set off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Facility Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Facility Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Facility Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Facility Loans; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant (other than to the Borrower as to which the provisions of this paragraph (c) shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
(d)    Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.
(e)    If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.06(b) or (c), or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.
Section 2.19    Mitigation Obligations; Replacement of Lenders.
(a)    If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different Lending Office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future, and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
(b)    If any Lender requests compensation under Section 2.15, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.04), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts), and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

(c)    If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination which pursuant to the terms of Section 10.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) at its sole expense (including with respect to the processing and recordation fee referred to in Section 10.04(b)(ii)(B)) to replace such Non-Consenting Lender by deeming (by notice to such Non-Consenting Lender) such Non-Consenting Lender to have assigned its Loan, and its Revolving Facility Commitments hereunder, to one or more assignees that have consented to such assignment and that are reasonably acceptable to the Administrative Agent; provided that: (a) all Loan Obligations of the Borrower owing to such Non-Consenting Lender (including accrued Fees and any amounts due under Section 2.15, 2.16 or 2.17) being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment and (b) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon. No action by or consent of the Non-Consenting Lender shall be necessary in connection with such assignment, which shall be immediately and automatically effective upon payment of such purchase price. In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 10.04. Each Lender hereby grants to the Administrative Agent an irrevocable power of attorney (which power is coupled with an interest) to execute and deliver, on behalf of such Lender as assignor, any Assignment and Acceptance necessary to effectuate any assignment of such Lender’s interest hereunder in the circumstances contemplated by this Section 2.19(c) and the Administrative Agent agrees to effect such assignment; provided that, if such Non-Consenting Lender does not comply with Section 10.04 within three Business Days after the Borrower’s request, compliance with Section 10.04 shall not be required to effect such assignment.
Section 2.20    Illegality. If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Effective Date that it is unlawful, for any Lender or its applicable Lending Office to make or maintain any Eurocurrency Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurocurrency Loans or to convert ABR Borrowings to Eurocurrency Borrowings shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall upon demand from such Lender (with a copy to the Administrative Agent), either convert all Eurocurrency Borrowings of such Lender to ABR Borrowings, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurocurrency Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.
Section 2.21    [Reserved].
Section 2.22    Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)    such Defaulting Lender shall not be entitled to receive any Commitment Fee for any period during which such Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such Commitment Fee that otherwise would have been required to have been paid to such Defaulting Lender); and
(b)    any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise and including any amount that would otherwise be payable to such Defaulting Lender pursuant to Section 2.18(c)) shall, in lieu of being distributed to such Defaulting Lender, be retained by the Administrative Agent in a segregated account and, subject to any applicable requirements of law, be applied at such time or times as may be determined by the Administrative Agent (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, as the Borrower may request, to the funding of any Revolving Facility Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent, (iii) third, held in such account as cash collateral and released, pro rata, in order to satisfy such Defaulting Lender’s potential future funding obligations with respect to Revolving Facility Loans under this Agreement, (iv) fourth, to the payment of any amounts owing to the Lenders as a result of any judgment of a court of competent jurisdiction obtained by any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (v) fifth, to the payment of any amounts owing to the Borrower as a result of any judgment of a court of competent jurisdiction obtained by the Borrower against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, and (vi) sixth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if such payment is a prepayment of the principal amount of any Revolving Facility Loans in respect of which such Defaulting Lender has not fully funded its appropriate share and that were made at a time when the conditions set forth in Section 4.01 were satisfied, such payment shall be applied solely to prepay the Revolving Facility Loans of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Revolving Facility Loans of any Defaulting Lender.
(c)    In the event that the Administrative Agent and the Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date such Lender shall purchase at par such of the Revolving Facility Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause the Revolving Facility Loans to be in accordance with its Revolving Facility Percentage, as applicable.
Section 2.23    Extended Revolving Facility Commitments.
(a)    The Borrower may at any time and from time to time request that all or any portion of the Revolving Facility Commitments under any Facility (an “Existing Revolving Facility”) be converted to extend the scheduled maturity date(s) and/or termination date(s) of any payment of principal with respect to all or a portion of the loans or commitments in respect of such Existing Revolving Facility (any such Revolving Facility which has been so converted, an “Extended Revolving Facility”) and to provide for other terms consistent with this Section 2.23. In order to establish any Extended Revolving Facility, the Borrower shall provide a notice to the Administrative Agent (who shall provide a copy of such notice to each of the Lenders under the applicable Existing Revolving Facility) (an “Extension Request”) setting forth the proposed terms of the Extended Revolving Facility to be established which shall be substantially identical to the Existing Revolving Facility which is being converted except that:
(i)    all or any of the scheduled payments of principal (including the maturity date) and/or termination dates of the Extended Revolving Facility may be delayed to later dates than the scheduled payments of principal (including the maturity date) and/or termination dates of such Existing Revolving Facility to the extent provided in the applicable Extension Amendment;
(ii)    the interest margins and commitment fees with respect to the Extended Revolving Facility may be different than the interest margins and commitment fees for the Existing Revolving Facility and upfront fees may be paid to the Extending Lenders, in each case, to the extent provided in the applicable Extension Amendment;
(iii)    the Extension Amendment may provide for other covenants and terms that apply solely to any period after the latest final maturity or termination date of the Revolving Facility Commitments in effect on the effective date of the Extension Amendment immediately prior to the establishment of such Extended Revolving Facility; and
(iv)    the effectiveness of any Extended Revolving Facility shall be subject to, and conditioned upon, the prior repayment in full in cash of all Loan Obligations under any portion of each Existing Revolving Facility that are not subject to the relevant Extended Revolving Facility.
(b)    Any Extended Revolving Facility converted pursuant to any Extension Request shall be designated a series (an “Extension Series”) of Extended Revolving Facility Commitments for all purposes of this Agreement.
(c)    The Borrower shall provide the applicable Extension Request at least five (5) Business Days prior to the date on which Lenders under the Existing Revolving Facility are requested to respond. No Lender shall have any obligation to agree to have any of its Loans and commitments of any Existing Revolving Facility converted into an Extended Revolving Facility pursuant to any Extension Request. Any Lender (an “Extending Lender”) wishing to have all or any portion of its Loans and commitments under the Existing Revolving Facility subject to such Extension Request converted into Extended Revolving Facility shall notify the Administrative Agent (an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Loans and commitments under the Existing Revolving Facility which it has elected to request be converted into Extended Revolving Facility. In the event that the aggregate amount of commitments under an Existing Revolving Facility subject to Extension Elections exceeds the amount of commitments under an Extended Revolving Facility requested pursuant to the Extension Request, commitments subject to Extension Elections shall be converted to commitments under an Extended Revolving Facility on a pro rata basis based on the amount of commitments included in each such Extension Election.

(d)    Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document, (i) no Extended Revolving Facility Commitment is required to be in any minimum amount or any minimum increment, (ii) any Extending Lender may extend all or any portion of its Revolving Facility Commitment pursuant to one or more Extension Requests (subject to applicable proration in the case of over participation) (including the extension of any Extended Revolving Facility); and (iii) any Extended Revolving Facility and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Loan Obligations under this Agreement and the other Loan Documents.
(e)    Extended Revolving Facilities shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement among the Borrower, the Administrative Agent and each Extending Lender providing an Extended Revolving Facility thereunder which shall be consistent with the provisions set forth in paragraph (a) above (but which shall not require the consent of any other Lender). Each of the parties hereto hereby agrees that, upon the effectiveness of any Extension Amendment in accordance with its terms, (i) this Agreement shall be deemed amended as set forth therein, notwithstanding anything to the contrary set forth in Section 10.08(b), (ii) such Extension Amendment shall be binding on the Lenders, the Loan Parties and the other parties hereto and (iii) all Loan Obligations that are not subject to the relevant Extended Revolving Facility shall be paid in full in cash. All Extended Revolving Facilities and all obligations in respect thereof shall be Loan Obligations under this Agreement and the other Loan Documents that are secured by the Collateral on a pari passu basis with all other Loan Obligations under this Agreement and in connection with any Extension Amendment, notwithstanding anything to the contrary set forth in Section 10.08, the Loan Parties and the Collateral Agent shall enter into such amendments to the Security Documents as may be reasonably requested by the Cash Flow Collateral Agent (which shall not require any consent from any Lender) in order to ensure that the Extended Revolving Facility Commitments are provided with the benefit of the applicable Security Documents on a pari passu basis with the other Loan Obligations.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES
On the Closing Date and on the date of each Credit Event as provided in Section 4.01 (and on the Effective Date as and to the extent provided in Section 4.03), the Borrower represents and warrants to each of the Lenders that:
Section 3.01    Organization; Powers. Each of Holdings and the Borrower (a) is a partnership, limited liability company or corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is qualified to do business in each jurisdiction where such qualification is required, except where the failure so to qualify would not reasonably be expected to have a Material Adverse Effect, and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.
Section 3.02    Authorization. The execution, delivery and performance by Holdings and the Borrower of each of the Loan Documents to which it is a party, and the borrowings hereunder and the transactions forming a part of the Transactions (a) have been duly authorized by all corporate, stockholder, partnership or limited liability company action required to be obtained by Holdings and the Borrower and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or, memorandum or articles of incorporation or other constitutive documents (including any partnership, limited liability company or operating agreements) or bylaws of Holdings or the Borrower, so long as, in the event of any foreclosure on any security interest in the Androscoggin Facilities, the Administrative Agent or a Lender receives any necessary regulatory approvals prior to foreclosing on any security interest in the Androscoggin Facilities, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, certificate of designation for preferred stock, agreement or other instrument to which Holdings or the Borrower is a party or by which any of them or any of their property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, certificate of designation for preferred stock, agreement or other instrument, where any such conflict, violation, breach or default referred to in clause (i) or (ii) of this Section 3.02(b), would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (iii) result in the creation or imposition of any Lien upon or with respect to any property or assets now owned or hereafter acquired by Holdings or the Borrower, other than the Liens created by the Loan Documents and Permitted Liens.
Section 3.03    Enforceability. This Agreement has been duly executed and delivered by Holdings and the Borrower and constitutes, and each other Loan Document when executed and delivered by each Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Loan Party enforceable against each such Loan Party in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other similar laws affecting creditors’ rights generally, (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law), and (iii) implied covenants of good faith and fair dealing.
Section 3.04    Governmental Approvals. No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions, the perfection or maintenance of the Liens created under the Security Documents or the exercise by any Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral, except for: (a) the filing of Uniform Commercial Code financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office, (c) recordation of the Mortgages, (d) such actions, consents, approvals, registrations and filings as have been made or obtained and are in full force and effect and are set forth on Schedule 3.04 and (e) such actions, consents, approvals, registrations and filings the failure of which to be obtained or made would not reasonably be expected to have a Material Adverse Effect.

Section 3.05    Financial Statements. The balance sheet of the Borrower on an actual basis as of the Effective Date and the Closing Date and as adjusted to give effect to the Transactions, copies of which have heretofore been furnished to each Lender, presents fairly in all material respects the financial position of the Borrower as of such date. The financial statements delivered pursuant to Section 5.04(a), (b) and (c), in each case, have been prepared in accordance with GAAP, present fairly in all material respects the financial position of the Borrower as at the date of such financial statements and the results of operations and cash flows of Borrower for the period then ended (subject to normal year-end audit adjustments, normal quarterly adjustments and the absence of footnotes, as applicable).
Section 3.06    No Material Adverse Effect. There has been no event or circumstance that, individually or in the aggregate with other events or circumstances, has had or would reasonably be expected to have a Material Adverse Effect.
Section 3.07    Title to Properties; Possession Under Leases.
(a)    Each of Holdings and the Borrower has good record and insurable fee simple title to, or valid leasehold interests in, or easements or other limited property interests in, all its Real Properties (including all Mortgaged Properties) and has valid title to its personal property and assets, in each case, except for Permitted Liens and except for defects in title that do not materially interfere with its ability to conduct its business as currently conducted or to utilize such properties and assets for their intended purposes and except where the failure to have such title would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All such properties and assets are free and clear of Liens, other than Permitted Liens.
(b)    The Borrower has not defaulted under any lease to which it is a party, except for such defaults as would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. All of the Borrower’s leases are in full force and effect, except leases in respect of which the failure to be in full force and effect would not reasonably be expected to have a Material Adverse Effect. Except as set forth on Schedule 3.07(b), each of Holdings and the Borrower enjoys peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)    The Borrower has not received any notice of any pending condemnation proceeding, nor, to its knowledge, is there any condemnation proceeding contemplated, in each case, affecting any material portion of the Mortgaged Properties or any sale or disposition thereof, in lieu of condemnation, that remains unresolved.
(d)    Neither Holdings nor the Borrower is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein.
Section 3.08    Subsidiaries. (a) Schedule 3.08(a) (as modified from time to time by the Borrower) sets forth the name and jurisdiction of incorporation, formation or organization of each subsidiary of Holdings and, as to each such subsidiary, the percentage of each class of

Equity Interests owned by Holdings or by any such subsidiary. The Borrower has no subsidiaries.
(a)    There are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments (other than stock options granted to employees or directors and directors’ qualifying shares) of any nature relating to any Equity Interests of Holdings or the Borrower.
Section 3.09    Litigation; Compliance with Laws.
(b)    There are no actions, suits or proceedings at law or in equity, or by or on behalf of any Governmental Authority or in arbitration now pending, or, to the knowledge of Holdings or the Borrower, threatened in writing against or affecting Holdings or the Borrower or any business, property or rights of any such person which would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
(c)    None of Holdings or the Borrower or their respective properties or assets is in violation of (nor will the continued operation of their material properties and assets as currently conducted violate) any law, rule or regulation (including any zoning, building, ordinance, code or approval or any building permit, but excluding any Environmental Laws, which are subject to Section 3.16) or any restriction of record or agreement affecting any Mortgaged Property, or is in default with respect to any judgment, writ, injunction or decree of any Governmental Authority, where such violation or default would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 3.10    Federal Reserve Regulations.
(a)    Neither Holdings nor the Borrower is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.
(b)    No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is inconsistent with, the provisions of the regulations of the Board, including Regulation U or Regulation X.
Section 3.11    Investment Company Act; Regulatory Status.
(a)    Neither Holdings nor the Borrower is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.
(b)    Each of the Androscoggin Facilities has been properly licensed by FERC and is in compliance with all applicable federal and state licenses, requirements, and obligations relating to the operation of the Androscoggin Facilities. Each of the Androscoggin Facilities is a QF, and neither Holdings nor the Borrower is subject to regulation as a “public utility” or a “licensee” under the Federal Power Act. The Borrower will be a “public utility” and a “licensee” under the

Federal Power Act upon FERC acceptance of its market-based rate tariff and approval of the transfer of the Androscoggin Facilities’ FERC licenses. The regulatory status of Holdings, the Borrower and each of the Androscoggin Facilities is not the subject of any pending or, to the Borrower’s knowledge, threatened judicial or administrative proceedings to revoke or modify such status. To the Borrower’s knowledge, there are no facts that are reasonably likely to cause any of the Androscoggin Facilities to lose its status as a QF.
Section 3.12    Use of Proceeds. The Borrower will use the proceeds of the Revolving Facility Loans solely for general working capital and other general corporate purposes, to pay Permitted Parent Entity Distributions and to pay the Transaction Expenses.
Section 3.13    Taxes.
(a)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, each of Holdings and the Borrower has filed or caused to be filed all federal, state, local and non‑U.S. Tax returns required to have been filed by it, and each such Tax return is true and correct;
(b)    Each of Holdings and the Borrower has timely paid or caused to be timely paid, all Taxes or assessments payable by it (except Taxes or assessments that are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which Holdings or the Borrower (as the case may be) has set aside on its books adequate reserves in accordance with GAAP), which Taxes, if not paid or adequately provided for, would, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and
(c)    Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect, there are no claims being asserted in writing with respect to any Taxes.
Section 3.14    No Material Misstatements. All written information (other than the Projections, estimates and information of a general economic nature or general industry nature) (the “Information”) concerning Holdings, the Borrower, the Transactions and any other transactions contemplated hereby prepared by or on behalf of the foregoing or their representatives and made available to any Lenders or the Administrative Agent in connection with the Transactions or the other transactions contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Lenders and did not, taken as a whole, contain any untrue statement of a material fact as of any such date or omit to state a material fact necessary in order to make the statements contained therein, taken as a whole, not materially misleading in light of the circumstances under which such statements were made.
Section 3.15    No Employees. Neither Holdings nor the Borrower has or has ever had any employees. Neither Holdings nor the Borrower sponsors, maintains, contributes to or otherwise has, or reasonably expects to incur, any liability, direct or indirect, contingent or otherwise, with respect to any employee benefit plan that is subject to ERISA.
Section 3.16    Environmental Matters. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (i) no written notice, request for information, order, complaint or penalty has been received by the Borrower, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the Borrower’s knowledge, threatened which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower, (ii) the Borrower has all environmental permits, licenses and other approvals necessary for its operations to comply with all applicable Environmental Laws and is, and for the last three years has been, in compliance with the terms of such permits, licenses and other approvals and with all other applicable Environmental Laws, (iii) no Hazardous Material is located or has been Released at, on or under any property currently or, to the Borrower’s knowledge, formerly owned, operated or leased by the Borrower in amounts or concentrations that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower under any Environmental Laws, and no Hazardous Material has been generated, owned, treated, stored, handled or controlled by the Borrower and transported to or Released at any location in amounts or concentrations that would reasonably be expected to give rise to any cost, liability or obligation of the Borrower under any Environmental Laws, and (iv) there are no agreements in which the Borrower has expressly assumed or undertaken responsibility for any known or reasonably likely liability or obligation of any other person arising under or relating to Environmental Laws, which in any such case has not been made available to the Administrative Agent prior to the Effective Date.
Section 3.17    Security Documents.
(a)    The Collateral Agreement is effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties described therein) a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof. In the case of the Pledged Collateral described in the Collateral Agreement, when certificates or promissory notes, as applicable, representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement (other than the Intellectual Property (as defined in the Collateral Agreement) and except as provided in clause (c) below with respect to Mortgaged Property), when financing statements and other filings specified in the Perfection Certificate are filed in the offices specified in the Perfection Certificate, the Collateral Agent (for the benefit of the Secured Parties) shall have a perfected Lien on, and security interest in, all right, title and interest of the Loan Parties in such Collateral and, subject to Section 9-315 of the New York Uniform Commercial Code, the proceeds thereof, as security for the Loan Obligations to the extent perfection can be obtained by filing Uniform Commercial Code financing statements, in each case prior and superior in right to any other person (except for Permitted Liens).
(b)    When the Collateral Agreement or a summary thereof is properly filed in the United States Patent and Trademark Office and the United States Copyright Office, and, with respect to Collateral in which a security interest cannot be perfected by such filings, upon the proper filing of the financing statements referred to in paragraph (a) above, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title and interest of the Loan Parties thereunder in United States federally registered, issued or pending Intellectual Property Rights, in each case (i) prior and superior in right to the Lien of any other person, except for Permitted Liens and (ii) if and to the extent a security interest in such Intellectual Property Rights can be perfected by such filings. The parties acknowledge that subsequent recordings in the United States Patent and Trademark Office and

the United States Copyright Office may be necessary to perfect a Lien on registered trademarks and patents, trademark and patent applications and registered copyrights acquired by the Loan Parties after the Closing Date.
(c)    The Mortgages executed and delivered pursuant to the Collateral and Guarantee Requirement or Section 5.10 shall be effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable Lien on all of the Loan Parties’ right, title and interest in and to the Mortgaged Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected Lien on, and security interest in, all right, title, and interest of the Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the Uniform Commercial Code, the proceeds thereof, in each case prior and superior in right to any other person (except for Permitted Liens).
Section 3.18    Location of Real Property and Leased Premises.
(a)    Schedule 3.18 (as modified from time to time by the Borrower) correctly identifies all Real Property owned by Holdings or the Borrower. Holdings and the Borrower own in fee all the Real Property set forth as being owned by them on such Schedule 3.18.
(b)    Schedule 3.18 (as modified from time to time by the Borrower) lists correctly, all Real Property leased by Holdings and the Borrower and the addresses thereof. Holdings and the Borrower have in all material respects valid leases in all the Real Property set forth as being leased by them on such Schedule 3.18.
Section 3.19    Solvency.
(a)    On the Closing Date (immediately after giving effect to the Transactions on the Closing Date) and after the Closing Date, (i) the fair value of the assets of Holdings and the Borrower on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of Holdings and the Borrower; (ii) the present fair saleable value of the property of Holdings and the Borrower on a consolidated basis will be greater than the amount that will be required to pay the probable liability of Holdings and the Borrower on a consolidated basis, respectively, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii)  Holdings and the Borrower on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) Holdings and the Borrower on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.
(b)    Neither Holdings nor the Borrower intends to, and neither Holdings nor the Borrower believes that it or any of its subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such subsidiary and the timing and amounts of cash to be payable on or in respect of its Indebtedness, or the Indebtedness of any such subsidiary.
Section 3.20    Power Purchasing Agreement; UOOMA. Each of the Power Purchasing Agreement and the UOOMA is in full force and effect.
Section 3.21    Insurance. Each of the Loan Parties and their respective Properties are insured with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations. Schedule 3.21 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of Holdings and the Borrower as of the Closing Date. As of such date, such insurance is in full force and effect.
Section 3.22    No Default. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.
Section 3.23    Intellectual Property; Licenses; Etc. Except as to matters that would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect: (a) Holdings and the Borrower owns, or possesses the right to use, all of the patents, trademarks, service marks, trade names, copyrights, mask works, domain names, applications and registrations for any of the foregoing technology, trade secrets, proprietary information, software, know-how, processes and other intellectual property rights (collectively, “Intellectual Property Rights”) that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other person; (b) to the knowledge of Holdings and the Borrower are not interfering with, infringing upon, misappropriating or otherwise violating Intellectual Property Rights of any person; and (c) no claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened.
Section 3.24    USA PATRIOT Act/OFAC.
(a)    To the extent applicable, the Borrower is in compliance in all material respects with (i) the Trading with the Enemy Act, as amended, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended), and any other enabling legislation or executive order relating thereto, and (ii) the USA PATRIOT Act.
(b)    Neither Holdings nor the Borrower nor, to the knowledge of the Borrower, any director or officer of the Borrower is subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Borrower will not directly or indirectly use the proceeds of the Loans or otherwise make available such proceeds to any person or country for the purpose of funding any operations in, financing any investments or activities in, or making any payments to any person or country subject to any U.S. sanctions administered by OFAC.
(c)    No part of the proceeds of any Loan will be used, directly or, to the knowledge of the Borrower, indirectly, for any payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the U.S. Foreign Corrupt Practices Act of 1977.
Section 3.25    Foreign Corrupt Practices Act. Neither Holdings nor the Borrower, nor, to the knowledge of Holdings or the Borrower, any of their directors, officers, agents or employees has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (ii) made any direct or indirect unlawful payment to any government official or employee from corporate funds, (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or the Bribery Act 2010 of the United Kingdom or similar law of the European Union or any European Union Member State or similar law of a jurisdiction in which Holdings or the Borrower conduct their business and to which they are lawfully subject or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment.
ARTICLE 4                     CONDITIONS
Section 4.01    All Credit Events. The obligations of the Lenders to make Loans hereunder (each, a “Credit Event”) are subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions on the date of each Borrowing:
(a)    The Administrative Agent shall have received a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03(a)).
(b)    The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).
(c)    At the time of, and immediately after, such Borrowing, no Event of Default or Default shall have occurred and be continuing or would result therefrom.
(d)    The Power Purchasing Agreement and the UOOMA shall remain in full force and effect.
Each such Borrowing shall be deemed to constitute a representation and warranty by the Borrower on the date of such Borrowing, issuance, amendment, extension or renewal as applicable, as to the matters specified in paragraphs (b), (c) and (d) of this Section 4.01.
Section 4.02    Closing Date. The obligations of the Lenders to make Loans after the Closing Date are subject to the satisfaction (or waiver in accordance with Section 10.08) of the following conditions on or prior to the Closing Date:
(a)    The Administrative Agent shall have received, on behalf of itself and the Lenders, (i) a written opinion of (A) Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent and (B) Pierce Atwood LLP, special Maine counsel for the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent, in each case (x) dated the Closing Date and (y) addressed to the Administrative Agent and the Lenders, (ii) a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties, dated the Closing Date, addressed to the Administrative Agent and the Lenders, with respect to non-consolidation and true sale matters, in form and substance reasonably satisfactory to the Administrative Agent, (iii) a written opinion of Stinson Leonard Street LLP, special counsel for the Loan Parties, dated the Closing Date, addressed to the Administrative Agent and the Lenders, with respect to regulatory matters, in form and substance reasonably satisfactory to the Administrative Agent, and (iv) a written opinion of Preti, Flaherty, Beliveau & Pachios, Chartered, LLP, special counsel for the Loan Parties, dated the Closing Date, addressed to the Administrative Agent and the Lenders, with respect to regulatory matters, in form and substance reasonably satisfactory to the Administrative Agent.
(b)    The elements of the Collateral and Guarantee Requirement required to be satisfied on the Closing Date shall have been satisfied, and the Administrative Agent shall have received the results of a search of the Uniform Commercial Code, tax, judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the relevant jurisdictions of organization and such other lien searches as may be reasonably requested by the Administrative Agent and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released, or shall be released on the Closing Date.
(c)    The Agents shall have received all fees payable thereto or to any Lender on or prior to the Closing Date, but in no event later than May 30, 2014, and, to the extent invoiced, all other amounts due and payable pursuant to the Loan Documents on or prior to the Closing Date, but in no event later than May 30, 2014, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses (including reasonable and documented fees, out-of-pocket charges and disbursements of Cahill Gordon & Reindel LLP and Drummond Woodsum) required to be reimbursed or paid by the Loan Parties hereunder or under any Loan Document.
(d)    The Administrative Agent shall have received insurance certificates satisfying the requirements of Section 5.02.
(e)    The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.
(f)    FERC shall have approved the transfer of the Androscoggin FERC Licenses from Verso Androscoggin to Androscoggin Power and the Administrative Agent shall have received evidence satisfactory to it of the same.

(g)    The Administrative Agent shall have received a certificate from the chief financial officer of Holdings certifying that the Loan Parties, on a consolidated basis, after giving effect to the Transactions to occur on or prior to the Closing Date, are solvent.
(h)    The Administrative Agent shall have received the financial statements referred to in the first sentence of Section 3.05.
(i)    The Merger Agreement shall be in effect and remain effective.
(j)    The Borrower shall have deposited or caused to have been deposited not less than $1.5 million in cash into the Interest Reserve Account.
(k)    The Androscoggin Power Contribution shall have been consummated in accordance with all applicable laws and in accordance with the terms and conditions of the Androscoggin Power Transaction Documents in all respects without any waiver, amendment, supplement or other modification that is adverse to the Lenders or to the Borrower.
(l)    The Power Purchasing Agreement and UOOMA remains in full force and effect.
(m)    The representations and warranties set forth in the Loan Documents shall be true and correct in all material respects as of such date, as applicable, with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall have been true and correct in all material respects as of such earlier date).
(n)    No Event of Default or Default shall have occurred and be continuing or would result therefrom.
(o)    The Borrower shall have delivered to the Administrative Agent a certificate signed by a Responsible Officer of the Borrower, dated as of the Closing Date, certifying that all of the conditions in Section 4.02(i), 4.02(k), 4.02(l), 4.02(m) and 4.02(n) have been satisfied on such date.
(p)    The UOOMA shall have been released from escrow and shall be fully executed and delivered.
Section 4.03    Effectiveness. The effectiveness of this Agreement is subject to satisfaction (or waiver in accordance with Section 10.08) of the following conditions on the Effective Date:
(a)    The Administrative Agent shall have received from each of Holdings, the Borrower and the Lenders (i) a counterpart of this Agreement signed on behalf of such party and, to the extent a Note is requested by any Lender, a signature page to such Note, or (ii) written evidence reasonably satisfactory to the Administrative Agent (which may include delivery of a signed signature page of this Agreement by facsimile or other means of electronic transmission (e.g., “pdf”)) that such party has signed a counterpart of this Agreement and, to the extent a Note is requested by any Lender, a signature page to such Note.

(b)    The Administrative Agent shall have received, on behalf of itself and the Lenders, a written opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, special counsel for the Loan Parties, (x) dated the Effective Date, (y) addressed to the Administrative Agent and the Lenders, and (z) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request.
(c)    The Administrative Agent shall have received in the case of each Loan Party each of the items referred to in clauses (i), (ii), (iii) and (iv) below:
(i)    a copy of the certificate or memorandum and articles of incorporation, certificate of limited partnership or certificate of formation, including all amendments thereto, of each Loan Party, (A) in the case of a corporation, certified as of a recent date by the Secretary of State (or other similar official) (where such certification is available in the relevant person’s jurisdiction of incorporation) of the jurisdiction of its organization, and a certificate as to the good standing (or similar concept, to the extent such concept or a similar concept exists under the laws of such jurisdiction) of each such Loan Party as of a recent date from such Secretary of State (or other similar official), or (B) in the case of a partnership or limited liability company, certified by the Secretary or Assistant Secretary or similar officer of each such Loan Party;
(ii)    a certificate of the Secretary or Assistant Secretary or similar officer of each Loan Party dated the Effective Date and certifying:
(A)    that attached thereto is a true and complete copy of the bylaws (or partnership agreement, limited liability company agreement or other equivalent governing documents) of such Loan Party as in effect on the Effective Date and at all times since a date prior to the date of the resolutions described in clause (B) below,
(B)    that attached thereto is a true and complete copy of resolutions duly adopted by the Board of Directors (or equivalent governing body) of such Loan Party (or its managing general partner or managing member or equivalent body) authorizing the execution, delivery and performance of the Loan Documents to which such person is a party and, in the case of the Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Effective Date,
(C)    that the certificate or memorandum and articles of incorporation, certificate of limited partnership or certificate of formation or other equivalent governing document of such Loan Party has not been amended since the date of the last amendment thereto disclosed pursuant to clause (i) above,
(D)    as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Loan Party and

(E)    as to the absence of any pending proceeding for the dissolution or liquidation of such Loan Party or, to the knowledge of such person, threatening the existence of such Loan Party;
(iii)    a certificate of a director or another officer as to the incumbency and specimen signature of the Secretary or Assistant Secretary or similar officer executing the certificate pursuant to clause (ii) above; and
(iv)    such other documents as the Administrative Agent and the Lenders on the Effective Date may reasonably request (including without limitation, tax identification numbers and addresses).
(d)    The elements of the Collateral and Guarantee Requirement required to be satisfied on the Effective Date shall have been satisfied, and the Administrative Agent shall have received the results of a search of the Uniform Commercial Code, tax, judgment, United States Patent and Trademark Office and United States Copyright Office filings made with respect to the Loan Parties in the relevant jurisdictions of organization and such other lien searches as may be reasonably requested by the Administrative Agent and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are Permitted Liens or have been released, or shall be released on the Effective Date.
(e)    The Borrower shall have duly authorized, executed and delivered the Fee Letter.
(f)    The Administrative Agent shall have received all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the USA PATRIOT Act.
(g)    The Administrative Agent shall have received an executed Perfection Certificate dated as of the Effective Date, and signed by a Responsible Officer of the Borrower, together with all attachments contemplated thereby.
(h)    The Merger Agreement shall be in effect and remain effective.
(i)    The Borrower shall have entered into the Power Purchasing Agreement and the UOOMA and the Administrative Agent shall have received evidence satisfactory to it that the Power Purchasing Agreement remains in full force and effect; provided that, the UOOMA shall be subject to the terms of the Escrow Letter.
(j)    The Borrower, Verso Androscoggin and Verso Maine Energy LLC shall each have executed the UOOMA and the UOOMA shall have been delivered to First American Title Insurance Company, as escrow agent, to be held in escrow pursuant to the Escrow Letter.
(k)    The representations and warranties set forth in Sections 3.01, 3.02, 3.03, 3.04, 3.05, 3.10(a), 3.11(a), 3.17(a), 3.17(b), 3.20 (solely with respect to the Power Purchasing Agreement), 3.24 and 3.25 shall be true and correct in all material respects.

ARTICLE 5
AFFIRMATIVE COVENANTS
The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Revolving Facility Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full in cash, unless the Required Lenders shall otherwise consent in writing, the Borrower will:
Section 5.01    Existence; Businesses and Properties.
(a)    Do, or cause to be done, all things necessary to preserve, renew and keep in full force and effect its legal existence.
(b)    Except where the failure to do so would not reasonably be expected to have a Material Adverse Effect, do or cause to be done all things necessary to (i) lawfully obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement).
Section 5.02    Insurance.
(a)    Maintain, with financially sound and reputable insurance companies, insurance in such amounts and against such risks as are customarily maintained by similarly situated companies engaged in the same or similar businesses operating in the same or similar locations and cause the Collateral Agent to be listed as a co-loss payee on Insurance policies and as an additional insured on liability policies.
(b)    On and after the Closing Date, with respect to any Mortgaged Properties, if at any time the area in which the Premises (as defined in the Mortgages) are located is designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent may from time to time reasonably require, and otherwise comply with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time.
(c)    In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:
(i)    none of the Administrative Agent, the Lenders, and their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Loan

Parties shall look solely to their insurance companies or any other parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Administrative Agent, the Lenders or their agents or employees. If, however, the insurance policies, as a matter of the internal policy of such insurer, do not provide waiver of subrogation rights against such parties, as required above, then Holdings (on behalf of itself and behalf of its subsidiaries) hereby agrees, to the extent permitted by law, to waive (and Holdings further agrees to cause each of its subsidiaries to waive), its right of recovery, if any, against the Administrative Agent, the Collateral Agent, the Lenders and their agents and employees; and
(ii)    the designation of any form, type or amount of insurance coverage by the Administrative Agent under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of Holdings or the Borrower or the protection of their properties.
Section 5.03    Taxes. Pay and discharge promptly when due all material Taxes, imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims which, if unpaid, might give rise to a Lien (other than a Permitted Lien) upon such properties or any part thereof; provided, however, that such payment and discharge shall not be required with respect to any such Tax or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings, and Holdings or the Borrower, as applicable, shall have set aside on its books reserves in accordance with GAAP with respect thereto.
Section 5.04    Financial Statements, Reports, Etc. Furnish to the Administrative Agent (and the Administrative Agent will promptly furnish such information to the Lenders):
(a)    Within 90 days of the end of each fiscal year, for each fiscal year, a balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower, as of the close of such fiscal year and the results of its operations during such year, which balance sheet and related statements of operations, cash flows and owners’ equity shall be certified by a Financial Officer of the Borrower, on behalf of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations and cash flows of the Borrower in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes);
(b)    Within 45 days of the end of each fiscal quarter, for each of the fiscal quarters of each fiscal year (beginning with the fiscal quarter ended June 30, 2014), a balance sheet and related statements of operations and cash flows showing the financial position of the Borrower as of the close of such fiscal quarter and the results of its operations during such fiscal quarter and the then elapsed portion of the fiscal year, all of which shall be in reasonable detail and which balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower, on behalf of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations and cash flows of the Borrower in accordance with GAAP (subject to normal year end audit adjustments and the absence of footnotes);
(c)    Within 30 days of the end of each calendar month (beginning May 31, 2014), for each calendar month, a balance sheet and related statements of operations and cash flows showing the financial position of the Borrower as of the close of such calendar month and the results of its operations during such calendar month and the then elapsed portion of the fiscal year, all of which shall be in reasonable detail and which balance sheet and related statements of operations and cash flows shall be certified by a Financial Officer of the Borrower, on behalf of the Borrower, as fairly presenting, in all material respects, the financial position and results of operations and cash flows of the Borrower in accordance with GAAP (subject to normal year end audit adjustments, normal quarterly adjustments and the absence of footnotes);
(d)    Within 30 days, for each calendar month (beginning May 31, 2014), a certificate of a Financial Officer of the Borrower substantially in the form of Exhibit F (a) certifying that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (b) certifying the cash balance maintained in the Interest Reserve Account, and (c) setting forth computations in reasonable detail demonstrating compliance with Section 6.15, and demonstrating the calculation of Debt Service and Available Cash as of the end of such applicable period; and
(e)    Promptly, from time to time, such other information regarding the operations, business affairs and financial condition of Holdings or the Borrower, or compliance with the terms of any Loan Document, the Power Purchasing Agreement or the UOOMA as in each case the Administrative Agent may reasonably request (in each case, for itself or on behalf of any Lender).
Section 5.05    Litigation and Other Notices. Furnish to the Administrative Agent (which will promptly thereafter furnish to the Lenders) written notice of the following promptly after any Responsible Officer of Holdings or the Borrower obtains actual knowledge thereof:
(a)    any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;
(b)    the filing or commencement of, or any written threat or notice of intention of any person to file or commence, any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against Holdings or the Borrower as to which an adverse determination is reasonably probable and which, if adversely determined, would reasonably be expected to have a Material Adverse Effect; and
(c)    any other development specific to Holdings or the Borrower that has had, or would reasonably be expected to have, a Material Adverse Effect.
Section 5.06    Compliance with Laws. Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect; provided that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower and its respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
Section 5.07    Maintaining Records; Access to Properties and Inspections. Maintain books and all financial records in accordance with GAAP and, upon five Business Days’ notice, permit any authorized representatives of the Administrative Agent to visit and inspect (including for environmental matters) the financial records and the properties of Holdings or the Borrower and to make extracts from and copies of such financial records, and permit any persons designated by the Administrative Agent upon reasonable prior notice to Holdings or the Borrower to discuss the affairs, finances and condition of Holdings or the Borrower with the officers thereof and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or contract and so long as the Borrower has the opportunity to participate in any discussions with such certified public accountants), in each case, at the expense of the Borrower, at reasonable times during normal business hours and without undue disruption to the businesses of the Borrower as often as may be reasonably requested by the Administrative Agent.
Section 5.08    Use of Proceeds. Use the proceeds of the Revolving Facility Loans solely for general working capital and other general corporate purposes, to pay Permitted Parent Entity Distributions and to pay the Transaction Expenses.
Section 5.09    Compliance with Environmental Laws. Comply, and make reasonable efforts to cause all lessees and other persons occupying their respective properties to comply, with all Environmental Laws applicable to their respective operations and properties; and obtain and renew all material authorizations and permits required pursuant to Environmental Law for their respective operations and properties, in each case in accordance with Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.
Section 5.10    Further Assurances; Additional Security.
(a)    Execute any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, Mortgages and other documents), that may be required under any applicable law, or that the Collateral Agent may reasonably request, to satisfy the Collateral and Guarantee Requirement and to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties and provide to the Collateral Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Collateral Agent as to the perfection and priority of the Liens created or intended to be created by the Security Documents.
(b)    If any asset (including any owned Real Property (other than owned Real Property covered by paragraph (c) below) or improvements thereto or any interest therein) that has an individual fair market value in an amount greater than $1.0 million is acquired by the Borrower or any other Loan Party after the Closing Date (in each case other than (x) assets constituting Collateral under a Security Document that become subject to the Lien of such Security

Document upon acquisition thereof, and (y) assets that are not required to become subject to Liens in favor of the Collateral Agent pursuant to Section 5.10(e) or the Security Documents), (i) notify the Collateral Agent thereof, (ii) if such asset is comprised of Real Property, deliver to Collateral Agent an updated Schedule 1.01A reflecting the addition of such asset, and (iii) cause such asset to be subjected to a Lien securing the Loan Obligations and take such actions as shall be necessary or reasonably requested by the Collateral Agent to grant and perfect such Liens, including actions described in paragraph (a) of this Section 5.10, all at the expense of the Borrower, subject to paragraph (e) below.
(c)    Grant to the Collateral Agent security interests and mortgages in such owned Real Property of the Borrower as are not covered by the original Mortgages, to the extent acquired after the Effective Date and having a fair market value (as determined by the Borrower in good faith) at the time of acquisition in excess of $1.0 million pursuant to documentation substantially in the form of the Mortgages delivered to the Collateral Agent on or prior to the Closing Date or in such other form as is reasonably satisfactory to the Collateral Agent (each, an “Additional Mortgage”) and constituting valid and enforceable Liens subject to no other Liens except Permitted Liens, at the time of perfection thereof, record or file the Additional Mortgage or instruments related thereto in such manner and in such places as is required by law to establish, perfect, preserve and protect the Liens in favor of the Collateral Agent required to be granted pursuant to the Additional Mortgages and pay in full, all Taxes, fees and other charges payable in connection therewith and deliver to the Collateral Agent an updated Schedule 1.01A reflecting such additional Mortgaged Properties, in each case subject to paragraph (e) below. Unless otherwise waived by the Collateral Agent in its sole discretion, with respect to each such Additional Mortgage, the Borrower shall deliver to the Collateral Agent contemporaneously therewith the other requirements set forth in paragraphs (e), (f) and (g) of the Collateral and Guarantee Requirement.
(d)    (i) Furnish to the Collateral Agent prompt written notice of any change (A) in any Loan Party’s corporate or organization name, (B) in any Loan Party’s identity or organizational structure, (C) in any Loan Party’s organizational identification number or (D) in any Loan Party’s jurisdiction of organization; provided that the Borrower shall not effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties and (ii) promptly notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.
(e)    The Collateral and Guarantee Requirement, and the other provisions of this Section 5.10, need not be satisfied with respect to (i) any vehicle, (ii) any assets acquired after the Closing Date, to the extent that, and for so long as, taking such actions would violate applicable law or an enforceable contractual obligation binding on such assets that existed at the time of the acquisition thereof and was not created or made binding on such assets in contemplation or in connection with the acquisition of such assets (except in the case of assets acquired with Indebtedness of the type permitted pursuant to Section 6.01(f)  that is secured by a Permitted Lien) or (iii) those assets as to which the Administrative Agent shall reasonably determine that the costs of obtaining or perfecting such a security interest are excessive in relation to the value of the security to be afforded thereby; provided that, upon the reasonable request of the Collateral Agent, Holdings and the Borrower shall use commercially reasonable efforts to have waived or eliminated any contractual obligation of the types described in clause (ii) above.
Notwithstanding anything to the contrary in this Agreement, the Security Documents, or any other Loan Document, (i) the Administrative Agent may grant extensions of time for the requirements of creating or perfecting security interests in or the obtaining of title insurance, legal opinions, appraisals, flood insurance and surveys with respect to particular assets (including extensions beyond the Closing Date for the perfection of security interests in the assets of the Loan Parties on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished without undue effort or expense by the time or times at which it would otherwise be required by this Agreement or the other Loan Documents, (ii) Liens required to be granted from time to time pursuant to this Agreement and the Security Documents shall be subject to exceptions and limitations set forth in the Security Documents and (iii) the Administrative Agent and the Borrower may make such modifications to the Mortgages, and execute and/or consent to such easements, covenants, rights of way or similar instruments (and Administrative Agent may agree to subordinate the Lien of any Mortgage to any such easement, covenant, right of way or similar instrument of record or may agree to recognize any tenant pursuant to an agreement in a form and substance reasonably acceptable to the Administrative Agent), as are reasonable or necessary and otherwise permitted by this Agreement and the other Loan Documents.
Section 5.11    Power Purchasing Agreement. Upon a Potential Event of Default or Event of Default (each as defined in the Power Purchasing Agreement) under the Power Purchasing Agreement or the substitution, replacement or termination of the Power Purchasing Agreement, take all necessary action in order to sell energy, ancillary services, capacity or other related products or services at a fair market price to third party purchasers but, in any event, to begin to take action within five (5) Business Days of such date of Potential Event of Default or Event of Default (each as defined in the Power Purchasing Agreement) or the termination of the Power Purchasing Agreement.
Section 5.12    Separateness. Comply with and maintain the following:
(a)    the Borrower will maintain all of its deposit accounts or accounts, separate from those of Holdings and any of the Borrower’s or Holdings’ Affiliates with commercial banking institutions and will not commingle any of its funds or other assets with those of Holdings, any other subsidiary of Holdings or any other Affiliate of Holdings or the Borrower;
(b)    the Borrower will issue separate financial statements from any other Person, and the Borrower will maintain separate company records and books of account and will file its own income tax returns separate from any other Person, except to the extent it is treated as a “disregarded entity” for tax purposes or is not otherwise required to file tax returns under applicable law;
(c)    the Borrower will act solely in its own name and through its duly authorized (in the manner as required by its Organization Documents) officers, directors,

managers, representatives or agents in the conduct of its businesses and will otherwise hold itself out as an entity separate from any other Person (including in all oral and written communications, including all invoices, purchase orders, and contracts);
(d)    the Borrower will (i) conduct in all material respects its business solely in its own name, in a manner not misleading to other Persons as to its identity separate from any from any other Person, (ii) hold itself out and identify itself as a separate and distinct entity under its own name and not as a division or part of any other Person, and (iii) maintain an arm’s length relationship with its Affiliates;
(e)    the Borrower shall at all times maintain at least two independent directors or, in the case of a limited liability company, independent managers, at least one of whom is an employee of a national-recognized corporate services company that provides independent directors in the ordinary course of its business and each of whom, for the five year period prior to his or her appointment as an independent director or manager, has not been, and during the continuation of his or her service as an independent director or manager is not: (i) an employee, director, member (other than a springing member), stockholder, partner or officer of the Borrower, Holdings or any of its Affiliates, (ii) a customer or supplier of the Borrower, Holdings or any of its Affiliates (other than an independent director or manager provided by a nationally-recognized corporate services company that provides independent directors or managers in the ordinary course of its business) or (iii) any member of the immediate family of a person described in (i) or (ii);
(f)    the Borrower will comply in all material respects with the terms of its Organization Documents, including the provisions therein relating to the separateness of such Person from all other Persons and any limitation of activities provided therein;
(g)    the Borrower (i) will hold assets in its own name, (ii) will pay its own liabilities out of its own funds and assets, (iii) will not acquire obligations or securities of its partners, members or shareholders, and (iv) will consider the interests of its creditors in connection with all corporate or limited liability company actions; and
(h)    the Borrower will not assume or guarantee or become obligated for the debts of any other Person or hold out its credit or its assets as being available to satisfy the obligations of any other Person except for the Loan Obligations.
ARTICLE 6
NEGATIVE COVENANTS
The Borrower covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) and until the Revolving Facility Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not:

Section 6.01    Indebtedness. Incur, create, assume or permit to exist any Indebtedness, except:
(a)    Indebtedness existing on the Effective Date and set forth on Schedule 6.01 and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany indebtedness Refinanced with Indebtedness owed to a person not affiliated with the Borrower);
(b)    Indebtedness created hereunder and under the other Loan Documents;
(c)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services, in each case incurred in the ordinary course of business; provided that (x) such Indebtedness (other than credit or purchase cards) is extinguished within ten Business Days of notification to the Borrower of its incurrence, and (y) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;
(d)    Indebtedness arising from agreements of the Borrower providing for indemnification, adjustment of purchase or acquisition price or similar obligations, in each case, incurred or assumed in connection with the disposition of any assets not prohibited by this Agreement, other than Guarantees of Indebtedness incurred by any person acquiring all or any portion of such assets for the purpose of financing such acquisition;
(e)    Indebtedness in respect of letters of credit, bank guarantees, warehouse receipts or similar instruments issued to support performance obligations and trade letters of credit (other than obligations in respect of other Indebtedness) in the ordinary course of business;
(f)    Indebtedness consisting of (i) the financing of insurance premiums, or (ii) take or pay obligations contained in supply arrangements, in each case, in the ordinary course of business;
(g)    unsecured Indebtedness in respect of obligations of the Borrower to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that such obligations are incurred in connection with open accounts extended by suppliers on customary trade terms (which require that all such payments be made within 60 days after the incurrence of the related obligations) in the ordinary course of business and not in connection with the borrowing of money or any Swap Agreements;
(h)    Indebtedness of the Borrower incurred under lines of credit or overdraft facilities (including, but not limited to, intraday, ACH and purchasing card/T&E services) extended by one or more financial institutions reasonably acceptable to the Administrative Agent or one or more of the Lenders and (in each case) established for the Borrower’s ordinary course of business (such Indebtedness, the “Overdraft Line”); and
(i)    all premium (if any, including tender premiums), defeasance costs, interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (j) above.

Section 6.02    Liens. Create, incur, assume or permit to exist any Lien on any property or assets (including stock or other securities of any person, including the Borrower) at the time owned by it, or on any income or revenues or rights in respect of any thereof, except the following (collectively, “Permitted Liens”):
(a)    Liens on property or assets of the Borrower existing on the Effective Date (or created following the Effective Date pursuant to agreements in existence on the Effective Date requiring the creation of such Liens) and, in each case, set forth on Schedule 6.02(a) and any modifications, replacements, renewals or extensions thereof; provided that such Liens shall secure only those obligations that they secure on the Effective Date (and any Permitted Refinancing Indebtedness in respect of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other property or assets of the Borrower other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien, and (B) proceeds and products thereof;
(b)    any Lien created under the Loan Documents (including Liens under the Overdraft Line) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;
(c)    Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;
(d)    Liens imposed by law (other than Liens for Taxes), including landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower shall have set aside on its books reserves in accordance with GAAP;
(e)    pledges and deposits and other Liens securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower;
(f)    deposits and other Liens to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, performance and return of money bonds, bids, leases, government contracts, trade contracts, agreements with utilities, and other obligations of a like nature (including letters of credit in lieu of any such bonds or to support the issuance thereof) incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;
(g)    zoning restrictions, survey exceptions, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, special assessments, rights-of-way covenants, conditions, restrictions and declarations on or with respect to the use of Real Property, servicing agreements, development agreements, site plan agreements and other similar encumbrances incurred in the ordinary course of business and title defects or irregularities that, in the case of each of the foregoing, are of a minor nature and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower;
(h)    Liens securing judgments that do not constitute an Event of Default under Section 8.01(j); provided that such Liens, to the extent that they secure aggregate amounts of more than $5.0 million, shall be discharged within 60 days of the creation thereof;
(i)    Liens disclosed on the final title insurance policies delivered on or subsequent to the Closing Date pursuant to Section 5.10 and approved by the Collateral Agent (acting reasonably) and any replacement, extension or renewal of any such Lien; provided that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;
(j)    any interest or title of a lessor or sublessor under any leases or subleases entered into by the Borrower in the ordinary course of business;
(k)    Liens that are contractual rights of set off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower, or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower in the ordinary course of business;
(l)    Liens arising solely by virtue of any statutory or common law provision relating to banker’s liens, rights of set off or similar rights;
(m)    Liens securing obligations in respect of trade related letters of credit, bank guarantees or similar obligations permitted under Section 6.01(e) and covering the property (or the documents of title in respect of such property) financed by such letters of credit, bank guarantees or similar obligations and the proceeds and products thereof;
(n)    Liens solely on any cash earnest money deposits made by the Borrower in connection with any letter of intent or purchase agreement in respect of any Investment permitted hereunder;
(o)    Liens arising from precautionary Uniform Commercial Code financing statements regarding operating leases or consignments entered into in connection with any transaction otherwise permitted under this Agreement; or
(p)    Liens securing insurance premium financing arrangements; provided that such Liens are limited to the applicable unearned insurance premiums.
Section 6.03    Sale and Lease Back Transactions. Enter into any arrangement, directly or indirectly, with any person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.
Section 6.04    Investments, Loans and Advances. Purchase, hold or acquire any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest in (each, an “Investment”), any other person, except:
(a)    the Transactions;
(b)    Permitted Investments of amounts on deposit in the Interest Reserve Account and Investments that were Permitted Investments when made;
(c)    Investments arising out of the receipt by the Borrower of non-cash consideration for the sale of assets permitted under Section 6.05;
(d)    accounts receivable, security deposits and prepayments arising and trade credit granted in the ordinary course of business and any assets or securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;
(e)    Investments resulting from pledges and deposits under Sections 6.02(e), (f), (h) and (n);
(f)    Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business or Investments acquired by the Borrower as a result of a foreclosure by the Borrower with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(g)    Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers consistent with past practices;
(h)    Investments by the Borrower, if the Borrower would otherwise be permitted to make a Restricted Payment in such amount; and
(i)    Investments consisting of purchases and acquisitions of supplies, materials and equipment or purchases of contract rights or licenses or leases of intellectual property, in each case in the ordinary course of business.
Notwithstanding any other provision of this Section 6.04, in no event shall the Borrower form or acquire any subsidiary.
Section 6.05    Mergers, Consolidations, Sales of Assets and Acquisitions. Merge into or consolidate with any other person, or permit any other person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions)

all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Borrower, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other person or any division, unit or business of any person, except that this Section 6.05 shall not prohibit:
(a)    (i) the acquisition or lease (pursuant to an operating lease) of any asset in the ordinary course of business by the Borrower, (ii) the sale of surplus, obsolete, damaged or worn out equipment or other property in the ordinary course of business by the Borrower, or (iii) the sale of Permitted Investments in the ordinary course of business;
(b)    sales of energy, ancillary services, capacity or other related products or services in the ordinary course of business; provided that such sales shall be pursuant to the Power Purchasing Agreement (except that to the extent that there is any excess capacity after giving effect to the Power Purchasing Agreement arrangements or if the Power Purchasing Agreement has been terminated or is in default, the Borrower may sell such excess capacity to third parties pursuant to Section 5.11);
(c)    Investments permitted by Section 6.04, Permitted Liens, dividends permitted by Section 6.06 and Capital Expenditures permitted by Section 6.13; and
(d)    acquisitions and purchases made with the proceeds of any insurance proceeds or award resulting from any taking under power of eminent domain or by condemnation or similar proceeding pursuant to the first proviso of paragraph (d) of the definition of “Net Proceeds.”
Notwithstanding anything to the contrary contained in Section 6.05, (i) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 unless such disposition is for fair market value, (ii) no sale, transfer or other disposition of assets shall be permitted by paragraph (a) or (b) of this Section 6.05 unless such disposition is for 100% cash consideration (other than the offsets contemplated by the Power Purchasing Agreement), and (iii) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 of the Androscoggin Facilities; provided that the Loan Parties shall not be precluded from entering into agreements for the sale, transfer or other disposition of the Androscoggin Facilities so long as the proceeds from any such sale, transfer or other disposition shall be used to repay the Loan Obligations in full in cash and permanently reduce the Revolving Facility Commitment in full at the time of the closing of any such sale, transfer or other disposition. To the extent that any Collateral is disposed of in a transaction expressly permitted by this Section 6.05, such Collateral shall be sold free and clear of the Liens created by the Loan Documents, and the Administrative Agent shall take, and shall be authorized by each Lender to take, any actions reasonably requested by the Borrower in order to evidence the foregoing.
Section 6.06    Dividends and Distributions. Declare or pay any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional Equity Interests (other than Disqualified Stock) of the person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any of its Equity Interests or set aside any amount for any such purpose (other than through the issuance of additional Equity Interests (other than Disqualified Stock) of the person redeeming, purchasing, retiring or acquiring such shares) (all of the foregoing, “Restricted Payments”); provided, however, that:
(a)    the Borrower may make Restricted Payments to Holdings in respect of (i) overhead, legal, accounting and other professional fees and expenses of Holdings or any Parent Entity, (ii) franchise taxes and other fees, taxes and expenses in connection with the maintenance of its existence and its (or any Parent Entity’s indirect) ownership of the Borrower, (iii) payments permitted by Section 6.07(b) (other than Section 6.07(b)(ii)), and (iv) (x) with respect to each tax year or portion thereof that the Borrower qualifies as a Flow Through Entity, the Borrower may make Restricted Payments to the holders of Equity Interests of the Borrower (or to any direct or indirect parent of the Borrower or holders of Equity Interests in such parent); and (y) with respect to any tax year or portion thereof that the Borrower does not qualify as a Flow Through Entity, the Borrower may make Restricted Payments to any direct or indirect parent company of the Borrower that files a consolidated U.S. federal, state or local income tax return that includes the Borrower, in each case in an amount not to exceed the amount that the Borrower would have been required to pay in respect of federal, state or local income taxes (as the case may be) payable on such returns in respect of such year if the Borrower paid such taxes directly as a stand-alone taxpayer (and deeming the Borrower to be a taxpaying corporation and parent of a group if it is a Flow Through Entity); provided that in the case of clauses (i), (ii) and (iii), the amount of such Restricted Payments shall not exceed the portion of any amounts referred to in such clauses (i), (ii) and (iii) that are allocable to the Borrower; and
(b)    the Borrower may make any Permitted Parent Entity Distribution as long as (i) no Default or Event of Default has occurred and is continuing or would result therefrom and (ii) no Triggering Event has occurred.
Section 6.07    Transactions with Affiliates.
(a)    Sell or transfer any property or assets to, or purchase or acquire any property or assets from, or otherwise engage in any other transaction with, any of its Affiliates or any direct or indirect holder of 10% or more of any class of Equity Interests of Holdings or the Borrower in a transaction, unless such transaction is (i) otherwise permitted (or required) under this Agreement, or (ii) upon terms no less favorable to the Borrower than would be obtained in a comparable arm’s length transaction with a person that is not an Affiliate. For purposes of this Section 6.07, any transaction with any Affiliate or any such 10% holder shall be deemed to have satisfied the standard set forth in clause (ii) of the immediately preceding sentence if such transaction is approved by a majority of the Disinterested Directors of Holdings or the Borrower.
(b)    The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement:
(i)    transactions pursuant to the Transaction Documents, the Transactions and permitted transactions, agreements and arrangements in existence on the Effective Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment is not adverse to the Borrower or the Lenders in any material respect;

(ii)    Restricted Payments permitted under Section 6.06, including payments to Holdings;
(iii)    transactions permitted by, and complying with, the provisions of Section 6.05;
(iv)    transactions with any Parent Entity for the maintenance and operation of the Androscoggin Facilities pursuant to the Power Purchasing Agreement and the UOOMA (subject to the terms of the Escrow Letter) (in each case as in effect on the Effective Date or as amended to the extent such amendment is not adverse to the Borrower or the Lenders in any material respect); provided that, such Parent Entity will reimburse such Loan Party for the fair market value of any such transaction that is for the benefit of such Parent Entity; and
(v)    the issuance, sale, transfer of Equity Interests of the Borrower to Holdings and capital contributions by Holdings to the Borrower.
Section 6.08    Business of the Borrower. Notwithstanding any other provisions hereof, engage at any time in any business or business activity other than any business or business activity conducted by any of them on the Closing Date and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary thereto.
Section 6.09    Limitation on Modifications and Bylaws. Amend or modify in any manner materially adverse to the Lenders, or grant any waiver or release under or terminate in any manner (if such granting or termination shall be materially adverse to the Lenders), the articles or certificate of incorporation, by laws, limited liability company operating agreement, partnership agreement or other organizational documents of the Borrower.
Section 6.10    Swap Agreements. Enter into any Swap Agreement.
Section 6.11    No Other “Designated Senior Debt”. Designate, or permit the designation of, any Indebtedness as “Designated Senior Debt” or any other similar term for the purpose of the definition of the same.
Section 6.12    Fiscal Year; Accounting. Permit its fiscal year to end on any date other than December 31.
Section 6.13    Capital Expenditures. Make Capital Expenditures in an aggregate amount in excess of $2.0 million.
Section 6.14    Financial Covenant. On and after the Closing Date, permit the amount of cash in the Interest Reserve Account to be less than $1.5 million; provided that, in the event that the Administrative Agent withdraws cash from the Interest Reserve Account pursuant to the next sentence, the Borrower shall cause the amount of cash in the Interest Reserve Account to be greater than or equal to $1.5 million within five (5) Business Days from the date of any such withdrawal. If any interest or Fees hereunder are not paid on the date on which such interest and Fees are due and owing, the Administrative Agent is hereby authorized to withdraw funds to make payments of such interest and Fees then due and owing on the Business Day immediately following the date that any such interest and Fees are due and owing.
Section 6.15    Debt Service Coverage Ratio Covenant. Permit the Debt Service Coverage Ratio for the most recently ended Debt Service Coverage Period to be less than 2.0 to 1.0.
Section 6.16    Formation of Subsidiaries. Form or acquire any subsidiary.
Section 6.17    Power Purchasing Agreement and UOOMA. Amend or modify the Power Purchasing Agreement or the UOOMA in any manner adverse to the Borrower and the Lenders, or grant any waiver or release under (if such amendment, modification or granting shall be materially adverse to the Borrower or the Lenders) or substitute, replace or terminate in any manner, the Power Purchasing Agreement or the UOOMA.
Section 6.18    ERISA. Have any employees or sponsor, maintain, contribute to or otherwise incur any liability, direct or indirect, contingent or otherwise, with respect to any employee benefit plan that is subject to ERISA.
ARTICLE 7
HOLDINGS COVENANTS
Section 7.01    Holdings Covenants. Holdings covenants and agrees with each Lender that, so long as this Agreement shall remain in effect (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made), and until the Revolving Facility Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document have been paid in full, unless the Required Lenders shall otherwise consent in writing, (A) Holdings will not create, incur, assume or permit to exist (a) any Lien on any of the Equity Interests issued by the Borrower other than the Liens created under the Loan Documents, and (b) any Indebtedness other than the Indebtedness created under the Loan Documents, and (B) Holdings shall not conduct, transact or otherwise engage in any business or operations other than (a) Holdings shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence, (b) other than in connection with the Androscoggin Power Transactions, Holdings shall at all times own directly 100% of the Equity Interests of the Borrower and shall not sell, transfer or otherwise dispose of the Equity Interests in the Borrower, (c) Holdings shall own 100% of the Equity Interests of its subsidiaries on the Effective Date and (d) Holdings shall comply with Sections 5.01(a), 5.02(c), 5.05, 5.06, 5.07 and 5.10 as if each reference therein to the Borrower were a reference to Holdings.
ARTICLE 8
EVENTS OF DEFAULT
Section 8.01    Events of Default. In case of the happening of any of the following events (each, an “Event of Default”):
(a)    any representation or warranty made or deemed made by Holdings, the Borrower or any other Loan Party herein or in any other Loan Document or any certificate or document delivered pursuant hereto or thereto shall prove to have been false or misleading in any material respect when so made or deemed made;
(b)    default shall be made in the payment of any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;
(c)    default shall be made in the payment of any interest on any Loan or in the payment of any Fee or any other amount (other than an amount referred to in clause (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;
(d)    default shall be made in the due observance or performance by Holdings or the Borrower of any covenant, condition or agreement contained in Section 5.01(a), 5.05(a), 5.08, 5.11, 5.12 or in Article 6 or Article 7;
(e)    default shall be made in the due observance or performance by Holdings or the Borrower of any covenant, condition or agreement contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above), and such default shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent to the Borrower;
(f)    (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity, or (B) enables or permits (with all applicable grace and cure periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; or (ii) Holdings or the Borrower shall fail to pay the principal of any Material Indebtedness at the stated final maturity thereof; provided that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;
(g)    there shall have occurred a Change in Control;
(f)    an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of Holdings or the Borrower, or of a substantial part of the property or assets of Holdings or the Borrower, under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or the Borrower or for a substantial part of the property or assets of Holdings or the Borrower, or (iii) the winding up or liquidation of Holdings or the Borrower; and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;
(i)    Holdings or the Borrower shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for Holdings or the Borrower or for a substantial part of the property or assets of Holdings or the Borrower, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors, or (vi) become unable or admit in writing its inability or fail generally to pay its debts as they become due;
(j)    the failure by Holdings or the Borrower to pay or cause to be paid one or more final judgments aggregating in excess of $5.0 million (to the extent not covered by insurance), which judgments are not discharged or effectively waived or stayed for a period of 45 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of Holdings or the Borrower to enforce any such judgment;
(k)    the occurrence of a Potential Event of Default or Event of Default (each as defined in the Power Purchasing Agreement) under the Power Purchasing Agreement;
(l)    (i) any material provision of any Loan Document shall for any reason be asserted in writing by Holdings or the Borrower not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Security Document and to extend to assets that are not immaterial to Holdings and the Borrower on a consolidated basis shall cease to be, or shall be asserted in writing by the Borrower or any other Loan Party not to be, a valid and perfected security interest (perfected as or having the priority required by this Agreement or the relevant Security Document and subject to such limitations and restrictions as are set forth herein and therein) in the securities, assets or properties covered thereby, except to the extent that any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file Uniform Commercial Code continuation statements, and except to the extent that such loss is covered by a lender’s title insurance policy and the Collateral Agent shall be reasonably satisfied with the credit of such insurer, or (iii) the Guarantees pursuant to the Security Documents by Holdings or the Borrower of any of the Loan Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by Holdings or the Borrower not to be in effect or not to be legal, valid and binding obligations; or
(m)    In every such event (other than an event with respect to the Borrower described in clause (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate forthwith the Revolving Facility Commitments and (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding; and in any event with respect to the

Borrower described in paragraph (h) or (i) above, the Revolving Facility Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable, without presentment, demand, protest or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.
ARTICLE 9
THE AGENTS
Section 9.01    Appointment
(a)    Each Lender hereby irrevocably designates and appoints the Administrative Agent as the agent of such Lender under this Agreement and the other Loan Documents, including, without limitation, as the Collateral Agent for such Lender and the other applicable Secured Parties under the applicable Security Documents, and each such Lender irrevocably authorizes the Administrative Agent, in such capacity, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders hereby grants to the Administrative Agent any required powers of attorney to execute any Security Document governed by the laws of such jurisdiction on such Lender’s behalf. Notwithstanding any provision to the contrary elsewhere in this Agreement, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent.
(b)    In furtherance of the foregoing, each Lender, hereby appoints and authorizes the Administrative Agent to act as the agent of such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Loan Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Administrative Agent (and any Subagents appointed by the Administrative Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights or remedies thereunder at the direction of the Administrative Agent) shall be entitled to the benefits of this Article 9 (including, without limitation, Section 9.07) as though the Administrative Agent (and any such Subagents) were an “Agent” under the Loan Documents, as if set forth in full herein with respect thereto.
(c)    Each Lender irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Lien on any property granted to or held by the Administrative Agent under any Loan Document (A) upon termination of the Revolving Facility Commitments and payment in full in cash of all Loan Obligations (other than in respect of contingent indemnification expense reimbursement obligations for which no claim has been made), (B) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Loan Document to a person that is not a Loan Party, or (C) if approved, authorized or ratified in writing in accordance with Section 10.08. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release its interest in particular types or items of property, or to release any Guarantor from its obligations under the Loan Documents.
(d)    In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, (i) the Administrative Agent (irrespective of whether the principal of any Loan Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (A) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of any or all of the Loan Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent and any Subagents allowed in such judicial proceeding, and (B) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and (ii) any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under the Loan Documents. Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment or composition affecting the Loan Obligations or the rights of any Lender to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.
Section 9.02    Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care. The Administrative Agent may also from time to time, when the Administrative Agent deems it to be necessary or desirable, appoint one or more trustees, co-trustees, collateral co-agents, collateral subagents or attorneys-in-fact (each, a “Subagent”) with respect to all or any part of the Collateral; provided that no such Subagent shall be authorized to take any action with respect to any Collateral unless and except to the extent expressly authorized in writing by the Administrative Agent. Should any instrument in writing from the Borrower or any other Loan Party be required by any Subagent so appointed by the Administrative Agent to more fully or certainly vest in and confirm to such Subagent such rights, powers, privileges and duties, the Borrower shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the

Administrative Agent. If any Subagent, or successor thereto, shall die, become incapable of acting, resign or be removed, all rights, powers, privileges and duties of such Subagent, to the extent permitted by law, shall automatically vest in and be exercised by the Administrative Agent until the appointment of a new Subagent. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent, attorney-in-fact or Subagent that it selects in accordance with the foregoing provisions of this Section 9.02 in the absence of the Administrative Agent’s gross negligence or willful misconduct.
Section 9.03    Exculpatory Provisions. Neither any Agent or its Affiliates nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates shall be (a) liable for any action lawfully taken or omitted to be taken by it or such person under or in connection with this Agreement or any other Loan Document (except to the extent that any of the foregoing are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from its or such person’s own gross negligence or willful misconduct), or (b) responsible in any manner to any of the Lenders for any recitals, statements, representations or warranties made by any Loan Party or any officer thereof contained in this Agreement or any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Agents under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party a party thereto to perform its obligations hereunder or thereunder. The Agents shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Loan Documents. Without limiting the generality of the foregoing, (i) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing, and (ii) the Administrative Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the person serving as the Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default unless and until notice describing such Default or Event of Default is given to the Administrative Agent in writing by the Borrower or a Lender. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (A) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (B) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (C) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (D) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Security Documents, (E) the value or the sufficiency of any Collateral, (F) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent, or (G) monitoring or enforcing prohibitions on assignments of Loans to Ineligible Institutions.

Section 9.04    Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution), or conversation believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to any Credit Event, that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to such Credit Event. The Administrative Agent may consult with legal counsel (including counsel to Holdings or the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or, if so specified by this Agreement, all or other Lenders) as it deems appropriate or it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense that may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Required Lenders (or, if so specified by this Agreement, all or other Lenders), and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and all future holders of the Loans.
Section 9.05    Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default unless the Administrative Agent has received written notice from a Lender, Holdings or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a “notice of default.” In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lenders. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Required Lenders (or, if so specified by this Agreement, all or other Lenders); provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lenders.
Section 9.06    Non-Reliance on Agents and Other Lenders. Each Lender expressly acknowledges that neither the Agents nor any of their respective officers, directors, employees, agents, attorneys-in-fact or affiliates have made any representations or warranties to it, and that no act by any Agent hereafter taken, including any review of the affairs of a Loan Party or any affiliate of a Loan Party, shall be deemed to constitute any representation or warranty by any Agent to any Lender. Each Lender represents to the Agents that it has, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates and made its own decision to make its Loans hereunder and enter into this Agreement. Each Lender also represents that it will, independently and without reliance upon any Agent or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their affiliates. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of any Loan Party or any affiliate of a Loan Party that may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or affiliates.
Section 9.07    Indemnification. The Lenders agree to indemnify each Agent, in each case in its capacity as such (to the extent not reimbursed by Holdings or the Borrower and without limiting the obligation of Holdings or the Borrower to do so), in the amount of its pro rata share (based on its aggregate Revolving Facility Exposure and, in the case of the indemnification of each Agent, and unused Revolving Facility Commitments hereunder) (determined at the time such indemnity is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent in any way relating to or arising out of the Revolving Facility Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent under or in connection with any of the foregoing; provided that no Lender shall be liable for the payment of any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements that are found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from such Agent’s gross negligence or willful misconduct. The failure of any Lender to reimburse any Agent promptly upon demand for its ratable share of any amount required to be paid by the Lenders to such Agent as provided herein shall not relieve any other Lender of its obligation hereunder to reimburse such Agent for its ratable share of such amount, but no Lender shall be responsible for the failure of any other Lender to reimburse such Agent for such other Lender’s ratable share of such amount. The agreements in this Section 9.07 shall survive the payment of the Loans and all other amounts payable under any Loan Document.
Section 9.08    Agent in its Individual Capacity. Each Agent and its affiliates may make loans to, accept deposits from, and generally engage in any kind of business with any Loan Party as though such Agent were not an Agent. With respect to its Loans made or renewed by it, each Agent shall have the same rights and powers under this Agreement and the other Loan

Documents as any Lender and may exercise the same as though it were not an Agent, and the terms “Lender” and “Lenders” shall include each Agent in its individual capacity.
Section 9.09    Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 10 days’ notice to the Lenders and the Borrower. If the Administrative Agent shall resign as Administrative Agent under this Agreement and the other Loan Documents, then the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall (unless an Event of Default under Section 8.01(b), (c), (h) or (i) shall have occurred and be continuing) be subject to approval by the Borrower (which approval shall not be unreasonably withheld or delayed), whereupon such successor agent shall succeed to the rights, powers and duties of the Administrative Agent, and the term “Administrative Agent” shall mean such successor agent effective upon such appointment and approval, and the former Administrative Agent’s rights, powers and duties as Administrative Agent shall be terminated, without any other or further act or deed on the part of such former Administrative Agent or any of the parties to this Agreement or any holders of the Loans. If no successor agent has accepted appointment as Administrative Agent by the date that is 10 days following a retiring Administrative Agent’s notice of resignation, the retiring Administrative Agent’s resignation shall nevertheless thereupon become effective, and the Lenders shall assume and perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. After any retiring Administrative Agent’s resignation as Administrative Agent, the provisions of this Section 9.09 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement and the other Loan Documents.
ARTICLE 10
MISCELLANEOUS
Section 10.01    Notices; Communications.
(a)    Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.01(b)), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile or electronic means as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:
(i)    if to any Loan Party or the Administrative Agent or the Collateral Agent, to the address, facsimile number, electronic mail address or telephone number specified for such person on Schedule 10.01; and
(ii)    if to any other Lender, to the address, facsimile number, electronic mail address or telephone number specified in its Administrative Questionnaire.
(b)    The Borrower hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to the Borrower, that the Borrower will provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the

Administrative Agent or to the Lenders pursuant to the Loan Documents, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request, a notice pursuant to Section 2.07, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default or Event of Default under this Agreement or any other Loan Document, or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent. In addition, the Borrower agrees to continue to provide the Communications to the Administrative Agent or to the Lenders, as the case may be, in the manner specified in the Loan Documents. The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its e-mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Documents. Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such e-mail address.
(c)    Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received. Notices sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications to the extent provided in Section 10.01(b) shall be effective as provided in such Section 10.01(b).
(d)    Any party hereto may change its address or telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto.
(e)    Documents required to be delivered pursuant to Section 5.04 may be delivered electronically (including as set forth in Section 10.17) and if so delivered, shall be deemed to have been delivered on the date (i) on which the Borrower posts such documents, or provides a link thereto on the Borrower’s website on the Internet at the website address listed on Schedule 10.01, or (ii) on which such documents are posted on the Borrower’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that (A) the Borrower shall deliver paper copies of such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender, and (B) the Borrower shall notify the Administrative Agent and each Lender (by facsimile or electronic mail) of the posting of any such documents and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the certificates required by Section 5.04(d) to the Administrative Agent. Except for such certificates required by Section 5.04(d), the Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.
Section 10.02    Survival of Agreement. All covenants, agreements, representations and warranties made by the Loan Parties herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and shall survive the making by the Lenders of the Loans, and the execution and delivery of the Loan Documents, regardless of any investigation made by such persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid and so long as the Revolving Facility Commitments have not been terminated. Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Sections 2.15, 2.17 and 10.05) shall survive the payment in full of the principal and interest hereunder and the termination of the Revolving Facility Commitments or this Agreement.
Section 10.03    Binding Effect. This Agreement shall become effective when the requirements of Section 4.03 shall have been satisfied, and thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, the Administrative Agent, the Collateral Agent and each Lender and their respective permitted successors and assigns.
Section 10.04    Successors and Assigns.
(a)    The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void), and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section 10.04. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in clause (c) of this Section 10.04), and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement or the other Loan Documents.
(b)    (i)    Subject to the conditions set forth in subclause (b)(ii) below, any Lender may assign to one or more assignees (each, an “Assignee”) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Revolving Facility Commitments and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed (it being understood that any failure by the Borrower to consent to an assignment to an Ineligible Institution shall be reasonable)) of:

(A)    the Borrower (which consent will be deemed to have been given if the Borrower has not responded within ten Business Days after delivery of any request for consent); provided that no consent of the Borrower shall be required for an assignment to a Lender, an affiliate of a Lender, an Approved Fund (as defined below) or, if a Default or Event of Default has occurred and is continuing, any other person (including any Ineligible Institution); and
(B)    the Administrative Agent; provided that no consent of the Administrative Agent shall be required for an assignment to any other person if a Default or Event of Default has occurred or is continuing.
(ii)    Assignments shall be subject to the following additional conditions:
(A)    except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Revolving Facility Commitments or Loans, the amount of the Revolving Facility Commitments or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $1.0 million unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided that (1) no such consent of the Borrower shall be required if a Default or Event of Default has occurred and is continuing, and (2) such amounts shall be aggregated in respect of each Lender and its Affiliates or Approved Funds (with simultaneous assignments to or by two or more Related Funds shall be treated as one assignment), if any;
(B)    the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance via an electronic settlement system acceptable to the Administrative Agent or, if previously agreed with the Administrative Agent, manually execute and deliver to the Administrative Agent a processing and recordation fee of $3,500 (which fee may be waived or reduced in the sole discretion of the Administrative Agent); provided that only one such fee shall be due in respect of a simultaneous assignment to more than one Affiliate of a Lender or Approved Fund;
(C)    the Assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17; and
(D)    the Assignee shall not be (1) the Borrower or any of the Borrower’s Affiliates, (2) a Defaulting Lender or (3) a natural person.
For the purposes of this Section 10.04, “Approved Fund” means any person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by (a) a Lender,

(b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)    Subject to acceptance and recording thereof pursuant to paragraph (b)(v) below, from and after the effective date specified in each Assignment and Acceptance the Assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 10.05). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 10.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section 10.04.
(iv)    The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Revolving Facility Commitments of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
(v)    Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an Assignee, the Assignee’s completed Administrative Questionnaire (unless the Assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section 10.04, any applicable tax forms and any written consent to such assignment required by paragraph (b) of this Section 10.04, the Administrative Agent shall promptly accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment, whether or not evidenced by a promissory note, shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph (b).
(c)    By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the Assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (i) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and that its Revolving Facility Commitment, and the outstanding balances of its Revolving Facility Loans, in each case without giving effect to assignments thereof which have not become effective, are as set forth in such Assignment and Acceptance; (ii) except as set forth in clause (i) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto, or the financial condition of Holdings or the Borrower or the performance or observance by Holdings or the Borrower of any of its obligations under this Agreement, any other Loan Document or any other instrument or document furnished pursuant hereto; (iii) the Assignee represents and warrants that it is legally authorized to enter into such Assignment and Acceptance; (iv) the Assignee confirms that it has received a copy of this Agreement, together with copies of the most recent financial statements referred to in Section 3.05 (or delivered pursuant to Section 5.04), and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (v) the Assignee will independently and without reliance upon the Administrative Agent, the Collateral Agent, such assigning Lender or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (vi) the Assignee appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms of this Agreement, together with such powers as are reasonably incidental thereto; and (vii) the Assignee agrees that it will perform in accordance with their terms all the obligations which by the terms of this Agreement are required to be performed by it as a Lender. The words “execution,” “signed,” “signature,” and words of like import in any Assignment and Acceptance shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.
(d)    (i)    Any Lender may, without the consent of the Borrower or the Administrative Agent, sell participations to one or more banks or other entities (other than, so long as no Default or Event of Default has occurred and is continuing, any Ineligible Institution (to the extent that the list of Ineligible Institutions has been made available to all Lenders) (a “Participant”)) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Revolving Facility Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (C) the Borrower, the Administrative Agent, the Collateral Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided that (x) such agreement may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver that (1) requires the consent of each Lender directly affected thereby pursuant to Section 10.04(a)(i) or the first proviso to Section 10.08(b), and (2) directly affects such Participant, and (y) no other agreement with respect to amendment, modification or waiver may exist between such Lender and such Participant. Subject to paragraph (c)(ii) of this Section 10.04, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section 10.04. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.06 as though it were a Lender; provided that such Participant shall be subject to Section 2.18(c) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register in the United States of America on which it enters the name and address of each Participant and the principal amounts and stated interest of each Participant’s interest in the Revolving Facility Loans, Revolving Facility Commitments or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any person (including the identity of any Participant or any information relating to a Participant’s interest in any Revolving Facility Commitments, Loans or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that the Loans are in registered form under Treas. Reg. § 5f.103-1(c). The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each person whose name is recorded in the Participant Register as owner of such participation for all purposes of this Agreement.
(ii)    A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Sections 2.17(d) and (e) as though it were a Lender.
(e)    Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank and in the case of any Lender that is an Approved Fund, any pledge or assignment to any holders of obligations owed, or securities issued, by such Lender, including to any trustee for, or any other representative of, such holders, and this Section 10.04 shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or Assignee for such Lender as a party hereto.
(f)    The Borrower, upon receipt of written notice from the relevant Lender, agrees to issue Notes to any Lender requiring Notes to facilitate transactions of the type described in paragraph (d) above.
(g)    Notwithstanding the foregoing, any Conduit Lender may assign any or all of the Loans it may have funded hereunder to its designating Lender without the consent of the Borrower or the Administrative Agent. Each of Holdings, the Borrower, each Lender and the Administrative Agent hereby confirms that it will not institute against a Conduit Lender or join any other person in instituting against a Conduit Lender any bankruptcy, reorganization, arrangement, insolvency or liquidation proceeding under any state bankruptcy or similar law, for one year and one day after the payment in full of the latest maturing commercial paper note issued by such Conduit Lender; provided, however, that each Lender designating any Conduit Lender hereby agrees to indemnify, save and hold harmless each other party hereto and each Loan Party for any loss, cost, damage or expense arising out of its inability to institute such a proceeding against such Conduit Lender during such period of forbearance.
(h)    Notwithstanding the foregoing, the Borrower shall have no consent rights to assignments (whether to Ineligible Institutions or otherwise) during the continuation of any Default or Event of Default, and participations may be sold to an Ineligible Institution at any time during the continuation of any Default or Event of Default.
Section 10.05    Expenses; Indemnity.
(a)    The Borrower agrees to pay (i) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent, the Collateral Agent in connection with the preparation of this Agreement and the other Loan Documents, or by the Administrative Agent in connection with the syndication of the Revolving Facility Commitments or the administration of this Agreement (including expenses incurred in connection with due diligence), and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable fees, disbursements and charges for no more than one counsel in each jurisdiction where Collateral is located) or in connection with the administration of this Agreement and any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated and whether or not any such amendment, modification or waiver is effective), including the reasonable and documented fees, out-of-pocket charges and disbursements of Cahill Gordon & Reindel LLP, counsel for the Administrative Agent and the Joint Lead Arrangers, and Drummond Woodsum, Maine counsel for the Administrative Agent and the Joint Lead Arrangers, and, if necessary, the reasonable and documented fees, out-of-pocket charges and disbursements of one local counsel per jurisdiction, and (ii) all reasonable and documented out-of-pocket expenses (including Other Taxes) incurred by the Administrative Agent, the Collateral Agent or any Lender in connection with the enforcement or protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made hereunder, including the fees, charges and disbursements of counsel for the Administrative Agent (including any special and local counsel).
(b)    The Borrower agrees to indemnify the Agents, each Lender, each of their respective Affiliates and each of their respective directors, trustees, officers, employees, agents, trustees and advisors (each such person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented fees, out-of-pocket charges and disbursements of one counsel (except the allocated costs of in-house counsel) for all such Indemnitees (plus one local counsel in each applicable jurisdiction and, in the event of an actual or perceived conflict of interest, additional counsel appointed with the consent of the Borrower such consent not to be unreasonably withheld or delayed), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby, (ii) the use of the proceeds of the Loans, or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not any Indemnitee is a party thereto and regardless of whether such matter is initiated by a third party or by Holdings, the Borrower or any of their subsidiaries or Affiliates; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a final, non-appealable judgment of a court of competent jurisdiction to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee (for purposes of this proviso only, each Agent or any Lender shall be treated as several and separate Indemnitees, but each of them together with their respective Related Parties, shall be treated as a single Indemnitee). Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable and documented counsel or consultant fees, out-of-pocket charges and disbursements (limited to not more than one counsel, plus, if necessary, one local counsel per jurisdiction) (except the allocated costs of in-house counsel), incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Laws and related in any way to Holdings or the Borrower, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on, from or to any property related in any way to Holdings or the Borrower; provided that such indemnity shall not, as to any Indemnitee, be available (i) to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Related Parties, (ii) to the extent arising from a material breach of any such Indemnitee’s obligations under the Loan Documents as determined by a final, non-appealable judgment of a court of competent jurisdiction, or (iii) to the extent arising out of any claim, litigation, investigation or proceeding that does not involve an act or omission of the Loan Parties or any of their affiliates and that is brought by an Indemnitee against any other Indemnitee (other than claims against an Indemnitee in its capacity or in fulfilling its role as Administrative Agent or Collateral Agent or any similar role under the Loan Documents). None of the Indemnitees (or any of their respective affiliates) shall be responsible or liable to the Fund, Holdings, the Borrower or any of their respective subsidiaries, Affiliates or stockholders or any other person or entity for any special, indirect, consequential or punitive damages, which may be alleged as a result of any Revolving Facility or the Transactions. The provisions of this Section 10.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Loan Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document, or any investigation made by or on behalf of the Administrative Agent or any Lender. All amounts due under this Section 10.05 shall be payable on written demand therefor accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.
(c)    Except as expressly provided in Section 10.05(a) with respect to Other Taxes, which shall not be duplicative with any amounts paid pursuant to Section 2.17, this Section 10.05 shall not apply to Taxes (other than Taxes that represent losses, claims, damages, liabilities and related expenses resulting from a non-Tax claim).
(d)    To the fullest extent permitted by applicable law, no Loan Party shall assert, and each of them hereby waives any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or the use of the proceeds thereof. No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby.
(e)    The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Revolving Facility Commitments and the repayment, satisfaction or discharge of all the other Loan Obligations and the termination of this Agreement.
Section 10.06    Right of Set-Off. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final), at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of Holdings or the Borrower against any of and all the obligations of Holdings or the Borrower now or hereafter existing under this Agreement or any other Loan Document held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured. The rights of each Lender under this Section 10.06 are in addition to other rights and remedies (including other rights of set off) that such Lender may have.
Section 10.07    APPLICABLE LAW. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO ANY PRINCIPLE OF CONFLICTS OF LAW (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK).
Section 10.08    Waivers; Amendment.
(a)    No failure or delay of the Administrative Agent, the Collateral Agent or any Lender in exercising any right or power hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by Holdings, the Borrower or any other Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Holdings, the Borrower or any other Loan Party in any case shall entitle such person to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) as provided in Section 2.23, (y) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by Holdings, the Borrower and the Required Lenders, and (z) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each party thereto and the Administrative Agent and consented to by the Required Lenders; provided, however, that, except as expressly set forth in Section 2.23, no such agreement shall:
(i)    decrease or forgive the principal amount of, or extend the maturity of, or decrease the rate of interest on, any Loan, beyond the Revolving Facility Maturity Date, without the prior written consent of each Lender directly affected thereby;
(ii)    increase or extend the Revolving Facility Commitment of any Lender or decrease the Commitment Fees or other fees of any Lender without the prior written consent of each Lender directly affected thereby (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default or of a mandatory reduction in the aggregate Revolving Facility Commitments shall not constitute an increase of the Revolving Facility Commitments of any Lender);
(iii)    extend any date on which payment of interest on any Loan or any fees are due, without the prior written consent of each Lender adversely affected thereby;
(iv)    (A) amend the provisions of Section 5.02 of the Collateral Agreement, or any analogous provision of any other Security Document, in a manner that would by its terms alter the pro rata sharing of payments required thereby, without the prior written consent of each Lender adversely affected thereby, or (B) change the order of application of proceeds of Collateral set forth in Section 2.18(b) or modify the ratable sharing or payments required thereby without the prior written consent of each Lender directly adversely affected thereby;
(v)    amend or modify the provisions of this Section 10.08 or the definition of the term “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender adversely affected thereby;

(vi)    release all or substantially all the Collateral or release Holdings from its Guarantees under the applicable Security Document (unless, in each case, any assets are sold or otherwise disposed of in a transaction permitted by this Agreement) without the prior written consent of each Lender; or
(vii)    effect any waiver, amendment or modification that by its terms adversely affects the rights in respect of payments or collateral of Lenders participating in any Facility differently from those of Lenders participating in another Facility, without the consent of the Required Lenders participating in the adversely affected Facility (it being agreed that the Required Lenders may waive, in whole or in part, any prepayment or Commitment reduction required by Section 2.11 so long as the application of any prepayment or Commitment reduction still required to be made is not changed);
provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent or the Collateral Agent hereunder without the prior written consent of such Agent acting as such at the effective date of such agreement. Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 10.08 and any consent by any Lender pursuant to this Section 10.08 shall bind any assignee of such Lender.
(c)    Without the consent of any Lender, the Loan Parties and the Agents may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.
(d)    Notwithstanding anything to the contrary herein, no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder, except that (1) the Revolving Facility Commitment of such Lender may not be increased or extended without the consent of such Lender, (2) the date on which payment of interest on any Loan or any fees are due may not be extended without the prior written consent of such Lender, and (3) this Section 10.08 may not be amended or modified without the prior written consent of such Lender to the extent such Lender is adversely affected thereby.
(e)    The Administrative Agent and Collateral Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement to cure any ambiguity, omission, defect or inconsistency, so long as such amendment, modification or supplement does not adversely affect the rights of any Lender.
Section 10.09    Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such

Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender, shall be limited to the Maximum Rate; provided that such excess amount shall be paid to such Lender on subsequent payment dates to the extent not exceeding the legal limitation.
Section 10.10    Entire Agreement. This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof. Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents. Notwithstanding the foregoing, the Fee Letter shall survive the execution and delivery of this Agreement and remain in full force and effect. Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.
Section 10.11    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 10.11.
Section 10.12    Severability. In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby. The parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 10.13    Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 10.03. Delivery of an executed counterpart to this Agreement by facsimile transmission (or other electronic transmission (e.g., a “pdf” or “tif”) pursuant to procedures approved by the Administrative Agent) shall be as effective as delivery of a manually signed original.
Section 10.14    Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 10.15    Jurisdiction; Consent to Service of Process.
(a)    Each of the parties hereto hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof (collectively, “New York Courts”), in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding shall be heard and determined in such New York State court or, to the extent permitted by law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction, except that each of the Loan Parties agrees that (i) it will not bring any such action or proceeding in any court other than New York Courts (it being acknowledged and agreed by the parties hereto that any other forum would be inconvenient and inappropriate in view of the fact that more of the Lenders who would be affected by any such action or proceeding have contacts with the State of New York than any other jurisdiction), and (ii) in any such action or proceeding brought against any Loan Party in any other court, it will not assert any cross-claim, counterclaim or setoff, or seek any other affirmative relief, except to the extent that the failure to assert the same will preclude such Loan Party from asserting or seeking the same in the New York Courts.
(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
Section 10.16    Confidentiality. Each of the Lenders and each of the Agents agrees that it shall maintain in confidence any information relating to Holdings and the Borrower furnished to it by or on behalf of Holdings or the Borrower (other than information that (a) has become generally available to the public other than as a result of a disclosure by such party, (b) has been independently developed by such Lender or such Agent without violating this Section 10.16, or (c) was available to such Lender or such Agent from a third party having, to such person’s knowledge, no obligations of confidentiality to Holdings or the Borrower), and shall not reveal the same other than to its directors, trustees, officers, employees, and to any administration and settlement service providers and advisors with a need to know or to any person that approves or administers the Loans on behalf of such Lender (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), except: (i) to the extent necessary to comply with law or any legal process or the requirements of any Governmental Authority, the Financial Industry Regulatory Authority or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (ii) as part of normal reporting or review procedures to, or examinations by, Governmental Authorities or self-regulatory authorities, including the Financial Industry

Regulatory Authority, (iii) to its parent companies, Affiliates or auditors (so long as each such person shall have been instructed to keep the same confidential in accordance with this Section 10.16), (iv) in order to enforce its rights under any Loan Document in a legal proceeding, and (v) to any pledgee under Section 10.04(e) or any other prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such person shall have been instructed to keep the same confidential in accordance with this Section 10.16).
Section 10.17    Platform; Borrower Materials.
(a)    The Borrower hereby acknowledges that (i) the Administrative Agent will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks or another similar electronic system (the “Platform”), and (ii) certain of the Lenders may be “public-side” Lenders (i.e., Lenders that do not wish to receive material non-public information with respect to the Borrower or any of its Affiliates or any of its or their securities) (each, a “Public Lender”). The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (iii) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof, (iv) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent and the Lenders to treat such Borrower Materials as either publicly available information or not material information (although it may be sensitive and proprietary) with respect to the Borrower or any of its affiliates or its or their securities for purposes of United States Federal and state securities laws, (v) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Investor,” and (vi) the Administrative Agent shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Investor.”
(b)    THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” NEITHER THE ADMINISTRATIVE AGENT NOR ANY OF ITS RELATED PARTIES WARRANTS THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EACH EXPRESSLY DISCLAIMS LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON‑INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT OR ANY OF ITS RELATED PARTIES HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY SUCH PERSON IS FOUND IN A

FINAL RULING BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH PERSON’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.
Section 10.18    Release of Liens and Guarantees. The Administrative Agent and/or the Collateral Agent agrees to take such actions as are reasonably requested by Holdings or the Borrower and at the Borrower’s expense to terminate the Liens and security interests created by the Loan Documents when all the Loan Obligations (other than in respect of contingent indemnification and expense reimbursement obligations for which no claim has been made) are paid in full and Revolving Facility Commitments are terminated.
Section 10.19    Currency. All payments hereunder or under any other Loan Document shall be made in Dollars.
Section 10.20    USA PATRIOT Act Notice. Each Lender that is subject to the USA PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act, it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the USA PATRIOT Act.
Section 10.21    No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower acknowledges and agrees, and acknowledges its Affiliates’ understanding, that: (a)(i) no fiduciary, advisory or agency relationship between the Borrower and any Agent or any Lender is intended to be or has been created in respect of the transactions contemplated hereby or by the other Loan Documents, irrespective of whether any Agent or any Lender has advised or is advising the Borrower on other matters, (ii) the arranging and other services regarding this Agreement provided by the Agents and the Lenders are arm’s-length commercial transactions between the Borrower and its Affiliates, on the one hand, and the Agents and the Lenders, on the other hand, (iii) the Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent that it has deemed appropriate and (iv) the Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; and (b)(i) the Agents and the Lenders each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Borrower or any of its Affiliates, or any other person; (ii) none of the Agents and the Lenders has any obligation to the Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Lenders and their respective Affiliates may be engaged, for their own accounts or the accounts of customers, in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates, and none of the Agents and the Lenders has any obligation to disclose any of such interests to the Borrower or its Affiliates. To the fullest extent permitted by law, the Borrower hereby waives and releases any claims that it may have against the Agents and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first written above.

VERSO ANDROSCOGGIN POWER LLC

By:	/s/ Robert P. Mundy
Name: Robert P. Mundy Title: Senior Vice President and Chief Financial Officer

VERSO MAINE POWER HOLDINGS LLC

By:	/s/ Robert P. Mundy
Name: Robert P. Mundy Title: Senior Vice President and Chief Financial Officer

[Signature Page – Credit Agreement]

BARCLAYS BANK PLC, as Administrative Agent, Collateral Agent and as a Lender

By:	/s/ Craig J. Malloy
Name: Craig J. Malloy Title: Director

[Signature Page – Credit Agreement]

CREDIT SUISSE AG, CAYMAN ISLANDS BRANCH, as a Lender

By:	/s/ Robert Hetu
Name: Robert Hetu Title: Authorized Signatory

By:	/s/ Michael Spaight
Name: Michael Spaight Title: Authorized Signatory

[Signature Page – Credit Agreement]

EXECUTION VERSION

EXHIBIT A
FORM OF ASSIGNMENT AND ACCEPTANCE
Reference is made to the Credit Agreement dated as of May 5, 2014, by and among VERSO MAINE POWER HOLDINGS LLC, a Delaware limited liability company (“Holdings”), VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time (“Lenders”), and BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties, and BARCLAYS BANK PLC and CREDIT SUISSE SECURITIES (USA) LLC, as joint lead arrangers and joint book runners (each in such capacity, a “Joint Lead Arranger”) (as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.
1. The Assignor hereby sells and assigns, without recourse, to the Assignee, and the Assignee hereby purchases and assumes, without recourse, from the Assignor, effective as of the Effective Date set forth below (the “Effective Date”) (but not prior to the registration of the information contained herein in the Register pursuant to Section 10.04(b)(iv) of the Credit Agreement), the interests set forth below (the “Assigned Interest”) in the Assignor’s rights and obligations under the Credit Agreement and the other Loan Documents, including, without limitation, the amounts and percentages set forth below of (i) the Revolving Facility Commitments of the Assignor on the Effective Date set forth below and (ii) the Loans owing to the Assignor which are outstanding on the Effective Date. Each of the Assignor and the Assignee hereby makes and agrees to be bound by all the representations, warranties and agreements set forth in Section 10.04(c) of the Credit Agreement, a copy of which has been received by each such party. From and after the Effective Date (i) the Assignee shall be a party to and be bound by the provisions of the Credit Agreement and, to the extent of the interests assigned by this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and under the Loan Documents and (ii) the Assignor shall, to the extent of the interests assigned by this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.
2. Pursuant to Section 10.04(b)(ii)(B) of the Credit Agreement, this Assignment and Acceptance is being delivered to the Administrative Agent together with (i) if required by Section 10.04(b)(ii)(B) of the Credit Agreement, a processing and recordation fee of $3,500 and (ii) if the Assignee is not already a Lender under the Credit Agreement, a completed Administrative Questionnaire and any tax forms required to be delivered pursuant to Section 2.17 of the Credit Agreement.
3. This Assignment and Acceptance shall be construed in accordance with and governed by the laws of the State of New York, without regard to any principle of conflicts of law that could require the application of any other law (other than Sections 5-1401 and 5-1402 of the New York General Obligations Law).

Date of Assignment:
Legal Name of Assignor (“Assignor”):
Legal Name of Assignee (“Assignee”):
Assignee’s Address for Notices:

Effective Date of Assignment (“Effective Date”):

Facility/Commitment	Principal Amount Assigned[1]	Percentage Assigned of Revolving Facility Commitment[2]
Revolving Facility Loans/Commitments	$[-]	[-]%

[Remainder of page intentionally left blank]

______________________

[1]Minimum amount of Commitments and/or Loans assigned is governed by Section 10.04(b)(ii) of the
Credit Agreement.
[2]Set forth to at least 8 decimals, as a percentage of the Revolving Facility and the aggregate Revolving
Facility Commitments of all Lenders thereunder.

The terms set forth above are hereby agreed to:	Accepted:
_______________, as Assignor	BARCLAYS BANK PLC, as Administrative Agent
by: _________________________ Name: Title:	by: _________________________ Name: Title:
_______________, as Assignee	by: _________________________ Name: Title:
by: _________________________ Name: Title:	VERSO ANDROSCOGGIN POWER LLC, as a Borrower[3]
by: _________________________ Name: Title:

______________________

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Consent of the Borrower shall not be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or an Event of Default under Sections 8.01(b), (c), (h) or (i) of the Credit Agreement has occurred and is continuing.

[Signature Page to Assignment and Acceptance]

EXECUTION VERSION

EXHIBIT B
FORM OF BORROWING REQUEST
Date: 1________________, __________

To:
BARCLAYS BANK PLC, as administrative agent and as collateral agent (in such capacities, the “Administrative Agent”) under that certain Credit Agreement dated as of May 5, 2014 (as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), by and among VERSO MAINE POWER HOLDINGS LLC, a Delaware limited liability company (“Holdings”), VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (the “Borrower”), the LENDERS party thereto from time to time (“Lenders”), the Administrative Agent, and BARCLAYS BANK PLC and CREDIT SUISSE SECURITIES (USA) LLC, as joint lead arrangers and joint book runners (each in such capacity, a “Joint Lead Arranger”).

Ladies and Gentlemen:
Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. The undersigned hereby irrevocably notifies you, pursuant to Section 2.03 of the Credit Agreement of the Borrowing specified below:

1.	The Business Day of the proposed Borrowing is:____________________.

2.	The aggregate amount of the proposed Borrowing is: $ _______________ .

3.	The Borrowing is a _______________ Borrowing.[2]

4.	The duration of the Interest Period for the Eurocurrency Loans, if any, included in the Borrowing shall be _________ months.

5.	The location and number of the account to which the proceeds of such Borrowing are to be deposited is _________________________.

______________________

[1]The Borrower must notify the Administrative Agent by telephone (a) in the case of an Eurocurrency Borrowing, not later than 1:00 P.M., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, no later than 10:00 am, Local Time, on the date of the proposed Borrowing. Each telephonic Borrowing Request must be confirmed by hand delivery or facsimile or other electronic transmission of this form to the Administrative Agent.

2ABR Borrowing or Eurocurrency Borrowing.

The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the date of the proposed Borrowing, before and after giving effect thereto and to the application of the proceeds thereof:
(A) The representations and warranties set forth in the Credit Agreement and the other Loan Documents are true and correct in all material respects, in each case as of the date hereof, with the same effect as though made on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties were true and correct in all material respects as of such earlier date);
(B) No Event of Default or Default has occurred and is continuing, or would result from the proposed borrowing; and
(C)    The Borrower has entered into the Power Purchasing Agreement and the UOOMA, and such Power Purchasing Agreement and UOOMA remain in full force and effect.

[Signature Page Follows]

This Borrowing Request is issued pursuant to and is subject to the Credit Agreement, executed as of the date set forth above.
VERSO ANDROSCOGGIN POWER LLC

By:_________________________
Name:
Title:

EXECUTION VERSION

EXHIBIT C
FORM OF INTEREST ELECTION REQUEST
Date:1 ___________________, _____

To:
BARCLAYS BANK PLC, as administrative agent and as collateral agent (in such capacities, the “Administrative Agent”) under that certain Credit Agreement dated as of May 5, 2014 (as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"), by and among VERSO MAINE POWER HOLDINGS LLC, a Delaware limited liability company (“Holdings”), VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (the “Borrower”), the LENDERS party thereto from time to time (“Lenders”), the Administrative Agent, and BARCLAYS BANK PLC and CREDIT SUISSE SECURITIES (USA) LLC, as joint lead arrangers and joint book runners (each in such capacity, a “Joint Lead Arranger”).

Ladies and Gentlemen:
Reference is made to the above-described Credit Agreement. Terms defined in the Credit Agreement, wherever used herein, unless otherwise defined herein, shall have the same meanings herein as are prescribed by the Credit Agreement. This notice constitutes an Interest Election Request and the undersigned Borrower hereby makes an election with respect to Loans under the Credit Agreement, and in that connection such Borrower specifies the following information with respect to such election:
1.    Borrowing to which this request applies (including principal amount and Type of Loans subject to election): ______________________________________.2
2. Effective date of election (which shall be a Business Day): ______________ .
3. After the conversion or continuation of the Loans, the resulting Borrowing in respect of the Loans will be [an ABR] [a Eurocurrency] Borrowing.
4.    The duration of the Interest Period for the Eurocurrency Loans, if any, included in the election shall be ______________ months.3

______________________

[1]The Borrower must notify the Administrative Agent by telephone (a) in the case of an Eurocurrency Borrowing, not later than 1:00 P.M., Local Time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, no later than 10:00 am, Local Time, on the date of the proposed Borrowing. Each telephonic Borrowing Request must be confirmed by hand delivery or facsimile or other electronic transmission of this form to the Administrative Agent.

2If different options are being elected with respect to different portions of the Borrowing, Borrower must specify the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to paragraphs 3 and 4 shall be specified for each resulting Borrowing).

3If Interest Period not specified, then deemed to have selected an Interest period of one month’s duration.

This Interest Election Request is issued pursuant to and is subject to the Credit
Agreement, executed as of the date set forth above.

VERSO ANDROSCOGGIN POWER LLC

By: _________________________
Name:
Title:

EXECUTION VERSION

EXHIBIT D

FIRST LIEN MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING

by and from

VERSO ANDROSCOGGIN POWER LLC,

“Mortgagor”

to

BARCLAYS BANK PLC, in its capacity as Trustee, “Mortgagee”

Dated as of ________ ___, 2014

Location:	[_______________]
Municipality:	[_______________]
County:	[_______________]
State:	[_______________]

Prepared by and when recorded mail to:

Cahill Gordon & Reindel LLP
80 Pine Street
New York, New York 10005
Attn: Real Estate Department

FIRST LIEN MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING
THIS FIRST LIEN MORTGAGE, SECURITY AGREEMENT, ASSIGNMENT OF RENTS AND LEASES AND FIXTURE FILING (this “Mortgage”) is dated as of May ___, 2014 by and from VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company, as mortgagor, assignor and debtor (in such capacities and, together with any successors and assigns in such capacities, “Mortgagor”), whose address is c/o Verso Paper Holding, LLC, 6775 Lenox Center Court, Suite 400, Memphis, TN 38115-4436, to BARCLAYS BANK PLC (“Barclays”), in its capacity as Trustee under that certain Collateral Trust Indenture between Mortgagor and Barclays, dated the date hereof and recorded immediately prior hereto(the “Trust Indenture”), for benefit of the Secured Parties (in such capacities and, together with its successors and assigns in such capacities, “Mortgagee”), having an address at [_______________________], [___________], [________________] [____________], Attn: Agency Manager.
WHEREAS, reference is made to (a) that certain Credit Agreement dated as of May [ ], 2014, by and among VERSO MAINE POWER HOLDINGS LLC, a Delaware limited liability company (“Holdings”), VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (“the “Borrower”), the LENDERS party thereto from time to time (“Lenders”), and BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as Collateral Agent for the Lenders (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") and (b) that certain Guarantee and Collateral Agreement dated as of May [__], 2014 (as amended, renewed, extended, restated, supplemented or otherwise modified from time to time, the “Collateral Agreement”), among Holdings, the Borrower and Collateral Agent;
WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to extend credit to Borrower in the form of Revolving Facility Loans in the original principal amount of up to Forty Million Dollars ($40,000,000.00), subject to the terms and conditions set forth in the Credit Agreement. The obligations of the Lenders to extend such credit are conditioned upon, among other things, the execution and delivery of this Mortgage.
Accordingly, the parties hereto agree as follows:

ARTICLE 1 DEFINITIONS
Section 1.1    Definitions. All capitalized terms used herein without definition shall have the respective meanings ascribed to them in the Credit Agreement. The rules of construction specified in Section 1.02 of the Credit Agreement also apply to this Mortgage. As used herein, the following terms shall have the following meanings:
(a)     “Bankruptcy Code” has the meaning assigned to such term in Section 6.2.
(b)    “Borrower” has the meaning assigned to such term in the recitals of this Mortgage.

(c)    “Charges” means any and all present and future real estate, property and other taxes, assessments and special assessments, levies, fees, all water and sewer rents and charges and all other governmental charges imposed upon or assessed against, and all claims (including, without limitation, claims for landlords’, carriers’, mechanics’, workmen’s, repairmen’s, laborer’s, materialmen’s, suppliers’ and warehousemen’s liens and other claims arising by operation of law), judgments or demands against, all or any portion of the Mortgaged Property or other amounts of any nature which, if unpaid, might result in or permit the creation of, a Lien on the Mortgaged Property or which might result in foreclosure of all or any portion of the Mortgaged Property except, in each case, Permitted Liens and Permitted Encumbrances.
(d)     “Collateral Agent” means Barclays acting as the collateral agent for the Secured Parties, together with its successors in such capacity.
(e)    “Collateral Agreement” has the meaning assigned to such term in the recitals of this Mortgage.
(f)    “Credit Agreement” has the meaning assigned to such term in the recitals of this Mortgage.
(g)    “Credit Documents” means (a) the “Loan Documents” as defined in the Credit Agreement and (b) any other related documents or instruments executed and delivered pursuant to the documents referred to in the foregoing clause (a), in each case, as such documents or instruments may be amended, restated, supplemented or otherwise modified from time to time.
(h)    “Holdings” has the meaning assigned to such term in the recitals of this Mortgage.
(i)    “Mortgage” has the meaning assigned to such term in the preamble hereof.
(j)    “Mortgaged Property” means the fee interest in the real property described in Exhibit A attached hereto and incorporated herein by this reference and all of Mortgagor’s right, title and interest in, to and under all rights, privileges, tenements, hereditaments, rights-of-way, easements, appendages and appurtenances appertaining to the foregoing in each case whether now owned or hereafter acquired, including without limitation all water rights, mineral, oil and gas rights, easements and rights of way (collectively, the “Land”), and all of Mortgagor’s right, title and interest now or hereafter acquired in, to and under (1) all buildings, structures and other improvements now owned or hereafter acquired by Mortgagor, now or at any time situated, placed or constructed upon the Land (the “Improvements”; the Land and Improvements are collectively referred to as the “Premises”), (2) all materials, supplies, equipment, apparatus and other items of personal property now owned or hereafter acquired by Mortgagor and now or hereafter attached to, installed in or used in connection with any of the Improvements or the Land, and water, gas, electrical, telephone, storm and sanitary sewer facilities and all other utilities whether or not situated in easements, and all equipment, inventory and other goods in which Mortgagor now has or hereafter acquires any rights or any power to transfer rights and (in each case in this clause (2)) that are or are to become fixtures (as defined in the UCC, defined below) related to the Land (the “Fixtures”), (3) all goods, accounts, inventory, general intangibles, instruments, documents, contract rights and chattel paper,

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including all such items as defined in the UCC, now owned or hereafter acquired by Mortgagor and now or hereafter affixed to, placed upon, used in connection with, arising from or otherwise related to the Premises (the “Personalty”), (4) all reserves, escrows or impounds required under the Credit Agreement or any of the other Credit Documents and all of Mortgagor’s right, title and interest in all reserves, deferred payments, deposits, refunds and claims of any nature that (in each case in this clause (4)) are specifically related to the Mortgaged Property (the “Deposit Accounts”), (5) all leases, licenses, concessions, occupancy agreements or other agreements (written or oral, now or at any time in effect) which grant to any person a possessory interest in, or the right to use, all or any part of the Mortgaged Property, together with all related security and other deposits (the “Leases”), (6) all of the rents, revenues, royalties, income, proceeds, profits, accounts receivable, security and other types of deposits, and other benefits paid or payable by parties to the Leases for using, leasing, licensing, possessing, operating from, residing in, selling or otherwise enjoying the Mortgaged Property (the “Rents”), (7) all other agreements, such as construction contracts, architects’ agreements, engineers’ contracts, utility contracts, maintenance agreements, management agreements, service contracts, listing agreements, guaranties, indemnities, warranties, permits, licenses, certificates and entitlements in any way relating specifically to the construction, use, occupancy, operation, maintenance, enjoyment or ownership of the Mortgaged Property (the “Property Agreements”), (8) all property tax refunds payable with respect to the Mortgaged Property (the “Tax Refunds”), (9) all accessions, replacements and substitutions for any of the foregoing and all proceeds thereof (the “Proceeds”), (10) all insurance policies, unearned premiums therefor and proceeds from such policies covering any of the above property now or hereafter acquired by Mortgagor (the “Insurance”), (11) all awards, damages, remunerations, reimbursements, settlements or compensation heretofore made or hereafter to be made by any Governmental Authority pertaining to any condemnation or other taking (or any purchase in lieu thereof) of all or any portion of the Land, Improvements, Fixtures or Personalty (the “Condemnation Awards”) and (12) any and all right, title and interest of Mortgagor in and to any and all drawings, plans, specifications, file materials, operating and maintenance records, catalogues, tenant lists, correspondence, advertising materials, operating manuals, warranties, guarantees, appraisals, studies and data relating specifically to the Mortgaged Property or the construction of any alteration relating to the Premises or the maintenance of any Property Agreement (the “Records”). As used in this Mortgage, the term “Mortgaged Property” shall mean all or, where the context permits or requires, any portion of the above or any interest therein.
(k)    “Mortgagee” has the meaning assigned to such term in the preamble hereof.
(l)    “Mortgagor” has the meaning assigned to such term in the preamble hereof.
(m)    “Permitted Encumbrances” has the meaning assigned to such term in Section 2.1.
(n)    “Permitted Liens” means Liens of the type permitted by the definition of “Permitted Liens” as set forth in Section 6.02 of the Credit Agreement.

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(o)    “Revolving Facility Maturity Date” has the meaning set forth in the Credit Agreement.
(p)    “Secured Obligations” means the “Loan Obligations” as defined in the Credit Agreement, which includes, without limitation the due and punctual payment by Mortgagor of the unpaid principal and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans made to the Borrower under the Credit Agreement, which Loans are in the original principal amount of up to Forty Million Dollars ($40,000,000.00), when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, and (ii) all other monetary obligations of the Borrower owed under or pursuant to the Credit Agreement, this Mortgage and each other Loan Document, including obligations to pay fees, expense reimbursement obligations and indemnification obligations, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), and (b) the due and punctual payment of all obligations of each other Loan Party under or pursuant to each of the Loan Documents.
(q)     “Secured Parties” means the persons holding any Secured Obligations and in any event including all “Secured Parties” as defined in the Collateral Agreement.
(r)     “UCC” means the Uniform Commercial Code of the State of Maine or, if the creation, perfection and enforcement of any security interest herein granted is governed by the laws of a state other than Maine, then, as to the matter in question, the Uniform Commercial Code in effect in that state.

ARTICLE II     GRANT
Section 2.1    Grant. To secure the payment or performance, as the case may be, in full of the Secured Obligations, Mortgagor MORTGAGES, GRANTS, BARGAINS, ASSIGNS, SELLS, CONVEYS and CONFIRMS, to Mortgagee, for the benefit of the Secured Parties, and hereby grants to Mortgagee, for the benefit of the Secured Parties, a mortgage lien upon and a security interest in all of Mortgagor’s estate, right, title and interest in and to the Mortgaged Property, subject, however, to the matters that are set forth on Exhibit B attached hereto (the “Permitted Encumbrances”) and to Permitted Liens, TO HAVE AND TO HOLD the Mortgaged Property to Mortgagee, for the benefit of the Secured Parties, and Mortgagor does hereby bind itself, its successors and assigns to WARRANT AND FOREVER DEFEND the title to the Mortgaged Property unto Mortgagee.
Section 2.2    Secured Obligations. This Mortgage secures, and the Mortgaged Property is collateral security for, the payment and performance in full when due of the Secured Obligations.
Section 2.3    No Release. Nothing set forth in this Mortgage shall impose any liability on Mortgagee or any other Secured Party for any act or omission on the part of Mortgagor

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relating thereto or for any breach of any representation or warranty on the part of Mortgagor contained in this Mortgage or any Credit Document, or under or in respect of the Mortgaged Property or made in connection herewith or therewith. The obligations of Mortgagor contained in this Section 2.3 shall survive the termination hereof and the discharge of Mortgagor’s other obligations under this Mortgage or the other Credit Documents.
ARTICLE III     WARRANTIES, REPRESENTATIONS AND COVENANTS
Mortgagor warrants, represents and covenants to Mortgagee as follows:
Section 3.1    Title to Mortgaged Property and Lien of this Instrument. Mortgagor has valid fee simple title to the Mortgaged Property free and clear of any liens, claims or interests, except the Permitted Encumbrances and the Permitted Liens. Upon recordation in the official real estate records in the county (or other applicable jurisdiction) in which the Premises are located, this Mortgage will constitute a valid and enforceable first priority mortgage lien, with record notice to third parties, on the Mortgaged Property in favor of Mortgagee for the benefit of the Secured Parties subject only to Permitted Encumbrances and Permitted Liens.
Section 3.2    Priority. Mortgagor shall preserve and protect the priority of the lien and security interest of this Mortgage. If any lien or security interest other than a Permitted Encumbrance or a Permitted Lien is asserted against the Mortgaged Property, Mortgagor shall promptly, and at its expense, pay the underlying claim in full or take such other commercially reasonable action so as to cause it to be released or contest the same in compliance with the requirements of the Credit Agreement.
Section 3.3    Replacement of Fixtures and Personalty. Mortgagor shall not, without the prior written consent of Mortgagee, permit any of the Fixtures or Personalty owned or leased by Mortgagor to be removed at any time from the Land or Improvements, unless the removed item is (a) removed temporarily for its protection, maintenance or repair, (b) replaced by an item of similar functionality and quality, (c) obsolete or unnecessary for the then-current operation of the Premises, or (d) not prohibited from being removed by the Credit Agreement or the Collateral Agreement without being replaced as described in clause (b) above.
Section 3.4    Inspection. Mortgagor shall permit Mortgagee and its agents, representatives and employees, upon five Business Days’ notice to Mortgagor and at reasonable times during regular business hours, to inspect the Mortgaged Property and all books and records of Mortgagor located thereon, and to conduct such environmental and engineering studies as Mortgagee may reasonably require, provided that such inspections and studies shall not materially or unreasonably interfere with the use and operation of the Mortgaged Property. The expense of any inspection shall be borne by Mortgagor and Mortgagor shall pay, or reimburse the Mortgagee for, such expense in accordance with Section 5.07 of the Credit Agreement.
Section 3.5    Insurance; Condemnation Awards and Insurance Proceeds.
(a)    Insurance. Mortgagor shall maintain or cause to be maintained the insurance required by Section 5.02 of the Credit Agreement.

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(b)    Condemnation Awards. Mortgagor shall cause all condemnation awards that constitute Net Proceeds (or any equivalent term) in accordance with the Credit Agreement to be applied in accordance with Section 2.10(b) of the Credit Agreement.
(c)    Insurance Proceeds. Mortgagor shall cause all proceeds of any insurance policies insuring against loss or damage to the Mortgaged Property that constitute Net Proceeds (or equivalent term) in accordance with the Credit Agreement to be applied in accordance with Section 2.10(b) of the Credit Agreement.
(d)    Payment of Charges. Unless and to the extent not prohibited by the terms of the Credit Agreement, Mortgagor shall pay and discharge, or cause to be paid and discharged, from time to time prior to same becoming delinquent, all Charges. Mortgagor shall deliver to Mortgagee, upon Mortgagee’s reasonable written request, to the extent reasonably available to Mortgagor, receipts evidencing the payment of all such Charges.
Section 3.6    Liens; Transfers.
(a)    Except as otherwise set forth in the Credit Agreement and the other Credit Documents, the Mortgagor may not, without the prior written consent of the Mortgagee, permit to exist or grant any Lien on all or any part of the Mortgaged Property or suffer or allow any of the foregoing to occur by operation of law or otherwise.
(b)    Except as set forth in the Credit Agreement and the other Credit Documents, the Mortgagor may not, without the prior written consent of the Mortgagee, sell, convey, assign, lease or otherwise transfer all or any part of the Mortgaged Property.
ARTICLE IV EVENTS OF DEFAULT
Section 4.1.    For purposes of this Mortgage, an “Event of Default” shall have the meaning given to such term in the Credit Agreement.

ARTICLE V DEFAULT AND FORECLOSURE
Section 5.1    Remedies. Upon the occurrence and during the continuance of an Event of Default, Mortgagee may, at Mortgagee’s election, exercise any or all of the following rights, remedies and recourses:
(a)    Entry on Mortgaged Property. Enter the Mortgaged Property and take exclusive possession thereof and of all books, records and accounts relating thereto or located thereon. If Mortgagor remains in possession of the Mortgaged Property following the occurrence and during the continuance of an Event of Default and without Mortgagee’s prior written consent, Mortgagee may invoke any legal remedies available in the State of Maine to dispossess Mortgagor.
(b)    Operation of Mortgaged Property. Hold, lease, develop, manage, operate, carry on the business thereof or otherwise use the Mortgaged Property upon such terms and

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conditions as Mortgagee may deem reasonable under the circumstances (making such repairs, alterations, additions and improvements and taking other actions, from time to time, as Mortgagee deems necessary or desirable), and apply all Rents and other amounts collected by Mortgagee in connection therewith in accordance with the provisions of Section 5.7.
(c)    Foreclosure and Sale. Institute proceedings for the complete foreclosure of this Mortgage by judicial action or by power of sale in accordance with applicable law, in which case the Mortgaged Property may be sold for cash or credit in one or more parcels. With respect to any notices required or permitted under the UCC, Mortgagor agrees that ten (10) Business Days’ prior written notice shall be deemed commercially reasonable. At any such sale by virtue of any judicial proceedings, power of sale, or any other legal right, remedy or recourse, the title to and right of possession of any such property shall pass to the purchaser thereof, and to the fullest extent permitted by law, Mortgagor shall be completely and irrevocably divested of all of its right, title, interest, claim, equity, equity of redemption, and demand whatsoever, either at law or in equity, in and to the property sold and such sale shall be a perpetual bar both at law and in equity against Mortgagor, and against all other persons claiming or to claim the property sold or any part thereof, by, through or under Mortgagor. Mortgagee or any of the other Secured Parties may be a purchaser at such sale. If Mortgagee or such other Secured Party is the highest bidder, Mortgagee or such other Secured Party may credit the portion of the purchase price that would be distributed to Mortgagee or such other Secured Party against the Secured Obligations in lieu of paying cash. In the event this Mortgage is foreclosed by judicial action, appraisement of the Mortgaged Property is waived. Mortgagee may adjourn from time to time any sale by it to be made under or by virtue hereof by announcement at the time and place appointed for such sale or for such adjourned sale or sales, and Mortgagee, without further notice or publication, may make such sale at the time and place to which the same shall be so adjourned.
(d)    Receiver. Make application to a court of competent jurisdiction for, and obtain from such court as a matter of strict right and without notice to Mortgagor or regard to the adequacy of the Mortgaged Property for the repayment of the Secured Obligations, the appointment of a receiver of the Mortgaged Property, and Mortgagor irrevocably consents to such appointment. Any such receiver shall have all the usual powers and duties of receivers in similar cases, including the full power to rent, maintain and otherwise operate the Mortgaged Property upon such terms as may be approved by the court, and shall apply such Rents in accordance with the provisions of Section 5.7; provided, however, notwithstanding the appointment of any receiver, Mortgagee shall be entitled as pledgee to the possession and control of any cash, deposits or instruments at the time held by or payable or deliverable under the terms of the Credit Agreement to Mortgagee.
(e)    Other. Exercise all other rights, remedies and recourses granted under the Credit Documents or otherwise available at law or in equity in the State of Maine.
Section 5.2    Separate Sales. To the extent permitted by applicable law, the Mortgaged Property may be sold in one or more parcels and in such manner and order as Mortgagee in its sole discretion may elect. The right of sale arising out of any Event of Default shall not be exhausted by any one or more sales.

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Section 5.3    Remedies Cumulative, Concurrent and Nonexclusive. Mortgagee and the other Secured Parties shall have all rights, remedies and recourses granted in the Credit Documents and available at law or equity (including the UCC), which rights (a) shall be cumulative and concurrent, (b) may be pursued separately, successively or concurrently against Mortgagor or others obligated under the Credit Documents, or against the Mortgaged Property, or against any one or more of them, at the sole discretion of Mortgagee or such other Secured Party, as the case may be, (c) may be exercised as often as occasion therefor shall arise, and the exercise or failure to exercise any of them shall not be construed as a waiver or release thereof or of any other right, remedy or recourse, and (d) are intended to be, and shall be, nonexclusive. No action by Mortgagee or any other Secured Party in the enforcement of any rights, remedies or recourses under the Credit Documents or otherwise at law or equity shall be deemed to cure any Event of Default.
Section 5.4    Release of and Resort to Collateral. Mortgagee may release, regardless of consideration and without the necessity for any notice to or consent by the holder of any subordinate lien on the Mortgaged Property, any part of the Mortgaged Property without, as to the remainder, in any way impairing, affecting, subordinating or releasing the lien or security interest created in or evidenced by the Credit Documents or the lien priority and security interest in and to the Mortgaged Property. For payment of the Secured Obligations, Mortgagee may resort to any other security in such order and manner as Mortgagee may elect.
Section 5.5    Appearance, Waivers, Notice and Marshalling of Assets. After the occurrence and during the continuance of any Event of Default and immediately upon the commencement of any action, suit or legal proceedings to obtain judgment for the payment or performance of the Secured Obligations or any part thereof, or of any proceedings to foreclose the lien and security interest created and evidenced hereby or otherwise enforce the provisions hereof or of any other proceedings in aid of the enforcement hereof, Mortgagor shall enter its voluntary appearance in such action, suit or proceeding. To the fullest extent permitted by law, Mortgagor hereby irrevocably and unconditionally waives and releases (a) all benefit that might accrue to Mortgagor by virtue of any present or future statute of limitations or law or judicial decision exempting the Mortgaged Property from attachment, levy or sale on execution or providing for any stay of execution, exemption from civil process, redemption or extension of time for payment, (b) all notices of any Event of Default or of Mortgagee’s election to exercise or the actual exercise of any right, remedy or recourse provided for under the Credit Documents, and (c) any right to a marshalling of assets or a sale in inverse order of alienation. Mortgagor shall not claim, take or insist on any benefit or advantage of any law now or hereafter in force providing for the valuation or appraisal of the Mortgaged Property, or any part thereof, prior to any sale or sales of the Mortgaged Property which may be made pursuant to this Mortgage, or pursuant to any decree, judgment or order of any court of competent jurisdiction. Mortgagor covenants not to hinder, delay or impede the execution of any power granted or delegated to Mortgagee by this Mortgage but to suffer and permit the execution of every such power as though no such law or laws had been made or enacted.
Section 5.6    Discontinuance of Proceedings. If Mortgagee or any other Secured Party shall have proceeded to invoke any right, remedy or recourse permitted under the Credit Documents and shall thereafter elect to discontinue or abandon it for any reason, Mortgagee or such other Secured Party, as the case may be, shall have the unqualified right to do so and, in such an

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event, Mortgagor, Mortgagee and the other Secured Parties shall be restored to their former positions with respect to the Secured Obligations, the Credit Documents, the Mortgaged Property and otherwise, and the rights, remedies, recourses and powers of Mortgagee and the other Secured Parties shall continue as if the right, remedy or recourse had never been invoked, but no such discontinuance or abandonment shall waive any Event of Default which may then exist or the right of Mortgagee or any other Secured Party thereafter to exercise any right, remedy or recourse under the Credit Documents for such Event of Default.
Section 5.7    Application of Proceeds. Upon the occurrence and during the continuance of an Event of Default, Mortgagee shall promptly apply the proceeds of any sale of, and the Rents and other amounts generated by the holding, leasing, managing, operating or other use of, the Mortgaged Property, in accordance with Section 5.02 of the Collateral Agreement.
Mortgagee shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Mortgage. Upon any sale of Mortgaged Property by Mortgagee (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt of the purchase money by Mortgagee or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Mortgaged Property so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to Mortgagee or such officer or be answerable in any way for the misapplication thereof.
Section 5.8    Occupancy After Foreclosure. Any sale of the Mortgaged Property or any part thereof in accordance with Section 5.1(c) will divest all right, title and interest of Mortgagor in and to the property sold. Subject to applicable law, any purchaser at a foreclosure sale will receive immediate possession of the property purchased. If Mortgagor retains possession of such property or any part thereof subsequent to such sale, Mortgagor will be considered a tenant at sufferance of the purchaser, and will, if Mortgagor remains in possession after demand to remove, be subject to eviction and removal, forcible or otherwise, with or without process of law.
Section 5.9    Additional Advances and Disbursements; Costs of Enforcement.
(a)    Subject to applicable provisions of the Credit Agreement, upon the occurrence and during the continuance of any Event of Default, Mortgagee and each of the other Secured Parties shall have the right, but not the obligation, to cure such Event of Default in the name and on behalf of Mortgagor. All reasonable sums advanced and reasonable documented out-of-pocket expenses incurred at any time by Mortgagee or any other Secured Party under this Section 5.9, or otherwise under this Mortgage or applicable law, that is payable under Section 5.9(b) shall, if not paid when due, bear interest at the rate provided thereof in Section 2.13(c) of the Credit Agreement and all such sums, together with interest thereon, shall be secured by this Mortgage.
(b)    Subject to applicable provisions of the Credit Agreement, Mortgagor shall pay all reasonable documented out-of-pocket expenses (including reasonable attorneys’ fees and expenses) of or incidental to the perfection and enforcement of this Mortgage or the enforcement, compromise or settlement of the Secured Obligations or any claim under this Mortgage, and for

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the curing thereof, or for defending or asserting the rights and claims of Mortgagee in respect thereof, by litigation or otherwise.
Section 5.10    No Mortgagee in Possession. Except as provided under applicable law, neither the enforcement of any of the remedies under this Article 5, the assignment of the Rents and Leases under Article 6, the security interests under Article 7, nor any other remedies afforded to Mortgagee under the Credit Documents, at law or in equity shall cause Mortgagee or any other Secured Party to be deemed or construed to be a mortgagee in possession of the Mortgaged Property, to obligate Mortgagee or any other Secured Party to lease the Mortgaged Property or attempt to do so, or to take any action, incur any expense, or perform or discharge any obligation, duty or liability whatsoever under any of the Leases or otherwise.
ARTICLE VI ASSIGNMENT OF RENTS AND LEASES
Section 6.1    Assignment. In furtherance of and in addition to the assignment made by Mortgagor in Section 2.1 of this Mortgage, Mortgagor hereby absolutely and unconditionally assigns, sells, transfers and conveys to Mortgagee all of its right, title and interest in and to all Leases (but only to the extent permitted under the existing Leases), whether now existing or hereafter entered into, and all of its right, title and interest in and to all Rents. This assignment is an absolute assignment and not an assignment for additional security only. So long as no Event of Default shall have occurred and be continuing and Mortgagee shall not have made the election below, Mortgagor shall have a revocable license from Mortgagee to exercise all rights extended to the landlord under the Leases, including the right to receive and collect all Rents and to otherwise use the same in accordance with the terms of the Credit Agreement and other Credit Documents. The foregoing license is granted subject to the conditional limitation that no Event of Default shall have occurred and be continuing. Upon the occurrence and during the continuance of an Event of Default, whether or not legal proceedings have commenced, and without regard to waste, adequacy of security for the Secured Obligations or solvency of Mortgagor, the license herein granted shall, at the election of Mortgagee, expire and terminate, upon written notice to Mortgagor by Mortgagee.
Section 6.2    Perfection Upon Recordation. Mortgagor acknowledges that upon recordation of this Mortgage Mortgagee shall have, to the extent permitted under applicable law and by the terms of the Leases, a valid and fully perfected, present assignment of the Rents arising out of the Leases and all security for such Leases. Mortgagor acknowledges and agrees that upon recordation of this Mortgage, Mortgagee’s interest in the Rents shall be deemed to be fully perfected, “choate” and enforced as to Mortgagor and to the extent permitted under applicable law, all third parties, including, without limitation, any subsequently appointed trustee in any case under Title 11 of the United States Code (the “Bankruptcy Code”), without the necessity of commencing a foreclosure action with respect to this Mortgage, making formal demand for the Rents, obtaining the appointment of a receiver or taking any other affirmative action.
Section 6.3    Bankruptcy Provisions. Without limitation of the absolute nature of the assignment of the Rents hereunder, Mortgagor and Mortgagee agree that (a) this Mortgage shall constitute a “security agreement” for purposes of Section 552(b) of the Bankruptcy Code, (b)

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the security interest created by this Mortgage extends to property of Mortgagor acquired before the commencement of a case in bankruptcy and to all amounts paid as Rents and (c) such security interest shall extend to all Rents acquired by the estate after the commencement of any case in bankruptcy.
ARTICLE VII SECURITY AGREEMENT
Section 7.1    Security Interest. This Mortgage constitutes a “security agreement” on personal property within the meaning of the UCC and other applicable law and with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records. To this end, Mortgagor grants to Mortgagee a security interest in the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards, Records and all other Mortgaged Property which is personal property to secure the payment and performance of the Secured Obligations, and agrees that Mortgagee shall have all the rights and remedies of a secured party under the UCC with respect to such property. Any notice of sale, disposition or other intended action by Mortgagee with respect to the Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records sent to Mortgagor at least ten (10) Business Days prior to any action under the UCC shall constitute reasonable notice to Mortgagor. In the event of any conflict or inconsistency whatsoever between the terms of this Mortgage and the terms of the Collateral Agreement with respect to Personalty, Fixtures, Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards, Records and all other Mortgaged Property which is personal property to secure the payment and performance of the Secured Obligations, including, but not limited to, with respect to whether any such Mortgaged Property is to be subject to a security interest, the exercise of any remedies against such Mortgaged Property, the scope of any covenants as the same relate to such Mortgaged Property, or the use, maintenance or transfer of any such Mortgaged Property, or the exercise or applicability of any remedies in respect thereof, the Collateral Agreement shall control, govern, and prevail, to the extent of any such conflict or inconsistency. For the avoidance of doubt, no personal property of Mortgagor that constitutes Excluded Property under the Collateral Agreement shall be subject to any security interest of Mortgagee or any Secured Party or constitute collateral hereunder.
Section 7.2    Financing Statements. Mortgagor shall prepare and deliver to Mortgagee such financing statements, and shall execute and deliver to Mortgagee such other documents, instruments and further assurances, in each case in form and substance reasonably satisfactory to Mortgagee, as Mortgagee may, from time to time, reasonably consider necessary to create, perfect and preserve Mortgagee’s security interest hereunder. Mortgagor hereby irrevocably authorizes Mortgagee to cause financing statements (and amendments thereto and continuations thereof) and any such documents, instruments and assurances to be recorded and filed, at such times and places as may be required or permitted by law to so create, perfect and preserve such security interest. Mortgagor represents and warrants to Mortgagee that Mortgagor’s jurisdiction of organization is the State of Delaware.
Section 7.3    Intentionally Deleted.

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ARTICLE VIII MISCELLANEOUS
Section 8.1    Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement, as such address may be changed by written notice to the Mortgagee and Borrower. All communications and notices hereunder to Mortgagor shall be given to it in care of Borrower, with such notice to be given as provided in Section 10.01 of the Credit Agreement.
Section 8.2    Attorney-in-Fact. Mortgagor hereby irrevocably appoints Mortgagee as its attorney-in-fact, which agency is coupled with an interest and with full power of substitution, with full authority in the place and stead of Mortgagor and in the name of Mortgagor or otherwise (a) to execute and/or record any notices of completion, cessation of labor or any other notices that Mortgagee reasonably deems appropriate to protect Mortgagee’s interest, if Mortgagor shall fail to do so within ten (10) days (or such longer period as Mortgagee may agree in its reasonable discretion) after written request by Mortgagee, (b) upon the issuance of a deed pursuant to the foreclosure of this Mortgage or the delivery of a deed in lieu of foreclosure, to execute all instruments of assignment, conveyance or further assurance with respect to the Leases, Rents, Deposit Accounts, Property Agreements, Tax Refunds, Proceeds, Insurance, Condemnation Awards and Records in favor of the grantee of any such deed and as may be necessary or desirable for such purpose, (c) to prepare and file or record financing statements and continuation statements, and to prepare, execute and file or record applications for registration and like papers necessary to create, perfect or preserve Mortgagee’s security interests and rights in or to any of the Mortgaged Property, and (d) after the occurrence and during the continuance of any Event of Default, to perform any obligation of Mortgagor hereunder; provided, however, that (1) Mortgagee shall not under any circumstances be obligated to perform any obligation of Mortgagor; (2) any sums advanced by Mortgagee in such performance, subject to the applicable provisions of the Credit Agreement, shall be added to and included in the Secured Obligations and shall, if not paid when due, bear interest at the rate provided thereof in Section 2.13(c) of the Credit Agreement; (3) Mortgagee as such attorney-in-fact shall only be accountable for such funds as are actually received by Mortgagee; and (4) Mortgagee shall not be liable to Mortgagor or any other person or entity for any failure to take any action which it is empowered to take under this Section 8.3. Mortgagor hereby ratifies all that such attorney shall lawfully do or cause to be done by virtue hereof.
Section 8.3    Successors and Assigns. Whenever in this Mortgage any of the parties hereto is referred to, such reference shall be deemed to include the permitted successors and assigns of such party; and all covenants, promises and agreements by or on behalf of Mortgagor or Mortgagee that are contained in this Mortgage shall bind and inure to the benefit of their respective permitted successors and assigns. Mortgagee hereunder shall at all times be the same person that is the “Collateral Agent” under the Collateral Agreement. Written notice of resignation by the “Collateral Agent” pursuant to the Collateral Agreement shall also constitute notice of resignation as Mortgagee under this Mortgage. Upon the acceptance of any appointment as the “Collateral Agent” under the Collateral Agreement by a successor “Collateral Agent”, that successor “Collateral Agent” shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Mortgagee pursuant hereto.
Section 8.4    Waivers; Amendment.

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(a)    No failure or delay by Mortgagee or any other Secured Party in exercising any right, power or remedy hereunder or under any other Credit Documents shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies of Mortgagee or any other Secured Party hereunder and under the other Credit Documents are cumulative and are not exclusive of any rights, powers or remedies that they would otherwise have. No waiver of any provision of this Mortgage or consent to any departure by Mortgagor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section 8.5, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on Mortgagor in any case shall entitle any Loan Party to any other or further notice or demand in similar or other circumstances.
(b)    Neither this Mortgage nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by Mortgagee and Mortgagor, subject to any consent required in accordance with Section 10.08 of the Credit Agreement. Mortgagee may conclusively rely on a certificate of an officer of Mortgagor as to whether any amendment contemplated by this Section 8.5(b) is permitted.
(c)    Notwithstanding anything to the contrary contained herein, Mortgagee may grant extensions of time or waivers of the requirement for creation of perfection of security interests in or the obtaining of insurance (including title insurance) or surveys with respect to particular assets (including extensions beyond the date hereof for the perfection of security interests in the assets of Mortgagor on such date) where it reasonably determines, in consultation with the Borrower, that perfection or obtaining of such items cannot be accomplished by the time or times at which it would otherwise be required by this Mortgage or the other Credit Documents.
Section 8.5    WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS MORTGAGE (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS MORTGAGE BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 8.6.
Section 8.6    Termination or Release.
(a)    Upon Mortgagor’s full satisfaction of the Secured Obligations Mortgagee shall, in accordance with Title 33 M.R.S. §551, execute and deliver to Mortgagor to record a discharge or release of the this Mortgage and termination statements as to any Uniform Commercial Code financing statements filed by Mortgagee in respect of the Mortgaged Property. Mortgagor

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shall be responsible for the recordation and filing of such release and termination statements, and the cost thereof.
(b)    The security interests in the Mortgaged Property shall automatically be released or discharged (i) upon any sale or other transfer thereof by Mortgagor that is not prohibited by the Credit Agreement to any person that is not a Loan Party, or (ii) upon the effectiveness of any written consent to the release of the security interest granted hereby in such Mortgaged Property pursuant to Section 10.18 of the Credit Agreement (to the extent required).
(c)    Mortgagor shall automatically be released from its obligations hereunder and/or the Liens on the Mortgaged Property securing the Secured Obligations will be released in whole or in part, as provided in Section 10.18 of the Credit Agreement without delivery of any instrument or performance of any act by any party, and all rights to the Mortgaged Property shall revert to Mortgagor.
(d)    In connection with any termination or release pursuant to this Section 8.6, Mortgagee shall execute and deliver to Mortgagor all discharges, releases or other such documents that Mortgagor shall reasonably request to evidence such termination, discharge or release of this Mortgage and of the security interest created thereby (including, without limitation, mortgagee releases or UCC termination statements), and will duly assign and transfer to Mortgagor, such of the Mortgaged Property that may be in the possession of Mortgagee and has not theretofore been sold or otherwise applied or released pursuant to this Mortgage. In connection with any release pursuant to this Section 8.6, Mortgagor shall be permitted to take any action in connection therewith consistent with such release including, without limitation, the filing of mortgage releases or UCC termination statements. Upon the receipt of any necessary or proper instruments of termination, satisfaction or release prepared by Mortgagor, Mortgagee shall execute, deliver or acknowledge such instruments or releases to evidence the release of any Mortgaged Property permitted to be released pursuant to this Mortgage. Mortgagor agrees to pay all reasonable and documented out-of-pocket expenses incurred by Mortgagee (and its representatives and counsel) in connection with the execution and delivery of such release documents or instruments.
Section 8.7    Waiver of Stay, Moratorium and Similar Rights. Mortgagor agrees, to the full extent that it may lawfully do so, that it will not at any time insist upon or plead or in any way take advantage of any stay, marshalling of assets, extension, redemption or moratorium law now or hereafter in force and effect so as to prevent or hinder the enforcement of the provisions of this Mortgage or the Secured Obligations secured hereby, or any agreement between Mortgagor and Mortgagee or any rights or remedies of Mortgagee or any other Secured Party.
Section 8.8    [Intentionally omitted]
Section 8.9    Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Mortgage and are not to affect the construction of, or to be taken into consideration in interpreting, this Mortgage.

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Section 8.10    Severability. In the event any one or more of the provisions contained in this Mortgage should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby. The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.
Section 8.11    Entire Agreement. This Mortgage and the other Credit Documents embody the entire agreement and understanding between Mortgagor and Mortgagee relating to the subject matter hereof and thereof and supersede all prior agreements and understandings between such parties relating to the subject matter hereof and thereof. Accordingly, the Credit Documents may not be contradicted by evidence of prior, contemporaneous or subsequent oral agreements of the parties. There are no unwritten oral agreements between the parties.
Section 8.12    Mortgagee as Agent. Mortgagee has been appointed to act as Administrative Agent and Collateral Agent by the other Secured Parties pursuant to the Credit Agreement. Mortgagee shall have the right hereunder to make demands, to give notices, to exercise or refrain from exercising any rights, and to take or refrain from taking any action (including, without limitation, the release or substitution of the Mortgaged Property) in accordance with the terms of the Credit Agreement and this Mortgage. Mortgagor and all other persons shall be entitled to rely on releases, waivers, consents, approvals, notifications and other acts of Mortgagee, without inquiry into the existence of required consents or approvals of the Secured Parties therefor.
Section 8.13    Recording Documentation To Assure Security. Mortgagor shall promptly from time to time, cause this Mortgage and any financing statement, continuation statement or similar instrument relating to any of the Mortgaged Property or to any property intended to be subject to the lien hereof or the security interests created hereby to be filed, registered and recorded in such manner and in such places as may be required by any present or future law and shall take such actions as Mortgagee shall reasonably deem necessary in order to publish notice of and fully to protect the validity and priority of the liens, assignment, and security interests purported to be created upon the Mortgaged Property and the interest and rights of Mortgagee therein. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Mortgagee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Mortgage.
Section 8.14    Further Acts. Mortgagor shall, at the sole cost and expense of Mortgagor, do, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, mortgages, assignments, notices of assignment, transfers, financing statements, continuation statements, instruments and assurances as Mortgagee shall from time to time reasonably request, which may be necessary in the reasonable judgment of Mortgagee from time to time to assure, perfect, convey, assign, mortgage, transfer and confirm unto Mortgagee, the property and rights hereby conveyed or assigned or which Mortgagor may be or may hereafter

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become bound to convey or assign to Mortgagee or for carrying out the intention or facilitating the performance of the terms hereof or the filing, registering or recording hereof. In the event Mortgagor shall fail after written demand to execute any instrument or take any action required to be executed or taken by Mortgagor under this Section 8.14, Mortgagee may execute or take the same as the attorney-in-fact for Mortgagor, such power of attorney being coupled with an interest and is irrevocable. Mortgagor shall pay or cause to be paid all taxes and fees incident to such filing, registration and recording, and all expenses incident to the preparation, execution and acknowledgment thereof, and of any instrument of further assurance, and all Federal or state stamp taxes or other taxes, duties and charges arising out of or in connection with the execution and delivery of such instruments. In the event Mortgagee advances any sums to pay the amounts set forth in the preceding sentence, such advances shall be secured by this Mortgage.
Section 8.15    Additions to Mortgaged Property. All right, title and interest of Mortgagor in and to all extensions, amendments, relocations, restakings, improvements, betterments, renewals, substitutes and replacements of, and all additions and appurtenances to, the Mortgaged Property hereafter acquired by or released to Mortgagor or constructed, assembled or placed by Mortgagor upon the Land, and all conversions of the security constituted thereby, immediately upon such acquisition, release, construction, assembling, placement or conversion, as the case may be, and in each such case without any further mortgage, conveyance, assignment or other act by Mortgagor, shall become subject to the Lien and security interest of this Mortgage as fully and completely and with the same effect as though now owned by Mortgagor and specifically described in the grant of the Mortgaged Property above, but at any and all times Mortgagor will execute and deliver to Mortgagee any and all such further assurances, mortgages, conveyances or assignments thereof as Mortgagee may reasonably require for the purpose of expressly and specifically subjecting the same to the Lien and security interest of this Mortgage.
Section 8.16    Relationship. The relationship of Mortgagee to Mortgagor hereunder is strictly and solely that of lender and borrower and mortgagor and mortgagee and nothing contained in the Credit Agreement, this Mortgage or any other document or instrument now existing and delivered in connection therewith or otherwise in connection with the Secured Obligations is intended to create, or shall in any event or under any circumstance be construed as creating a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between Mortgagee and Mortgagor other than as lender and borrower and mortgagor and mortgagee.
Section 8.17    No Claims Against Mortgagee. Nothing contained in this Mortgage shall constitute any consent or request by Mortgagee, express or implied, for the performance of any labor or services or the furnishing of any materials or other property in respect of the Mortgaged Property or any part thereof, nor as giving Mortgagor any right, power or authority to contract for or permit the performance of any labor or services or the furnishing of any materials or other property in such fashion as would permit the making of any claim against Mortgagee in respect thereof or any claim that any lien based on the performance of such labor or services or the furnishing of any such materials or other property is prior to the lien hereof, provided that nothing contained in this section 8.17 shall prevent Mortgagor from incurring any Permitted Liens or Permitted Encumbrances.

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Section 8.18    Mortgagee’s Fees and Expenses; Indemnification.
(a)    Mortgagor agrees that Mortgagee shall be entitled to reimbursement of its expenses incurred hereunder by the Mortgagor and Mortgagee and other indemnitees shall be indemnified by the Mortgagor, in each case of this clause (a), mutatis mutandis, as provided in Section 10.05 of the Credit Agreement.
(b)    Any such amounts payable as provided hereunder shall be additional Secured Obligations secured hereby. The provisions of this Section 8.18 shall remain operative and in full force and effect regardless of the termination of this Mortgage or any other Credit Document, the consummation of the transactions contemplated hereby, the repayment of any of the Secured Obligations, the invalidity or unenforceability of any term or provision of this Mortgage or any other Credit Document, or any investigation made by or on behalf of Mortgagee or any other Secured Party. All amounts due under this Section 8.18 shall be payable within fifteen days (or such longer period as Mortgagee may reasonably agree to) on written demand therefor.
Section 8.19    Jurisdiction; Consent to Service of Process.
(a)    Mortgagor irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in law or equity, whether in contract or in tort or otherwise, against the Mortgagee, any Secured Party, or any Affiliate of the foregoing, in any way relating to this Mortgage or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Mortgage or in any other Credit Document shall affect any right that Mortgagee or any Secured Party may otherwise have to bring any action or proceeding relating to this Mortgage or any other Credit Document against Mortgagor or its properties in the courts of any jurisdiction.
(b)    Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Mortgage or the other Credit Documents in any New York State or federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
(c)    Each party to this Mortgage irrevocably consents to service of process in the manner provided for notices in Section 8.1. Nothing in this Mortgage will affect the right of any party to this Mortgage or any other Credit Document to serve process in any other manner permitted by law.

17

Section 8.1    Conflicts; Credit Agreement.
(a)    Notwithstanding anything herein to the contrary, (i) the Liens and security interests granted to the Mortgagee for the benefit of the Secured Parties pursuant to this Mortgage and (ii) the exercise of any right or remedy by the Mortgagee hereunder or the application of proceeds (including insurance proceeds and condemnation proceeds) of any Mortgaged Property are, to the extent provided therein, subject to the provisions of the Credit Agreement. In the event of any conflict between the terms of the Credit Agreement and this Mortgage, the terms of the Credit Agreement shall govern and control.
ARTICLE IX LOCAL LAW PROVISIONS
Section 9.1    Local Law Provisions. Notwithstanding anything to the contrary contained in this Mortgage, including without limitation the provisions of Section 7.1 and Section 8.20, in the event of any conflict or inconsistency between the provisions of this Article IX and the other provisions of this Mortgage, the provisions of this Article IX will govern and being binding.
Section 9.2    Statutory Condition. This Mortgage is given upon the STATUTORY CONDITION, which is incorporated herein by reference. To the extent that the provisions of this Mortgage and the provisions set forth in the Statutory Conditions conflict, the provisions of this Mortgage shall control to the extent permitted by applicable law.
Section 9.3    Statutory Power of Sale. If any Event of Default shall occur, the Mortgagee shall have the right to foreclose this Mortgage under any legal method of foreclosure in existence at the time or now existing, or under any other applicable law, including, without limitation, the STATUTORY POWER OF SALE, which is expressly incorporated herein by reference, to the extent authorized or allowed by any present or future law of the State of Maine. In connection therewith, Mortgagor acknowledges that this Mortgage secures a loan or loans for business and commercial purposes and that this Mortgage is given primarily for a business, commercial or agricultural purpose.
Section 9.4    Fixture Filing. This Mortgage shall also constitute a financing statement under Article 9A of the UCC covering all types and items of collateral of the Mortgaged Property which are or are to become fixtures on the Mortgaged Property or as-extracted collateral meeting the criteria set forth in Article 9A. The information provided in this Section 9.4 is provided so that this Mortgage shall comply with the requirements of the UCC for a mortgage instrument to be filed as a fixture filing financing statement. Mortgagor is the “Debtor” and its name and mailing address are set forth in the preamble of this Mortgage. Mortgagee is the “Secured Party” and its name and mailing address from which information concerning the security interest granted herein may be obtained are also set forth in the preamble of this Mortgage. A statement describing the portion of the Mortgaged Property comprising the fixtures hereby secured is set forth in the definition of “Mortgaged Property” in Section 1.1 of this Mortgage. Mortgagor represents and warrants to Mortgagee that Mortgagor is the record owner of the Mortgaged Property and the employer identification number of Mortgagor is [______________] and the organizational number of Mortgagor is [__________________].

18

Section 9.5    Open-ended Mortgage; Future Advances; Limitations. This Mortgage is an open-end mortgage that secures existing indebtedness, “Future Advances” and “Protective Advances” as such terms are defined in 33 M.R.S.A. § 505. This Mortgage also secures “Contingent Obligations” as such term is defined in 33 M.R.S.A. § 505. The maximum aggregate amount of all debts or obligations secured by this Mortgage, including Future Advances, but excluding Protective Advances and Contingent Obligations, shall not at any time exceed the total amount of $[60,400,000.00] (the “Secured Amount”) The full amount of the Contingent Obligations secured by this Mortgage is $[60,400,000.00]. The Future Advances secured hereby shall be made to or for the account of Mortgagor and may be made under the Credit Agreement or any of the other Loan Documents, as the same may be amended, or may be made pursuant to promissory notes, line of credit agreements or other instruments evidencing such future advances which may be hereafter executed and delivered by Mortgagor to Mortgagee.
Section 9.6    Non-Waiver. Mortgagor agrees for itself, its successors and assigns, that the acceptance, before the expiration of the right of redemption and after the commencement of foreclosure proceedings of this Mortgage, of insurance proceeds, eminent domain awards, rents or anything else of value to be applied on or to the secured obligations by the Mortgagee or any person or party holding under the Mortgagee shall not constitute a waiver of such foreclosure by the Mortgagee or waiver of the failure of performance by the Mortgagor of any covenants or agreements contained herein or in the other security documents. This agreement by Mortgagor shall be that agreement referred to in 14. M.R.S.A. § 6321 as amended, as necessary to prevent such waiver of foreclosure. This agreement by Mortgagor is intended to apply to the acceptance and such applications of any such insurance proceeds, eminent domain awards, rents and other sums or anything else of value, whether the same shall be accepted from, or for the account of, Mortgagor or from any other sources whatsoever by the Mortgagee or by any person or party holding under the Mortgagee at any time or times in the future while any portion of the secured obligations shall remain outstanding.
Section 9.7    Notice to Mortgagor. Mortgagor is hereby notified and hereby confirms and acknowledges that, pursuant to 10 M.R.S.A. § 1146(2), to the extent applicable, in order to maintain an action against the Mortgagee with respect to a promise, contract or agreement to lend money, extend credit, forbear from collection of a debt or make any other accommodation for the repayment of a debt for more than $250,000, such promise, contract or agreement (or some memorandum or note thereof) must be both (a) in writing and (b) signed by Mortgagee.
Section 9.8    Applicable Law. The provisions of this Mortgage shall be governed by and construed under the laws of the state in which the Mortgaged Property is located, which for purposes of this Mortgage is the State of Maine.

[remainder of this page intentionally left blank; signature pages follow]

19

IN WITNESS WHEREOF, Mortgagor has on the date set forth in the acknowledgement hereto, effective as of the date first above written, caused this instrument to be duly EXECUTED AND DELIVERED by authority duly given.

MORTGAGOR: VERSO ANDROSCOGGIN POWER LLC,
a Delaware Limited Liability Company

By: _____________________________
Name:
Title:

STATE OF __________________________
COUNTY OF ________________________
On this ____ day of ____________________ 2014, then personally appeared the above named
_______________________, ___________________________ of Verso Androscoggin Power, LLC and
acknowledged that he/she executed the foregoing instrument as his/her free act and deed in such capacity and the free act and deed of said limited liability company.
______________________________
Notary Public
Print Name:
Commission expires:

Signature Page to Verso Androscoggin Form of Mortgage

EXHIBIT A
LEGAL DESCRIPTION
Legal Description of premises commonly known as [COMMON NAME, IF ANY] and located at [INSERT ADDRESS]:
[to come from title policy]

Exh. A-1

EXHIBIT B
PERMITTED ENCUMBRANCES
All matters set forth in Schedule B of the [Commitment/Pro Forma Policy] issued by First American Title Insurance Corporation to Mortgagee, dated _____________________, bearing reference number BTC6139/TF6581 relating to the real property described in Exhibit A attached hereto.

Exh. B-1

EXECUTION VERSION

EXHIBIT E
FORM OF NOTE

                                        New York, New York
[DATE]

FOR VALUE RECEIVED, VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to the order of __________________ or its registered assigns (the “Lender”), in lawful money of the United States of America in immediately available funds the unpaid principal amount of all Loans made by the Lender pursuant to the Credit Agreement (as defined below), payable at such times and in such amounts as are specified in the Credit Agreement. Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

The Borrower promises to also pay interest on the unpaid principal amount of each Loan made by the Lender in like money from the date such Loan is made until paid at the rates and times provided in Section 2.13 of the Credit Agreement.

This Note, dated as of the date hereof (this “Note”), is one of the Notes referred to in the Credit Agreement dated as of May 5, 2014, by and among VERSO MAINE POWER HOLDINGS LLC, a Delaware limited liability company (“Holdings”), the Borrower, the LENDERS party thereto from time to time (“Lenders”), and BARCLAYS BANK PLC (“Barclays”), as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and Barclays as collateral agent for the Secured Parties, and Barclays and CREDIT SUISSE SECURITIES (USA) LLC, as joint lead arrangers and joint book runners (each in such capacity, a “Joint Lead Arranger”) (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the "Credit Agreement") and is entitled to the benefits thereof and of the other Loan Documents. This Note is secured by the Security Documents and is entitled to the benefits of the guaranties thereunder. This Note is subject to voluntary prepayment and mandatory repayment prior to the Revolving Facility Maturity Date, in whole or in part, as provided in the Credit Agreement, and Revolving Facility Loans may be converted from one Type into another Type to the extent provided in the Credit Agreement. Each Revolving Facility Loan owing to the Lender by the Borrower, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Note; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Note.

In case an Event of Default shall occur and be continuing, the principal of and accrued interest on this Note may be declared to be due and payable in the manner and with the effect provided in the Credit Agreement.

The Borrower hereby waives presentment, demand, protest or notice of any kind in connection with this Note.

EXHIBIT E

THIS NOTE SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

VERSO ANDROSCOGGIN POWER LLC
By: _________________________
Name:
                         Title:

[Signature Page to Note]

REVOLVING FACILITY LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loan	Amount of Principal Repaid	Notation Made By

EXECUTION VERSION

EXHIBIT F
FORM OF
COMPLIANCE CERTIFICATE

for the month ended _________________ (“the fiscal period”)
I, the undersigned, as a Financial Officer1 of VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (the “Borrower”), in that capacity only and not in my individual capacity, do hereby certify as of the date hereof that, as required by Section 5.04(d) of the Credit Agreement dated as of May 5, 2014, by and among VERSO MAINE POWER HOLDINGS LLC, a Delaware limited liability company (“Holdings”), the Borrower, the Secured Parties party thereto from time to time (“Lenders”), and BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent for the Secured Parties, and BARCLAYS BANK PLC and CREDIT SUISSE SECURITIES (USA) LLC, as joint lead arrangers and joint book runners (each in such capacity, a “Joint Lead Arranger”) (as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein have the meanings specified in the Credit Agreement.

(i.)
[No Default or Event of Default has occurred] [A Default or Event of Default has occurred, and a description of (a) the nature and extent thereof and (b) any corrective action taken or proposed to be taken with respect thereto is set forth on Annex 1 attached hereto];

(ii.)	The cash balance maintained in the Interest Reserve Account as of the end of the fiscal period is $[];

(iii.)	Annex 2 hereto demonstrates the calculation of Debt Service and Available Cash as of the end of the fiscal period;

(iv.)	The Borrower is in compliance with Section 6.15 of the Credit Agreement as demonstrated in the calculations set forth on Annex 2 attached hereto
This certificate is being delivered by the undersigned officer only in his capacity as a Financial Officer of the Borrower and not individually and the undersigned shall have no personal liability to the Administrative Agent or any of the Lenders with respect thereto.
[Signature Page Follows]

______________________

[1]Certificate to be delivered by a “Financial Officer.” “Financial Officer” means the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of such person

In WITNESS WHEREOF, the undersigned has caused this certificate to be duly executed as of __________, 20__.
VERSO ANDROSCOGGIN POWER LLC

By: _________________________
Name:
Title:

[Signature Page to Compliance Certificate]

Annex 1
[EVENT OF DEFAULT – CORRECTIVE ACTIONS]

Annex 2
COMPLIANCE WITH FINANCIAL COVENANT,
CALCULATION OF DEBT SERVICE AND AVAILABLE CASH

1.	Calculation of Debt Service and Available Cash:[2]

2.	Compliance with Section 6.15 of the Credit Agreement:[3]

______________________

[2]The Borrower must maintain a Debt Service Coverage Ratio for the most recently ended Debt Service Coverage Period of not less than 2.0 to1.0.
[3]The Borrower must maintain a Debt Service Coverage Ratio for the most recently ended Debt Service Coverage Period of not less than 2.0 to1.0.

EXECUTION VERSION

EXHIBIT G-1
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Not Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement dated as of May 5, 2014, by and among VERSO MAINE POWER HOLDINGS LLC, a Delaware limited liability company (“Holdings”), VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time (“Lenders”), and BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties, and BARCLAYS BANK PLC and CREDIT SUISSE SECURITIES (USA) LLC, as joint lead arrangers and joint book runners (each in such capacity, a “Joint Lead Arranger”) (as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.
Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10‑percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Borrower and the Administrative Agent with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made by the Borrower or the Administrative Agent to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]

[Foreign Lender]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

EXHIBIT G-2
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Lenders That Are Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement dated as of May 5, 2014, by and among VERSO MAINE POWER HOLDINGS LLC, a Delaware limited liability company (“Holdings”), VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time (“Lenders”), and BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties, and BARCLAYS BANK PLC and CREDIT SUISSE SECURITIES (USA) LLC, as joint lead arrangers and joint book runners (each in such capacity, a “Joint Lead Arranger”) (as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.
Pursuant to the provisions of Section 2.17(e) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the Loan(s) (as well as any Note(s) evidencing such Loan(s)) in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such Loan(s) (as well as any Note(s) evidencing such Loan(s)), (iii) with respect to the extension of credit pursuant to the Credit Agreement or any other Loan Document, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10‑percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished the Borrower and the Administrative Agent with an IRS Form W-8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W-8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent in writing and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]

[Foreign Lender]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

EXHIBIT G-3
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Not Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement dated as of May 5, 2014, by and among VERSO MAINE POWER HOLDINGS LLC, a Delaware limited liability company (“Holdings”), VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time (“Lenders”), and BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties, and BARCLAYS BANK PLC and CREDIT SUISSE SECURITIES (USA) LLC, as joint lead arrangers and joint book runners (each in such capacity, a “Joint Lead Arranger”) (as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.
Pursuant to the provisions of Section 2.17(e) and Section 10.04(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record and beneficial owner of the participation in respect of which it is providing this certificate, (ii) with respect to such participation, it is not a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iii) it is not a “10‑percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (iv) it is not a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with a certificate of its non-U.S. person status on IRS Form W-8BEN. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]

[Foreign Participant]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

EXHIBIT G-4
FORM OF U.S. TAX COMPLIANCE CERTIFICATE
(For Foreign Participants That Are Treated As Partnerships For
U.S. Federal Income Tax Purposes)
Reference is made to the Credit Agreement dated as of May 5, 2014, by and among VERSO MAINE POWER HOLDINGS LLC, a Delaware limited liability company (“Holdings”), VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto from time to time (“Lenders”), and BARCLAYS BANK PLC, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”) and as collateral agent (in such capacity, the “Collateral Agent”) for the Secured Parties, and BARCLAYS BANK PLC and CREDIT SUISSE SECURITIES (USA) LLC, as joint lead arrangers and joint book runners (each in such capacity, a “Joint Lead Arranger”) (as the same may be amended, restated, amended and restated, supplemented, waived or otherwise modified from time to time, the "Credit Agreement"). Terms defined in the Credit Agreement are used herein with the same meanings.
Pursuant to the provisions of Section 2.17(e) and Section 10.04(d) of the Credit Agreement, the undersigned hereby certifies that (i) it is the sole record owner of the participation in respect of which it is providing this certificate, (ii) its direct or indirect partners/members are the sole beneficial owners of such participation, (iii) with respect to such participation, neither the undersigned nor any of its direct or indirect partners/members is a bank extending credit pursuant to a loan agreement entered into in the ordinary course of its trade or business within the meaning of Section 881(c)(3)(A) of the Code, (iv) none of its direct or indirect partners/members is a “10‑percent shareholder” of the Borrower within the meaning of Section 871(h)(3)(B) of the Code, and (v) none of its direct or indirect partners/members is a “controlled foreign corporation” related to the Borrower as described in Section 881(c)(3)(C) of the Code.
The undersigned has furnished its participating Lender with an IRS Form W‑8IMY accompanied by one of the following forms from each of its partners/members that is claiming the portfolio interest exemption: (i) an IRS Form W-8BEN or (ii) an IRS Form W‑8IMY accompanied by an IRS Form W-8BEN from each of such partner’s/member’s beneficial owners that is claiming the portfolio interest exemption. By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform such Lender in writing and (2) the undersigned shall have at all times furnished such Lender with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in either of the two calendar years preceding each such payment.
[Signature Page Follows]

[Foreign Participant]

By:	Name: Title:
[Address]
Dated:    ______________________, 20[ ]

EXHIBIT H

COLLATERAL ASSIGNMENT OF CONTRACTS

This COLLATERAL ASSIGNMENT OF CONTRACTS (this “Assignment”) is made and entered into as of ______________ ____, 2014 by and between VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (“Assignor”), and BARCLAYS BANK PLC as Collateral Agent under the Credit Agreement described below (in such capacity, “Collateral Agent”).

W I T N E S S E T H:

WHEREAS, pursuant to that certain Credit Agreement, dated as of May 5, 2014 (as amended, amended and restated, supplemented or otherwise modified from time to time, “Credit Agreement”; all capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Credit Agreement), by and among Assignor, the other Loan Parties party thereto from time to time, the Lenders party thereto from time to time and the Agents party thereto from time to time, the Lenders have agreed to make Loans to Assignor; and

WHEREAS, in order to induce Collateral Agent and Lenders to enter into the Credit Agreement and the other Loan Documents and to induce Lenders to make the Loans provided for in the Credit Agreement, Assignor has agreed to collaterally assign to, and grant, Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien upon all of Assignor’s rights and remedies with respect to each Material Contracts (as defined in the Credit Agreement) of the Assignor, including without, limitation, those set forth on Exhibit A attached hereto;

NOW, THEREFORE, in consideration of the premises set forth herein and for other good and valuable consideration, the receipt, sufficiency and adequacy of which are hereby acknowledged, Assignor covenants and agrees with Collateral Agent, for the benefit of the Secured Parties, as follows:

1.As security for the Obligations, Assignor hereby collaterally assigns and transfers to, and grants, Collateral Agent, for the benefit of the Secured Parties, a security interest in and Lien upon all of Assignor’s rights and remedies with respect to and under the Material Contracts.

2.The Assignor shall use its commercially reasonable efforts to have each party to any Material Contract execute a consent to assignment substantially in the form of Exhibit B hereto with such changes as may be acceptable to the Collateral Agent and the Assignor within 30 days of entering into any Material Contract or such later date as may be agreed to by the Collateral Agent.

3.Unless an Event of Default under the Credit Agreement or any other Loan Document shall have occurred and be continuing, insofar as Assignor may have any right, privilege or claim under the Material Contracts, Assignor (a) will use prudent business judgment concerning its enforcement of such rights, (b) will enforce such rights diligently and in good faith, and (c) will have the sole right to exercise any such right, privilege or claim.

4.After the occurrence, and during the continuation, of an Event of Default, Assignor hereby irrevocably: (a) authorizes and empowers Collateral Agent (or its agent), for the benefit of the Secured Parties, in Collateral Agent’s (or its agent’s) sole discretion, to assert, either directly or on behalf of Assignor, any right, privilege or claim Assignor may, from time to time, have under the Material Contracts that Collateral Agent may deem proper and to receive and collect any and all monies resulting therefrom and to apply the same on account of any of the Obligations; and (b) makes, constitutes and appoints Collateral Agent (and all officers, employees and agents designated by Collateral Agent), for the benefit of the Secured Parties, as Assignor’s true and lawful attorney and agent-in-fact for the purposes of enabling Collateral Agent (or its agent) to assert any such right, privilege or claim and to receive, collect and apply such monies in the manner set forth above.

5.Assignor shall not waive, amend, alter or modify any of its rights or remedies under the Material Contracts in any respect except as permitted under the Credit Agreement.

6.Notwithstanding anything herein to the contrary, Assignor expressly acknowledges and agrees that it shall remain liable under the Material Contracts to observe and perform all of the conditions and obligations therein contained to be observed and performed by it, and that neither this Assignment, nor any action taken pursuant hereto, shall cause Collateral Agent or any Secured Party to have any obligation or liability in any respect whatsoever to any party to the Material Contracts for the observance or performance of any of the representations, warranties, conditions, covenants, agreement or terms therein contained.

7.This Assignment shall be governed by, and construed and enforced in accordance with, the laws of the State of New York without regard to conflict of laws principles (other than Section 5-1401 of the New York General Obligations Law) thereof.

8.This Assignment shall be binding upon Assignor and its successors and assigns; provided, however, that Assignor shall not assign, sell, hypothecate or otherwise transfer any interest in or obligation under this Assignment without the prior written consent of Collateral Agent.

9.This Assignment may be executed in multiple counterparts (any of which may be delivered via facsimile or other electronic transmission), each of which shall collectively and separately constitute one and the same Assignment.

10.At such time as the Obligations are paid in full in cash, all the Revolving Facility Commitments are terminated in writing and the Credit Agreement is terminated in writing, this Assignment and all of Collateral Agent’s right, title and interest hereunder with respect to the Material Contracts and related contracts shall automatically terminate and the Collateral Agent shall take such actions as are reasonably requested by Holdings or the Borrower and at the Borrower’s expense to terminate the security interests created by the Loan Documents in respect of such Material Contracts.

IN WITNESS WHEREOF, Assignor and Collateral Agent have caused this Assignment to be executed and delivered by their respective duly authorized representatives as of the date first set forth above.

ASSIGNOR:

VERSO ANDROSCOGGIN POWER LLC

By:________________________________
Name:
Title:

COLLATERAL AGENT:

BARCLAYS BANK PLC

By:________________________________
Name:
Title:

Exhibit A

Material Contracts

Exhibit B
FORM OF CONSENT TO ASSIGNMENT
THIS CONSENT TO ASSIGNMENT (this “Consent”) is made as of [    ], by and among [ ] (the “Consenting Party”), Verso Maine Power Holdings LLC (“Holdings”) and Verso Androscoggin Power LLC (the “Borrower” and together with Holdings, the “Pledgors Group”), and Barclays Bank PLC, in its capacity as collateral agent (in such capacity together with any successor in such capacity, the “Collateral Agent”) under the Credit Agreement dated as of May [ ], 2014 (as amended, extended, renewed, restated, supplemented, waived or otherwise modified from time to time, the “Credit Agreement”), among Holdings, the Borrower, each of the Subsidiaries party thereto, the several banks and other financial institutions or entities from time to time parties thereto as Lenders and Barclays Bank PLC as Administrative Agent and Collateral Agent.
RECITALS
WHEREAS, the Consenting Party and the Pledgors Group are parties to the [ ] dated as of [        ] (the “Agreement”), and
WHEREAS, the Pledgors Group and the Collateral Agent are parties to a Guarantee and Collateral Agreement dated as of April [ ], 2014 (the “Guarantee and Collateral Agreement”) pursuant to which the Pledgors Group has agreed to grant a security interest to the Collateral Agent for the benefit of the Secured Parties (as such term is defined in the Guarantee and Collateral Agreement) in all of the Pledgors Group’s right, title and interest under the Agreement and all equity interests in the Borrower (“Pledged Equity”), upon the terms and conditions set forth therein (the “Security Interest”).
AGREEMENT
NOW, THEREFORE, for value received and intending to be legally bound, the parties hereto agree as follows;
1.The Consenting Party hereby consents to (i) the grant of the Security Interest by the Pledgors Group to the Collateral Agent for the benefit of the Secured Parties, and (ii) the exercise of the rights and remedies by the Collateral Agent with respect to the Agreement and the Pledged Equity pursuant to the Guarantee and Collateral Agreement and applicable law. The Consenting Party agrees that, if the Collateral Agent exercises any of its rights or remedies under the Guarantee and Collateral Agreement or applicable law such that the Collateral Agent or its assignee or transferee becomes the owner of the Pledged Equity or becomes an assignee of the Pledgors Group under the Agreement, the Agreement shall continue in full force and effect as a direct Agreement between the Consenting Party and the Collateral Agent or its assignee or transferee. So long as any Obligations (as such term is defined in the Credit Agreement) are outstanding, the Consenting Party hereby covenants not to amend, restate, supplement or otherwise modify the Agreement without Collateral Agent’s prior written consent (such consent not to be unreasonably withheld or delayed). The Consenting Party hereby covenants to deliver to the Collateral Agent a copy of each material notice delivered to the Pledgors Group pursuant to the Agreement, including any notice relating to regulatory filings/approvals.

2.The Consenting Party certifies that as of the date hereof (i)  the Agreement is in full force and effect, (ii) to its knowledge, there is no defense, offset, claim or counterclaim by or in favor of the Consenting Party against the Pledgors Group under the Agreement or against the obligations of the Consenting Party under the Agreement, and (iii) no notice of default has been given under or in connection with the Agreement which has not been cured, and the Consenting Party has no knowledge of any occurrence of any other default under or in connection with the Agreement.
3.Notwithstanding anything to the contrary contained in this Consent or the Agreement, in the event of a default by the Pledgors Group under the Agreement, the Consenting Party agrees that (i) it shall provide to the Collateral Agent at the address set forth herein a copy of any notice of default delivered to the Pledgors Group under the Agreement and (ii) it shall not exercise any of its remedies against the Pledgors Group under the Agreement or at law or in equity until, in the case of a monetary default, the date which is 45 days after the date the Consenting Party delivers written notice of such monetary default to the Collateral Agent, and in the case of a non-monetary default, the date which is 60 days after the date the Consenting Party delivers written notice of such non-monetary default to the Collateral Agent (such 45 day period for monetary defaults and such 60 day period for non-monetary defaults, as applicable, each being referred to as a “Standstill Period”), provided, however, if such non-monetary default by its nature cannot reasonably be cured by Collateral Agent within such Standstill Period, the Collateral Agent shall have such additional period of time as may be reasonably necessary to cure such non-monetary default, so long as the Collateral Agent commences such curative measures within such Standstill Period and thereafter proceeds diligently to complete such curative measures and provides notice to the Pledgors Group and the Consenting Party that it intends to commence such curative measure. In the event that any such non-monetary default by its nature cannot reasonably be cured by the Collateral Agent, the Consenting Party shall, provided the Collateral Agent has theretofore cured all monetary defaults (if any), upon the request of the Collateral Agent, enter into a new agreement with the Collateral Agent (or its nominee or transferee) on substantially the same terms and conditions as the Agreement (it being understood that the Term (as defined in the Agreement) shall be the same as that in the Agreement subject to any extension rights provided in the Agreement, which extension rights can be exercised by the Collateral Agent (or its nominee or transferee) instead of the Pledgors Group and be deemed to have begun on the date of the Agreement). The Collateral Agent shall have the right, but not the obligation, during the Standstill Period, to cure any such default and the Consenting Party shall accept any such cure by the Collateral Agent or the Pledgors Group. If, during the Standstill Period, the Collateral Agent or the Pledgors Group or any other person cures any such default, then the Consenting Party shall rescind the notice of default.
4.In the event of a termination, disaffirmance or rejection of the Agreement for any reason, including, without limitation, pursuant to any laws (including any bankruptcy or other insolvency laws) by the Pledgors Group or the termination of the Agreement for any reason by the Consenting Party, the Consenting Party will give the Collateral Agent the right, within 60 days of such event, provided all monetary defaults under the Agreement have been cured, to enter into a new Agreement, in the name of the Collateral Agent (or a designee to be named by the Collateral Agent at the time), and upon all of the terms and conditions thereof (it being understood that the Term (as defined in the Agreement) shall be the same as that in the

Agreement subject to any extension rights provided in the Agreement, which extension rights can be exercised by the Collateral Agent (or its nominee or transferee) instead of the Pledgors Group and be deemed to have begun on the date of the Agreement).
5.The Consenting Party hereto covenants and agrees, at the expense of the Pledgors Group, to execute and deliver, at the written request of the Collateral Agent, such further instruments or documents and to take such other action as the Collateral Agent may reasonably request to effect the provisions of this Consent.
6.This Consent shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and representatives.
7.This Consent may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument, binding upon the parties hereto. Delivery of an executed counterpart to this Agreement by facsimile transmission or other electronic transmission shall be as effective as delivery of a manually signed original, unless an original is required by applicable law.
8.None of the provisions of this Consent may be waived, changed or altered except in a writing by all of the parties hereto.
9.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.
10.All notices and other communications provided for herein shall be in writing (including telecopy or e-mail communication) and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy or e-mail, as follows:

(a)	if to the Collateral Agent, to it at Barclays Bank PLC, 745 Seventh Avenue, New York, NY 10019, Attention: Marguerite Sutton, E-mail Address: marguerite.sutton@barclays.com.

(b)	if to the Consenting Party, to it at [ ], Attention: [ ], Facsimile: [ ]; and

(c)	if to the Pledgors Group, to it at Verso Androscoggin Power LLC, 6775 Lenox Center Court, Suite 400, Memphis, TN 38115-4436 Attention: Robert P. Mundy, E-mail Address: robert.mundy@versopaper.com

Any party hereto may change its address, telecopy number or e-mail address for notices and other communications hereunder by notice to the other parties hereto (and for this purpose a notice to the Borrower shall be deemed to be a notice to each member of the Pledgors Group). All notices and other communications given to any party hereto in accordance with the provisions of this Consent shall be deemed to have been given on the date of receipt if delivered by hand or overnight courier service or sent by telecopy or e-mail or on the date 4 Business Days after dispatch by certified or registered mail if mailed, in each case delivered, sent or mailed (properly addressed) to such party as provided in this paragraph 10 or in accordance with the latest unrevoked direction from such party given in accordance with this paragraph 10.
12.    The terms of Section 9.05 of the Credit Agreement and Sections 4.03(c), 4.03(e), 4.03(f), 5.01, 7.01, 7.02 and 7.06 of the Guarantee and Collateral Agreement are incorporated by reference, mutatis mutandis, and each of the parties hereto agrees to such terms.
13.    This Consent shall be governed by and construed in accordance with the laws of the State of New York, without reference to the choice of law provisions.
14.    The Consenting Party acknowledges and agrees that the Collateral Agent is a third party beneficiary under the Agreement, and that, except to the extent expressly provided hereunder, the Collateral Agent shall have no obligation, liability or responsibility to perform, under the Agreement.
15.    This Consent shall automatically terminate on the date that there are no outstanding obligations that are secured by a security interest in the Pledgors Group’s rights under the Agreement and such security interest is terminated and released.
[Signature Page Follows]

IN WITNESS HEREOF, the undersigned have executed this Assignment as of the day and year first above written.
[CONSENTING PARTY]

By:________________________________
Name:______________________________
Title:_______________________________
VERSO MAINE POWER HOLDINGS LLC
By:________________________________
Name:______________________________
Title:_______________________________
VERSO ANDROSCOGGIN POWER LLC
By:________________________________
Name:______________________________
Title:_______________________________

BARCLAYS BANK PLC,
as Collateral Agent
By:______________________________ Name:____________________________ Title:_____________________________

EXHIBIT I

CONTRIBUTION AGREEMENT
dated as of [________] [____], 2014
between
VERSO ANDROSCOGGIN LLC,
as Transferor,
and
VERSO ANDROSCOGGIN POWER LLC
as Transferee

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List of Schedules

Schedule 1.1(a)	List of contracts, agreements and purchase orders necessary for the operation of the Hydro Facilities

Schedule 1.1(b)	Contributed Real Estate Assets

Schedule 1.1(c)	Permitted Liens

Schedule 2.4	Contractual Obligations

Schedule 4.1(c)	List of Authorization, Approvals, Other Action by, and Notices or Filings with any Governmental Authority

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This CONTRIBUTION AGREEMENT (this “Agreement”), dated as of [______________] [__], 2014 (the “Transfer Date”) is made by and between VERSO ANDROSCOGGIN LLC, a Delaware limited liability company (as “Transferor”) and VERSO ANDROSCOGGIN POWER LLC, a Delaware limited liability company (the “Transferee”).
W I T N E S S E T H:
WHEREAS, the Transferor desires to contribute, sell, transfer, bargain, grant, assign or otherwise convey to Transferee all of the Transferor’s right, title and interest in and to the Contributed Assets, on the terms and subject to the conditions provided herein;
WHEREAS, Transferee desires to accept as a capital contribution all of the Transferor’s right, title and interest in and to the Contributed Assets, on the terms and subject to the conditions provided herein;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:
                ARTICLE I                DEFINITIONS
Section 1.1    Certain Definitions. For all purposes of this Agreement, the following terms shall have the following meanings:
“Contributed Assets” means:
(a)    the Contributed Real Estate Assets;
(b)    all machinery, equipment, tools, furniture, furnishings and other fixed assets used or held for use exclusively in the operation of the Hydro Facilities;
(c)    all supplies, stores, parts and materials used or held for use exclusively in the operation of the Hydro Facilities;
(d)    all rights under the contracts, agreements and purchase orders necessary for the operation of the Hydro Facilities [described on Schedule 1.1(a) hereto];
(e)    all other personal property not otherwise described above that is used or held for use exclusively in the operation of the Hydro Facilities; and
(f)    (i) an undivided ownership interest in the Undivided Ownership Assets (as defined in that certain Easement Agreement Related to Undivided Ownership, Operation and Maintenance Agreement and Bill of Sale between Transferor, Transferee and Verso Maine Energy LLC dated May __, 2014 (the “UOOMA Easement and Bill of

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Sale”) (ii) full ownership of the Solely Owned Assets (as defined in the UOOMA Easement and Bill of Sale),and (ii) easement rights, in common with the Transferor, to access, maintain and operate the Undivided Ownership Assets and the Solely Owned Assets in accordance with the terms of the UOOMA Easement and Bill of Sale; and
(g)    all books and records pertaining to the above.
Notwithstanding the foregoing, Contributed Assets shall not include any assets situated on any portion of the Contributed Real Estate Assets that are not used exclusively in the operation of the Hydro Facilities, which assets shall remain under ownership of Transferor, including without limitation the following:

1.    Transformers T33-10, T33-12 and T33-13, together with related cabling, fixtures and appurtenances situated within the existing transformer yard at the Riley Hydroelectric Facility;
2.    Any portion of the overhead utility line identified as Feeder 6 situated on the Riley Hydroelectric Facility, together with all associated poles, cables, fixtures, electrical equipment and appurtenances;
3.    Power Plant Stage Heater Tube Bundle situated within the Riley Hydroelectric Facility, identified as Tube Bundle Heat EX 70/30 CUNI 5/8, 25 ft 5 in long x 30 in, YUBA Size 30-305
4.    Three (3) turbine rotor forgings situated within the Riley Hydroelectric Facility, described more particularly as follows:
Shaft closest to Riley hydro station
3107-245
124K788VA1
089-02-347725-1-802
B50AM2590-S9-3100J99MK0

Middle Shaft
72150701001
PO 069C1346011L800
DWG 3100J981 REV A
SPEC B50 AM2590S9
HT 117361
Shaft Closest to the Gate
3109-273
12  1K 094 VA1
089-02-347725-L-800
B50 AM374A-S4-3100J97

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5.    Effluent discharge monitoring equipment situated within the Jay Hydroelectric Facility.

“Contributed Real Estate Assets” means all real property listed on Schedule 1.1(b) hereto1.
“Contributions” has the meaning set forth in Section 2.1.
“Event of Bankruptcy” will be deemed to have occurred with respect to a Person if:
(a)    a case or other proceeding is commenced, without the application or consent of such Person, in any court, seeking the liquidation, reorganization, debt arrangement, dissolution, winding up or composition or readjustment of debts of such Person, the appointment of a trustee, receiver, custodian, liquidator, assignee, sequestrator or the like for such Person or all or any substantial part of its assets, or any similar action with respect to such Person under any law relating to bankruptcy, insolvency, reorganization, winding up or composition or adjustment of debts, and such case or proceeding continues undismissed, or unstayed and in effect, for a period of sixty (60) consecutive days; or an order for relief in respect of such Person is entered in an involuntary case under the federal bankruptcy laws or other similar laws now or hereafter in effect; or
(b)    such Person commences a voluntary case or other proceeding under any applicable bankruptcy, insolvency, reorganization, debt arrangement, dissolution or other similar law now or hereafter in effect, or consents to the appointment of or taking possession by a receiver, liquidator, assignee, trustee, custodian, sequestrator (or other similar official) for such Person or for any substantial part of its property, or makes any general assignment for the benefit of creditors; or
(c)    the board of directors or board of managers (or similar body) of such Person votes to implement any of the actions set forth in clause (b) above.
“FERC” means Federal Energy Regulatory Commission.
“GAAP” means the United States generally accepted accounting principles as in effect from time to time.
“Hydro Facility” means each of (a) Otis hydroelectric facility (approximately 10.5 megawatts) (FERC Project No. 8277), (b) Riley hydroelectric facility (approximately 7.8 megawatts) (FERC Project No. 2375), (c) Jay hydroelectric facility (approximately 3.1 megawatts) (FERC project No. 2375) and (d) Livermore hydroelectric facility (approximately 8.8 megawatts) (FERC Project No. 2375).
______________________

[1]Schedule to include legal descriptions of the Hydro Facilities and any related easements.

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“Lien” means any mortgage, deed of trust, pledge, easement, right-of-way, covenant, condition or restriction on transfer, right of first refusal, lease, sublease, hypothecation, assignment, encumbrance, claim, license, charge, option, lien (statutory or other) or preference or other security interest or other similar restriction.
“Permitted Liens” means (a) such minor imperfections of title, license, easements, encumbrances or restrictions which do not, individually or in the aggregate, materially impair the current use or operation or fair market value of the applicable asset, (b) materialmen’s, mechanics’, carriers’, workmen’s, warehousemen’s, repairmen’s and other like Liens arising in the ordinary course of the business, (c) Liens for taxes not yet due and payable, or being contested in good faith and for which adequate reserve has been provided on the financial statements in accordance with GAAP, (d) public roads and highways, (e) matters which would be disclosed by an inspection or accurate survey of each parcel of real property, (f) Liens arising under worker’s compensation, unemployment insurance, social security, retirement and similar legislation and (g) the Liens listed on Schedule 1.1(c).
“Person” means an individual, corporation (including a business trust), partnership, limited liability partnership, limited liability company, joint venture, association, joint stock company, trust (including any beneficiary thereof), unincorporated association or government or any agency or political subdivision thereof.
“Pre-Transfer Date Liability” means any liability incurred or arising in connection with the Contributed Assets resulting from events or occurrences prior to the date of this Agreement, including for all periods or portions thereof ending prior to the date of this Agreement.
“Related Documents” means any necessary releases, conveyances, deeds and any other agreements entered into, or certificates delivered, pursuant to or in connection with the Contribution (defined below).
Section 1.2    Other Defined Terms.
(a)    Each term defined in the singular form in Section 1.1 hereof or elsewhere in this Agreement shall mean the plural thereof when the plural form of such term is used in this Agreement and each term defined in the plural form in Section 1.1 hereof or elsewhere in this Agreement shall mean the singular thereof when the singular form of such term is used herein.
(b)    The words “hereof,” “herein,” “hereunder” and similar terms when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and article, section, subsection, schedule and exhibit references herein are references to articles, sections, subsections, schedules and exhibits to this Agreement unless otherwise specified.

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Section 1.3    Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Articles 8 and 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Articles 8 and 9.
Section 1.4    Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
ARTICLE II                 CONTRIBUTION
Section 2.1    Contribution of Contributed Assets
(a)    The Transferor hereby (i) irrevocably contributes, sells, transfers, grants, bargains, assigns, conveys and delivers to the Transferee, absolutely and not as collateral security, without recourse, except as expressly provided herein, as a capital contribution to the Transferee, and (ii) vests in the Transferee all powers and rights of the Transferor under the Contributed Assets, to have and to hold the same unto the Transferee and its successors and assigns forever, in each case as of the date hereof (the actions described in the foregoing clauses (i) and (ii), collectively, the “Contribution”). The Transferee hereby (i) acquires, accepts and receives all of the Transferor’s right, title and interest in and to the Contributed Assets, and (ii) assumes from the Transferor and agrees to perform all obligations (now existing or hereafter arising) of the Transferor under the Contributed Assets. The Transferor hereby agrees to protect and defend the Transferee’s interest in the Contributed Assets against any claim arising as a result of its own prior ownership thereof.
(b)    The Transferor hereby agrees to contribute, sell, transfer, grant, bargain, assign, convey and deliver to the Transferee the Contributed Real Estate Assets, effective as of the date hereof, by delivering simultaneously herewith executed deeds in appropriate form, in each case reflecting conveyances, by and between the Transferor and the Transferee.
(c)    At the reasonable request of the Transferee, the Transferor shall execute and deliver to the Transferee from time to time, such bills of sale, lease assignments, transfer powers and other documents and instruments evidencing the transfer of the Contributed Assets as the Transferee may so request.
Section 2.2    Transfer of Records to the Transferee
(a)    In connection with the transfer of the Contributed Assets, the Transferor hereby irrevocably contributes, sells, transfers, grants, bargains, assigns and conveys to the Transferee, absolutely and not as collateral security, without recourse, except as expressly provided herein, as a capital contribution to the Transferee, and the Transferee hereby acquires, accepts and, as provided herein, receives all of the

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Transferor’s right, title and interest in and to all the books, records and other information relating to the Contributed Assets, without the need for any further documentation in connection with such contribution.
(b)    The Transferor shall take such action and execute all documents as requested by the Transferee or its assignees from time to time hereafter that may be reasonably necessary or appropriate to ensure that the Transferee and its assignees have an enforceable ownership interest or, solely if Section 2.3(b) hereof is applicable, an enforceable security interest, in the books, records and other information (including, without limitation, computer data files, tapes, discs and other means to store such information) relating to the Contributed Assets assigned by the Transferor hereunder.
Section 2.3    Intention of the Parties.
(a)    It is the intention of the parties hereto that each of the Contributions made hereunder shall constitute an absolute assignment or transfer from the Transferor to the Transferee under applicable state law and federal bankruptcy law, which transfer is absolute and irrevocable and provides the Transferee with all rights of ownership of the Contributed Assets, and that the beneficial interest and title to the Contributed Assets shall not be property of the Transferor’s estate in the event of the occurrence of an Event of Bankruptcy in respect of the Transferor. Neither the Transferor nor the Transferee intends the transactions contemplated hereunder to be, or for any purpose to be characterized as, loans from the Transferee to the Transferor secured by such property. The absolute assignment or transfer of the Contributed Assets by the Transferor to the Transferee is made without recourse to the Transferor; provided, however, that the Transferor shall be liable to the Transferee for all representations, warranties, indemnities and covenants made by the Transferor with respect to the Transferee pursuant to the terms of this Agreement.
(b)    Notwithstanding paragraph (a) above, if a court of competent jurisdiction were to hold that the contribution of the Contributed Assets hereunder does not constitute a valid contribution or absolute transfer of the Contributed Assets set forth above, but instead constitutes a loan, then the Transferor hereby grants a security interest (within the meaning of Articles 8 and 9 of the UCC as in effect in all applicable jurisdictions) in favor of the Transferee in all of the Transferor’s right, title and interest in, to and under, each of the following, to secure such a loan in the aggregate value of the Contributed Assets:
(i)    the Contributed Assets now owned or hereafter acquired;
(ii)    all proceeds of any guaranties, indemnities, insurance and other agreements or arrangements of whatever character from time to time purporting to secure or otherwise relate to the Contributed Assets; and
(iii)    all products and Proceeds (including, without limitation, insurance proceeds) of, and additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

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The Transferee shall have all the rights, powers and privileges of a secured party under the UCC.
Section 2.4    Assumption of Contractual Obligations. The Transferee hereby acknowledges and agrees that it is assuming all of the Transferor’s continuing obligations under all of the contracts and agreements listed in Schedule 2.4 contributed, assigned or otherwise transferred to it hereunder to the extent permitted by such contracts.
Section 2.5    Consideration. In consideration for the contribution of the Contributed Assets by the Transferor to the Transferee, the Transferor shall receive a membership interest equal to 99.99% of the aggregate capital accounts of all members of the Transferee and an increase in its capital account in the Transferee equal to the value of the Contributed Assets.
ARTICLE III                    CONDITION PRECEDENT
Section 3.1    Condition Precedent to the Agreement. This Agreement is subject to the condition precedent that the Transferee shall have received each of the following, on or before the date hereof, and each in form and substance satisfactory to the Transferee:
(a)    Financing Statements. Copies of the proper financing statements (Form UCC-l) that name the Transferor as the assignor and the Transferee as the assignee of the Contributed Assets, or other similar instruments or documents (excluding any fixture filings), as may be reasonably necessary or, in the Transferee’s opinion, desirable under the UCC for all appropriate jurisdictions or any comparable law of all appropriate jurisdictions to perfect the Transferee’s interest in all Contributed Assets in the jurisdictions in which the Transferor currently conducts its business.
ARTICLE IV             REPRESENTATIONS AND WARRANTIES
Section 4.1    Representations and Warranties of the Transferor. The Transferor hereby represents and warrants that as of the Transfer Date (except for representations and warranties that relate to another specific date only):
(a)    Organization and Good Standing. The Transferor is a limited liability company, duly formed and organized, validly existing and in good standing under the laws of the State of Delaware, and has the power and authority to own its properties and to conduct its business as such properties are currently owned and such business is presently conducted, and has the power, authority and legal right to acquire, own and convey the Contributed Assets.
(b)    Due Authorization; Conflicts. This Agreement and the Related Documents have been fully and properly executed by the parties hereto. The execution, delivery and performance by the Transferor of this Agreement and the Related

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Documents are within the Transferor’s power and authority, have been duly authorized and do not contravene (i) the Transferor’s organizational documents, (ii) any applicable law, order, rule or regulation applicable to the Transferor of any Governmental Authority having jurisdiction over the Transferor or its properties in the United States or (iii) any contractual restriction binding on the Transferor, in the case of clause (ii) or (iii) above, the violation of which could reasonably be expected to have a material adverse effect, and do not result in the creation of any Lien (other than the Liens created under this Agreement and other Permitted Liens) upon or with respect to any of its properties.
(c)    Consents. Except as listed on Schedule 4.1(c) hereto, no authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required for the due execution, delivery and performance by the Transferor of this Agreement and the Related Documents (other than the filing of UCC financing statements against the Transferor in respect of the transactions contemplated herein and any other required filings in connection with the assignment of and security interest in the Contributed Assets).
(d)    Enforceability. This Agreement and the Related Documents are the legal, valid and binding obligation of the Transferor enforceable against the Transferor in accordance with its terms, except as such enforceability may be subject to the effect of any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors’ rights generally or general principles of equity (whether such enforcement is considered in a proceeding in equity or at law).
(e)    No Proceedings. There are no proceedings or investigations pending or, to the knowledge of the Transferor, threatened, before any Governmental Authority having jurisdiction over the Transferor or its properties in the United States: (i) asserting the invalidity of this Agreement or any of the Related Documents to which the Transferor is a party, (ii) seeking to prevent the consummation of any of the transactions contemplated by this Agreement or any of the Related Documents to which the Transferor is a party or (iii) seeking any determination or ruling that could reasonably be expected to have a material adverse effect.
(f)    Solvency. The Transferor is, and after giving effect to the contribution of the Contributed Assets hereunder will be, solvent and able to pay its debts as they come due, and has and will have adequate capital to carry out its business as now conducted or proposed to be conducted.
(g)    No Fraudulent Transfer. The Transferor is not entering into this Agreement and the Related Documents with the intent (whether actual or constructive) to hinder, delay or defraud its present or future creditors and is receiving reasonably equivalent value and fair consideration for the Contributed Assets.
(h)    Contributions. With respect to the Contributed Assets, effective as of the Transfer Date, as follows:

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(i)    Immediately prior to the contribution of the Contributed Assets, the Transferor owned full legal and equitable title to the Contributed Assets, free and clear of any Lien (other than Permitted Liens) and immediately after the transfer and assignment thereof hereunder, the Transferee will have full legal and equitable title to or, with respect to leased equipment and computer hardware and software, the right to use, the Contributed Assets free and clear of any Lien (other than Permitted Liens);
(ii)    None of the Contributed Assets have been sold, transferred, assigned or pledged (other than in connection with Permitted Liens), in whole or in part, by the Transferor to any Person other than to the Transferee, as the case may be;
(iii)    The Transferor holds full fee simple title to the Contributed Real Estate Assets, free and clear of any Lien (other than Permitted Liens) and the Transferee will have full fee simple title to the real property comprising each Contributed Real Estate Asset owned by it, in each case free and clear of any Lien (other than Permitted Liens);
(iv)     All material certifications, permits, licenses and approvals, including without limitation, certificates of completion and occupancy permits required to be obtained by the Transferor for the legal use, occupancy and operation of each Hydro Facility by the Transferor have been obtained and are in full force and effect except where, individually or in the aggregate, could not be reasonably expected to have a material adverse effect.
(i)    Pre-Transfer Date Liabilities. No Pre-Transfer Date Liabilities exist with respect to any of the Contributed Assets.
Section 4.2    Representations and Warranties of the Transferee. The Transferee represents and warrants that as of the Transfer Date:
(a)    Organization and Good Standing. The Transferee is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware and has full power and authority to own its properties and conduct its business as presently owned or conducted and to execute, deliver and perform its obligations under this Agreement and the Related Documents.
(b)    Due Authorization; Conflicts. The execution, delivery and performance by the Transferee of this Agreement and the Related Documents are within the Transferee’s power, have been duly authorized by all necessary action, and do not contravene (i) the Transferee’s organizational documents or (ii) any applicable law, order, rule or regulation applicable to the Transferee of any Governmental Authority having jurisdiction over the Transferee or its properties in the United States or (iii) any

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contractual restrictions binding on the Transferee, in the case of clause (ii) or (iii) above, the violation of which could reasonably be expected to have a material adverse effect.
(c)    Enforceability. This Agreement and the Related Documents are the legal, valid and binding obligation of the Transferee enforceable against the Transferee in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally or general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law).
ARTICLE V                     GENERAL COVENANTS OF THE TRANSFEROR
Section 5.1    Affirmative Covenants of the Transferor. At all times from the Transfer Date, unless the Transferee shall otherwise consent in writing:
(a)    UCC Filings. The Transferor shall file and maintain in effect all UCC filings, and shall take such other actions (except fixture filings) as may be necessary to perfect or otherwise protect the validity of the Transferee’s interest in the Contributed Assets. The Transferor will not change its location (within the meaning of Sections 9-301 and 9-307 of the applicable UCC) or its legal name without at least thirty (30) days’ prior written notice to the Transferee. In the event that the Transferor desires to so change its location or change its legal name, the Transferor will make any required filings and prior to actually changing its location or its legal name the Transferor will deliver to the Transferee copies of all such required filings with the filing information duly noted thereon by the office in which such filings were made.
ARTICLE VI                 ADMINISTRATION
Section 6.1    Grant of Power of Attorney. To the fullest extent permitted by applicable law, the Transferor hereby authorizes the Transferee and its assignees, and gives the Transferee and its assignees its irrevocable power of attorney, with full power of substitution, which authorization shall be coupled with an interest, to take any and all steps in the Transferor’s name and on behalf of the Transferor that are necessary or desirable in the reasonable determination of the Transferee and its assignees to assign, transfer, endorse, negotiate, deposit or otherwise realize on any Contributed Asset or any writing of any kind in connection with any Contributed Asset.
Section 6.2    Further Action Evidencing Contribution. The Transferor agrees that at any time and from time to time, at its expense, it will promptly execute and deliver all further instruments and documents, and take all further actions, that may be reasonably necessary to evidence, record, perfect, protect or more fully evidence the Transferee’s and its assignees’ interests in the Contributed Assets or to enable the Transferee and/or its assignees (or any agent or designee of any of the foregoing) to exercise or enforce any of their respective rights hereunder. The Transferor hereby

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irrevocably authorizes the filing or recording in any filing office in any applicable jurisdiction of financing statements (including financing statements describing the collateral as “all assets” of the debtor or words of similar effect) and other UCC filing or recording documents or instruments with respect to the Contributed Assets and the other collateral described in Sections 2.3(b)(i) through (iii).
ARTICLE VII             MISCELLANEOUS
Section 7.1    Indemnification.
(a)    The Transferor agrees to indemnify and hold the Transferee harmless against all claims, losses, penalties, fines, forfeitures, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses, including reasonable and documented fees, out-of-pocket charges and disbursements of counsel (other than the allocated costs of in-house counsel), that any of them may incur as a result of (i) the failure of the Transferor to perform or observe its obligations under this Agreement, (ii) the transfer by the Transferor of any interest in any of the Contributed Assets to any Person other than the Transferee except for any such transfer that constitutes a Permitted Lien, (iii) the breach by the Transferor of any representation or warranty under this Agreement, or (iv) the Transferor’s bad faith, negligence or willful misconduct in the performance of its duties under this Agreement; provided, however, that the Transferor shall have no obligation of indemnity to the Transferee to the extent any such claims, losses, penalties, fines, forfeitures, liabilities, obligations, damages, actions, suits and related costs and judgments and other costs, fees and reasonable expenses are caused by the bad faith, gross negligence, willful misconduct, or material breach of this Agreement by the Transferee; and provided, further, that in no event shall the foregoing constitute recourse for the economic performance of the Contributed Assets except as the same may be affected by any breach of any representation or warranty of Verso Androscoggin made herein. In the event the Transferor is required to make an indemnification payment pursuant to this Section 7.1(a), the Transferor shall promptly pay such indemnification payment directly to the Transferee.
(b)    If the Transferee proposes to assert the right to be indemnified under this Section 7.1, it shall promptly, after receipt of notice of the commencement of any action, suit or proceeding against such party in respect of which a claim is to be made against the Transferor under such sections, notify the Transferor of the commencement of such action, suit or proceeding, enclosing a copy of all papers served. In the event that any action, suit or proceeding shall be brought against the Transferee, it shall notify the Transferor of the commencement thereof and the Transferor shall be entitled to participate in, and to the extent that it shall wish, to assume the defense thereof, with its counsel reasonably satisfactory to the Transferee, and after notice from the Transferor to the Transferee of its election to assume the defense thereof, the Transferor shall not be liable to the Transferee for any legal expenses subsequently incurred by the Transferee in connection with the defense thereof; provided that the Transferor shall not enter into any

11

settlement with respect to any claim or proceeding unless such settlement includes a release of the Transferee from all liability on claims that are the subject matter of such settlement; and provided, further, that the Transferee shall have the right to employ its own counsel in any such action the defense of which is assumed by the Transferor in accordance with this Section 7.1(b), but the fees and expenses of such counsel shall be at the expense of the Transferee unless (i) the employment of counsel by the Transferee has been specifically authorized by the Transferor, (ii) the Transferor is advised in writing by counsel to the Transferee that joint representation would give rise to a conflict of interest between the Transferee’s position and the position of the Transferor in respect of the defense of the claim, (iii) the Transferor shall have failed within a reasonable period of time to assume the defense of such action or proceeding and employ counsel reasonably satisfactory to the Transferee in any such action or proceeding or (iv) the named parties to any such action or proceeding (including any impleaded parties) include both the Transferee and the Transferor, and the Transferee shall have been advised by counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the Transferor (in which case, the Transferee notifies the Transferor in writing that it elects to employ separate counsel at the expense of the Transferor, the reasonable fees and expenses of the Transferee’s counsel shall be borne by the Transferor and the Transferor shall not have the right to assume the defense of such action or proceeding on behalf of the Transferee, it being understood, however, that the Transferor shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys at any time for the Transferee. The provisions of this Section 7.1 shall survive the termination of this Agreement. Notwithstanding anything in this Section 7.1 to the contrary, any delay or failure by the Transferee in providing the Transferor with notice of any action shall not relieve the Transferor of its indemnification obligations except to the extent the Transferor is materially prejudiced by such delay or failure of notice.
Section 7.2    Waivers; Amendments. No failure or delay on the part of the Transferee or the Transferor, or any assignee thereof, in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law. Any provision of this Agreement may be amended or waived only if such amendment or waiver is executed by the parties hereto in writing.
Section 7.3    Notices, Etc. Any notice herein required or permitted to be given will be given in writing and may be delivered personally to any officer of the Transferor or the Transferee, or as appropriate, by express courier, registered or certified mail (postage and fees prepaid, with return receipt requested), or by facsimile transmission to the address set forth below. Either party may from time to time specify or change the address for such notice by giving written notice thereof to the other party in the manner provided in this Section 7.3. A notice will be deemed given three (3) days

12

after deposit if by express courier, five (5) days after deposit if by regular mail or upon transmission (with conformation of receipt) if by telecopier.

If to Transferor: VERSO ANDROSCOGGIN LLC, 6775 Lenox Center Court, Suite 400, Memphis, TN 38115-4436

If to Transferee: VERSO ANDROSCOGGIN POWER LLC, 6775 Lenox Center Court, Suite 400, Memphis, TN 38115-4436

Section 7.4    Effectiveness; Binding Effect; Assignability. This Agreement shall become effective on the Transfer Date and shall, from and after such date, be binding upon and inure to the benefit of the Transferor and the Transferee and their respective successors and assignees. The Transferor may not assign or delegate any of its duties hereunder without the prior written consent of the Transferee. No provision of this Agreement shall in any manner restrict the ability of the Transferee (or any Person claiming by or through the Transferee as an assignee of the Transferee) to assign, participate, grant security interests in or otherwise transfer any of its rights or remedies hereunder.
Section 7.5    GOVERNING LAW; WAIVER OF JURY TRIAL.
(A)    THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CHOICE OF LAW RULES (OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW).
(B)    THE PARTIES HERETO EACH HEREBY WAIVES ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATING TO OR INCIDENTAL TO THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.
(C)    THE PARTIES HERETO EACH HEREBY IRREVOCABLY SUBMITS (TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW) TO THE EXCLUSIVE JURISDICTION OF ANY NEW YORK STATE OR FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN, NEW YORK CITY, STATE OF NEW YORK, OVER ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY RELATED DOCUMENTS, AND THE PARTIES HERETO HEREBY IRREVOCABLY AGREE THAT ALL CLAIMS IN RESPECT OF SUCH ACTION OR PROCEEDING SHALL BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR FEDERAL COURT. THE PARTIES HERETO EACH HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION EACH MAY NOW OR HEREAFTER HAVE, TO REMOVE ANY SUCH ACTION OR

13

PROCEEDING, ONCE COMMENCED, TO ANOTHER COURT ON THE GROUNDS OF FORUM NON CONVENIENS OR OTHERWISE.
(D)    EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.3. NOTHING IN THIS AGREEMENT SHALL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.
Section 7.6    Execution in Counterparts; Severability. This Agreement may be executed by the parties hereto in several counterparts (including by facsimile or other electronic means of communication), each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute but one and the same agreement. If one or more of the provisions of this Agreement shall be for any reason whatever held invalid or unenforceable, such provisions shall be deemed severable from the remaining covenants, agreements and provisions of this Agreement and such invalidity or unenforceability shall in no way affect the validity or enforceability of such remaining provisions, or the rights of any parties hereto. To the extent permitted by law, the parties hereto waive any provision of law that renders any provision of this Agreement invalid or unenforceable in any respect.
Section 7.7    Entire Agreement. This Agreement, together with the Related Documents, constitute the entire agreement and understanding among the parties with respect to the subject matter hereof. Any previous agreement among the parties with respect to the subject matter hereof is superseded by this Agreement and the Related Documents.
Section 7.8    Limitations on Liability. None of the officers, employees, agents, shareholders, members, directors or managers, as applicable, of or in the Transferee or the Transferor, past, present or future, shall be under any liability to the Transferor or the Transferee, as applicable, any of their successors or assignees, or any other Person for any action taken or for refraining from the taking of any action in such capacities or otherwise pursuant to this Agreement or for any obligation or covenant under this Agreement, it being understood that this Agreement and the obligations created hereunder shall be, to the fullest extent permitted under applicable law, with respect to the Transferor, solely the limited liability company obligation of the Transferor and with respect to the Transferee, solely the limited liability company obligation of the Transferee.
[REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
VERSO ANDROSCOGGIN LLC,
as Transferor
By:
Name:
Title:
VERSO ANDROSCOGGIN POWER LLC,
as Transferee
By:
Name:
Title:

Signature Page to Contribution Agreement

SCHEDULE 1.1(a)

List of contracts, agreements and purchase orders necessary for the operation of the Hydro Facilities

Schedules to Contribution Agreement

SCHEDULE 1.1(b)

Contributed Real Estate Assets

Schedules to Contribution Agreement

SCHEDULE 1.1(c)

Permitted Liens
None.

Schedules to Contribution Agreement

SCHEDULE 2.4

Contractual Obligations

Schedules to Contribution Agreement

SCHEDULE 4.1(c)

List of Authorization, Approvals, Other Action by, and Notices or Filings with any Governmental Authority

1.    FERC – Order Approving Transfer of Licenses re Riley-Jay-Livermore Project and Otis Hydroelectric Project (P-2375, P-8277)
2.    FERC – Order Authorizing Disposition of Jurisdictional Facilities under Section 203 of the Federal Power Act (EC 14-48)
3.    MEDEP – Notice of Intent (“NOI”) to File Transfer Applications for Hydropower Projects (Jay, Riley, Livermore & Otis) for the following permits/certifications/licenses:
A. Maine Waterway Development & Conservation Act Permit(s)
B. Water Quality Certification(s)
C. Maine Pollutant Discharge Elimination System (MEPDES) Permits and Maine Waste Discharge Licenses (WDL)
4.    Order Approving Transfer of MEDEP Permit(s) and/or Licenses and/or Certification(s) for Hydropower Projects (Jay, Riley, Livermore & Otis)
5.    Army Corps - Transfer notice letter for Army Corps permits (if applicable) for Hydropower Projects (Jay, Riley, Livermore & Otis)
6.    Army Corps - Order Approving Transfer of Army Corps Permits for Hydropower Projects (Jay, Riley, Livermore & Otis)
7.    Notice to FERC - Acknowledgment of Verso Power’s Acceptance of License Transfer re Riley-Jay-Livermore Project and Otis Hydroelectric Project (P-2375, P-8277) together with filing of a certified copy of the recorded deed evidencing transfer of the Hydroelectric Projects
8.    FERC - Notice of Consummation (EC14-48)

Schedules to Contribution Agreement

EXHIBIT J

ASSIGNMENT OF MEMBERSHIP INTERESTS
This ASSIGNMENT OF MEMBERSHIP INTERESTS (the “Assignment”) dated as of , 2014 by and between VERSO ANDROSCOGGIN LLC (“Assignor”) and VERSO PAPER LLC (“Assignee”).
WITNESSETH:
WHEREAS, Assignor is the beneficial owner of a membership interest equal to 99.99% of the aggregate capital accounts (“Assigned Ownership Interest”) of all members of Verso Androscoggin Power LLC, a Delaware limited liability company;
WHEREAS, Assignor desires to assign and transfer to Assignee the Assigned Ownership Interest; and
WHEREAS, Assignee desires to assume all of Assignor’s rights and obligations in the Assigned Ownership Interest.
NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, and other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the parties do hereby agree as follows:
1.Assignment and Assumption. Assignor hereby assigns, sells, transfers and sets over (collectively, the “Assignment”) to Assignee all of Assignor’s right title, benefit, privileges and interest in and to, and all of Assignor’s burdens, obligations and liabilities in connection with the Assigned Ownership Interest. Assignee hereby accepts the Assignment and assumes and agrees to observe and perform all of the duties, obligations, terms provisions and covenants, and to pay and discharge all of the obligations and liabilities of Assignor to be observed, performed, paid or discharged in connection with the Assigned Ownership Interest.
2.Further Action. Each of the parties hereto covenants and agrees, at its own expense, to execute and deliver, at the request of the other party hereto, such further instruments of transfer and assignment and to take such other action as such other party may reasonably request to more effectively consummate the transactions contemplated by this Assignment.
3.GOVERNING LAW. THIS ASSIGNMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUSIVE OF THE CONFLICTS OF LAW PROVISIONS THEREOF).

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the date first above written.

ASSIGNOR:
VERSO ANDROSCOGGIN LLC

By: __________________________
Name:
Title:

ASSIGNEE:
VERSO PAPER LLC

By: __________________________
Name:
Title:

ACKNOWLEDGEMENT AND CONSENT
, 2014
The undersigned hereby acknowledges receipt of a copy of the Assignment of Membership Interests dated as of , 2014 (the “Assignment”), made by and between Verso Androscoggin LLC and Verso Paper LLC. The undersigned consents to, agrees to and acknowledges the Assignment of the Assigned Ownership Interest by Verso Androscoggin LLC to Verso Paper LLC pursuant to the terms of the Assignment. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Assignment. Delivery of this Acknowledgement and Consent by facsimile transmission (or other electronic transmission (e.g., a “pdf” or “tif”) shall be as effective as delivery of a manually signed original.
[Signature on the following page]

IN WITNESS WHEREOF, the undersigned has duly executed this acknowledgment and consent as of the date first written above.
VERSO ANDROSCOGGIN POWER LLC

By:
Name:
Title:
Address for Notices:

EXHIBIT K

CONTRIBUTION AGREEMENT
THIS CONTRIBUTION AGREEMENT (this “Agreement”) is made and entered into as of , 2014, by and between Verso Paper LLC, a Delaware limited liability company (the “Contributor”), and Verso Maine Power Holdings LLC, a Delaware limited liability company and a wholly-owned subsidiary of the Contributor (the “Company”).
WHEREAS, the Contributor is the beneficial owner of a membership interest equal to 99.99% of the aggregate capital accounts (the “Contributed Ownership Interest”) of all members of Verso Androscoggin Power LLC, a Delaware limited liability company (“VAP”); and
WHEREAS, upon the terms and subject to the conditions of this Agreement, the Contributor desires to contribute all of its right, title and interest in and to the Contributed Ownership Interest as a capital contribution to the Company in return for an increase in the Contributor’s capital account in the Company;
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Contributor and the Company hereby agree as follows:
1.Contribution. The Contributor hereby contributes, assigns, transfers, conveys and delivers to the Company, as a capital contribution, all of the Contributor’s right, title and interest in and to the Contributed Ownership Interest (collectively, the “Transfer”), on an “as is, where is” basis in return for an increase in the Contributor’s capital account in the Company and the Company hereby accepts the Contributed Ownership Interest as a capital contribution.
2.Representations and Warranties of the Contributor.
(a)Organization of Contributor. The Contributor is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)Authority. The Contributor has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Contributor has obtained all necessary limited liability company approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Contributor and (assuming due authorization, execution and delivery by the Company) shall constitute the Contributor's legal, valid and binding obligation, enforceable against it in accordance with its terms.
(c)Ownership and Transfer of Assets. Immediately prior to the contribution of the Contributed Ownership Interest, the Contributor owned valid, good and marketable title to the Contributed Ownership Interest, free and clear of any lien and

2

immediately after the transfer and assignment thereof hereunder, the Company will have valid, good and marketable title to the Contributed Ownership Interest free and clear of any lien. The Contributor has the unrestricted right to contribute, sell, transfer, assign, convey and deliver to Company all right, title and interest in and to the Contributed Ownership Interests without penalty or other adverse consequences.
3.Representations and Warranties of the Company.
(a)    Organization of the Company. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.
(b)    Authority. The Company has all requisite power and authority to execute and deliver this Agreement, to carry out its obligations hereunder, and to consummate the transactions contemplated hereby. The Company has obtained all necessary limited liability company approvals for the execution and delivery of this Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and (assuming due authorization, execution and delivery by the Contributor) shall constitute the Company’s legal, valid and binding obligation, enforceable against it in accordance with its terms.
4.No Other Representations and Warranties. Except as otherwise provided for in Section 2 above, the Company hereby acknowledges and agrees that the Contributor makes no representation or warranty as to VAP whatsoever, including no warranty as to merchantability or fitness for any particular purpose with respect to any of the assets or liabilities thereof, and, in that respect, the Contributed Ownership Interest is being transferred and assumed on an “as is, where is” basis.
5.Further Assurances. Each of the parties hereto agrees, without any further consideration, to execute and deliver such other documents and to take such other actions as the other may reasonably request in order to effectuate the purposes of this Agreement and to consummate the actions contemplated hereby.
6.Entire Agreement. This Agreement and any other collateral agreements executed in connection with the consummation of the transactions contemplated hereby contain the entire agreement among the parties with respect to the matters contemplated hereby and supersede all prior agreements, written or oral, with respect thereto.
7.Binding Effect; Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. This Agreement is not assignable by either party without the prior written consent of the other party.
8.No Third Party Beneficiaries. No provision of this Agreement is intended to, or shall, confer any third party beneficiary or other rights or remedies upon any person other than the parties hereto.

3

9.Waivers and Amendments. This Agreement may be amended, superseded, canceled, renewed or extended, and the terms hereof may be waived, only by a written instrument signed by the Contributor and the Company or, in the case of a waiver, by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any such right, power or privilege, nor any single or partial exercise of any such right, power or privilege, preclude any further exercise thereof or the exercise of any other such right, power or privilege.
10.Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be valid, legal and enforceable under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality or enforceability of the other provisions hereof shall not be affected thereby, and there shall be deemed substituted for the provision at issue a valid, legal and enforceable provision as similar as possible to the provision at issue.
11.Waiver of Jury Trial. Each party hereto hereby waives, to the fullest extent permitted by law, any right to trial by jury of any claim, demand, action, or cause of action (a) arising under this Agreement or (b) in any way connected with or related or incidental to the dealings of the parties hereto in respect of this Agreement or any of the transactions related hereto, in each case, whether now existing or hereafter arising, and whether in contract, tort, equity, or otherwise. Each party hereto hereby further agrees and consents that any such claim, demand, action, or cause of action shall be decided by court trial without a jury and that the parties hereto may file a copy of this Agreement with any court as written evidence of the consent of the parties hereto to the waiver of their right to trial by jury.
12.Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to conflict of law principles thereof.
13.Submission to Jurisdiction; Service. Each party hereto (on behalf of itself and its affiliates) (a) irrevocably and unconditionally submits to the personal jurisdiction of the state and federal courts located in the State of New York, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (c) agrees that any actions or proceedings arising in connection with this Agreement or the transactions contemplated by this Agreement shall be brought, tried and determined only in the state or federal courts located in the State of New York, (d) waives any claim of improper venue or any claim that those courts are an inconvenient forum and (e) agrees that it will not (and will not permit any of its affiliates to) bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than the aforesaid courts. Notwithstanding the foregoing, nothing herein shall prevent or limit either party hereto from seeking to enforce any judgment of the foregoing courts in any court of competent jurisdiction.
14.Counterparts. This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original,

4

but all such counterparts together shall constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all, of the parties hereto.
[Remainder of page intentionally left blank]

IN WITNESS WHEREOF, the Contributor and the Company have executed this Agreement as of the day and year first above written.

CONTRIBUTOR:
VERSO PAPER LLC

By: __________________________
Name:
Title:

COMPANY:
VERSO MAINE POWER HOLDINGS LLC

By: ___________________________
Name:
Title:

[Signature Page to Contribution Agreement – VP to VMPH]

ACKNOWLEDGEMENT AND CONSENT
, 2014
The undersigned hereby acknowledges receipt of a copy of the Contribution Agreement dated as of , 2014 (the “Contribution Agreement”), made by and between Verso Paper LLC and Verso Maine Power Holdings LLC. The undersigned consents to, agrees to and acknowledges the Transfer of the Contributed Ownership Interest by Verso Paper LLC to Verso Maine Power Holdings LLC pursuant to the terms of the Contribution Agreement. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Contribution Agreement. Delivery of this Acknowledgement and Consent by facsimile transmission (or other electronic transmission (e.g., a “pdf” or “tif”) shall be as effective as delivery of a manually signed original.
[Signature on the following page]

IN WITNESS WHEREOF, the undersigned has duly executed this acknowledgement and consent as of the date first written above.
VERSO ANDROSCOGGIN POWER LLC

By:
Name:
Title:
Address for Notices:

[Signature Page to Acknowledgment of Contribution Agreement – VP to VMPH]

EXECUTION VERSION

SCHEDULES TO

$40,000,000

CREDIT AGREEMENT
Dated as of May 5, 2014,

Among

VERSO MAINE POWER HOLDINGS LLC,
as Holdings,

VERSO ANDROSCOGGIN POWER LLC

and

BARCLAYS BANK PLC
as Administrative Agent and as Collateral Agent

NOTE: ALL CAPITALIZED TERMS USED BUT NOT DEFINED HEREIN HAVE THE MEANINGS ASCRIBED THERETO IN THE CREDIT AGREEMENT.

SCHEDULE 1.01A
MORTGAGED PROPERTIES

No.	Property Description	State	Town or City / County	Owner
1 2 3 4	Hydroelectric Facility – Jay Hydroelectric Facility – Livermore Hydroelectric Facility – Otis Hydroelectric Facility – Riley	Maine Maine Maine Maine	Jay Livermore and Livermore Falls Jay Jay	Verso Androscoggin Power LLC

SCHEDULE 2.01
COMMITMENTS

Lender Name	Revolving Facility Commitments
Barclays Bank PLC	$20,000,000
Credit Suisse AG, Cayman Islands Branch	$20,000,000
Total	$40,000,000

SCHEDULE 3.04
GOVERNMENTAL APPROVALS
1.    Verso Androscoggin LLC, et al., Docket No. EC14-48-000, 146 FERC ¶ 62,189 (2014) (FERC order granting authorization under Federal Power Act section 203):
2.    Verso Androscoggin LLC, et al., Docket No. P-2375-101, et al., 146 FERC ¶ 62,156 (2014) (FERC order approving transfer of Verso Androscoggin hydroelectric licenses);
3.    Verso Androscoggin Power LLC, Docket No. ER14-1153-000 (Mar. 13, 2014) (unpublished letter order) (FERC order accepting Verso Androscoggin Power’s market-based rate tariff);
4.    Verso Androscoggin Power LLC, FERC Form 556, Docket No. QF84-492-002 (filed May 5, 2014); and
5.    Verso Androscoggin Power LLC, FERC Form 556, Docket No. QF83-195-002 (filed May 5, 2014).

SCHEDULE 3.07(b)
POSSESSION UNDER LEASES
None.

SCHEDULE 3.08(a)
SUBSIDIARIES

Subsidiary	Jurisdiction of Organization	Percentage of Equity Interest
VERSO ANDROSCOGGIN POWER LLC	Delaware (LLC)	100% owned by Holdings
VERSO BUCKSPORT POWER LLC	Delaware (LLC)	100% owned by Holdings

SCHEDULE 3.18
REAL PROPERTY

Owned Real Property

No.	Property Description	State	Town or City / County	Owner
1 2 3 4	Hydroelectric Facility – Jay Hydroelectric Facility – Livermore Hydroelectric Facility – Otis Hydroelectric Facility – Riley	Maine Maine Maine Maine	Jay Livermore and Livermore Falls Jay Jay	Verso Androscoggin Power LLC

Leased Real Property
None.

SCHEDULE 3.21
INSURANCE

Coverage	Policy Number	Carrier	Expiration Date
Worker's Compensation	WC015630567 WC015630568 WC015630569	Chartis	August 1, 2014
Commercial General Liability	GL5302645	Chartis	August 1, 2014
Commercial General Liability - Time Element Pollution	GL5302646	Chartis	August 1, 2014
Commercial Automobile Liability	CA6403873 CA6403874	Chartis	August 1, 2014
Umbrella Liability (Lead)	20562218	Chartis	August 1, 2014
Excess Liability 25M xs 50M	ZUP11P3888113	Travelers	August 1, 2014
Excess Liability 25M xs 75M	EXC4647567	Great American	August 1, 2014
Excess Liability 50M xs 100M	MAXA3C3000008/NY13EXR7597	Alterra and Navigators	August 1, 2014
Property	XH210	Factory Mutual Insurance Company	August 1, 2015
Directors & Officers Liability	DOC9327077-00	Zurich	October 1, 2014
Excess Directors & Officers Liability	14236489	National Union Fire Insurance Company of Pittsburgh	October 1, 2014
Excess Directors & Officers Liability	MNN776850/01/2013	Axis	October 1, 2014
Excess Directors & Officers Liability	106000744	Travelers	October 1, 2014
Excess Directors & Officers Liability	0307-5372	Allied World National Assurance	October 1, 2014
Side A DIC Directors & Officers Liability	ACX10004244500	Endurance	October 1, 2014
Fiduciary Liability	01-425-07-80	National Union Fire Insurance Company of Pittsburgh	October 1, 2014
Commercial Crime	45053734	National Union Fire Insurance Company of Pittsburgh	October 1, 2014
Kidnap/Ransom	21419923	National Union Fire Insurance Company of Pittsburgh	October 1, 2014
Employment Practice Liability	14250995	National Union Fire Insurance Company of Pittsburgh	October 1, 2014
Excess Employment Practice Liability	MNN776862/01/2013	Axis	October 1, 2014

SCHEDULE 6.01
EXISTING INDEBTEDNESS

None.

SCHEDULE 6.02(a)
EXISTING LIENS

None.

SCHEDULE 6.07
TRANSACTIONS WITH AFFILIATES
None.

SCHEDULE 10.01
NOTICE INFORMATION

Administrative Agent and Collateral Agent:

If to the Administrative Agent (for compliance matters):
Barclays Bank PLC
745 Seventh Avenue
New York, NY 10019
Attention: Marguerite Sutton
Facsimile: (212) 526-5115
Telephone: (212) 320-0152
Email: marguerite.sutton@barclays.com

If to the Administrative Agent (for operational notices, borrowings, interest election, etc.):
Barclays Bank PLC
1301 Sixth Avenue
New York, NY 10019
Attention: Edward Pan
Facsimile: (917) 522-0569
Telephone: (212) 320-0152
Email: xraUSLoanOps5@barclays.com / ed.pan@barclays.com

Borrower:
Verso Androscoggin Power LLC
6775 Lenox Center Court
Suite 400
Memphis, TN 38115-4436
Attention: Robert P. Mundy
Telephone: (901) 369-4185
Facsimile: (901) 369-4197
With copies to:
Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Gregory Ezring, Esq.
Telephone: (212) 373-3458
Facsimile: (212) 492-0458